Exhibit 10.4

Execution Version

SEVENTH AMENDMENT AND WAIVER

TO NOTE PURCHASE AND GUARANTEE AGREEMENT

This Seventh Amendment and Waiver to Note Purchase and Guarantee Agreement (this “Amendment”), dated as of August 9, 2017, is made by and among CHICAGO BRIDGE & IRON COMPANY (DELAWARE), a Delaware corporation (the “Company”), CHICAGO BRIDGE & IRON COMPANY N.V., a corporation incorporated under the laws of The Netherlands (the “Parent Guarantor” and, together with the Company, the “Obligors”), each of the Subsidiary Guarantors set forth on the signature pages to this Amendment and each of the holders of the Notes (as defined below) set forth on the signature pages to this Amendment (collectively, the “Noteholders”).

RECITALS:

A.    The Obligors and each of the Noteholders have heretofore entered into the Note Purchase and Guarantee Agreement dated as of December 27, 2012 (as amended from time to time prior to the date hereof, the “Existing Note Purchase Agreement” and as amended by this Amendment and as may be further amended, amended and restated, supplemented or otherwise modified, the “Note Purchase Agreement”), pursuant to which the Company issued (i) U.S. $150,000,000 aggregate principal amount of its 4.15% Senior Notes, Series A, due December 27, 2017, (ii) U.S. $225,000,000 aggregate principal amount of its 4.57% Senior Notes, Series B, due December 27, 2019, (iii) U.S. $275,000,000 aggregate principal amount of its 5.15% Senior Notes, Series C, due December 27, 2022 and (iv) U.S. $150,000,000 aggregate principal amount of its 5.30% Senior Notes, Series D, due December 27, 2024 (as amended from time to time prior to the date hereof, the “Existing Notes” and as amended and restated pursuant to this Amendment and as may be further amended, amended and restated, supplemented or otherwise modified, the “Notes”).

B.    Pursuant to that certain Sixth Amendment and Waiver to Note Purchase and Guarantee Agreement, dated as of May 8, 2017, by and among the Obligors and the Noteholders, the applicable rate of interest on the Existing Notes was increased by an amount equal to 0.50% per annum effective as of the Sixth Amendment Effective Date.

C.    The Obligors have notified the Noteholders that certain Defaults or Events of Default have occurred and are continuing under the Existing Note Purchase Agreement.

D.    The Obligors have requested that the Noteholders agree to amend certain provisions of the Existing Note Purchase Agreement and the Existing Notes and waive the existing Defaults and Events of Default.

E.    The Required Holders are willing to amend the Existing Note Purchase Agreement and the Existing Notes and waive the existing Defaults and Events of Default pursuant to the terms and conditions set forth herein.

F.    Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement, as amended hereby, unless herein defined or the context shall otherwise require.

G.    All requirements of law have been fully complied with and all other acts and things necessary to make this Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

NOW, THEREFORE, the Obligors and the requisite Noteholders, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

SECTION 1. DEFINITIONS.

As used herein, the following terms have the respective meanings set forth below:

“Curaçao Note Party” shall mean each Subsidiary Guarantor organized under the laws of Curaçao.

“Dutch Collateral” shall mean and include all “Collateral” (or any similarly defined term) as defined in the Dutch Security Instruments.

“Dutch Note Party” means each Subsidiary Guarantor organized under the laws of The Netherlands.

“Dutch Security Agreement” shall mean each of the security documents expressed to be governed by the laws of The Netherlands (as modified, supplemented, amended or amended and restated from time to time) covering certain of each Dutch Note Party’s present and future Dutch Collateral.

“Dutch Security Instruments” shall mean the Dutch Security Agreements and all other agreements (including control agreements), notices of security interest, instruments, joinders thereto, supplements thereto, and other documents, whether now existing or hereafter in effect, pursuant to which a Dutch Note Party shall grant or convey to the Collateral Agent or the holders of Notes a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the obligations under the Note Purchase Agreement or any other obligation under any Financing Agreement, as any of them has been or may be amended, amended and restated, modified or supplemented from time to time.

“Flood Hazard Property” means any Mortgaged Property that is in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.

“Liechtenstein Note Party” shall mean each Subsidiary Guarantor organized under the laws of Liechtenstein.

“UK Collateral” shall mean and include all “Collateral” (or any similarly defined term) as defined in the UK Security Instruments.

“UK Note Party” shall mean each Subsidiary Guarantor organized under the laws of England.

“UK Security Agreement” shall mean each of the security documents expressed to be governed by the laws of England (as modified, supplemented, amended or amended and restated from time to time) covering certain of each UK Note Party’s present and future UK Collateral.

“UK Security Instruments” shall mean the UK Security Agreements and all other agreements (including control agreements), notices of security interest, instruments, joinders thereto, supplements thereto, and other documents, whether now existing or hereafter in effect, pursuant to which a UK Note Party shall grant or convey to the Collateral Agent or the holders of Notes a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the obligations under the Note Purchase Agreement or any other obligation under any Financing Agreement, as any of them has been or may be amended, amended and restated, modified or supplemented from time to time.

“U.S. Collateral” shall mean and include all “Collateral” (or any similarly defined term) as defined in any of the U.S. Security Instruments.

“U.S. Security Instruments” means, collectively, the U.S. Security Agreement, the Mortgages, and all other agreements (including control agreements), notices of security interest, instruments, joinders thereto, supplements thereto, Pledge Supplements (as defined in the U.S. Security Agreement) and other documents, whether now existing or hereafter in effect, pursuant to which a U.S. Note Party shall grant or convey to the Collateral Agent or the holders of Notes a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the obligations under the Note Purchase Agreement or any other obligation under any Financing Agreement, as any of them has been or may be amended, amended and restated, modified or supplemented from time to time.

SECTION 2. AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT; AMENDMENT AND RESTATEMENT OF EXISTING NOTES.

(a)    Amendments to Existing Note Purchase Agreement. Subject to the terms and conditions set forth herein, effective as of the Seventh Amendment Effective Date, the Existing Note Purchase Agreement (exclusive of Schedules and Exhibits thereto, unless expressly provided herein) shall be amended such that, after giving effect to all such amendments, it shall read in its entirety as set forth on Annex I attached hereto.

(b)    Amendments to Exhibits to Existing Note Purchase Agreement. Subject to the terms and conditions set forth herein, effective as of the Seventh Amendment Effective Date:

(i)    Exhibit 1 to the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as set forth on Annex II attached hereto.

(ii)    The Existing Note Purchase Agreement is hereby amended by inserting a new Schedule 10.10(b) (Permitted Existing Indebtedness) thereto in the form of Annex III attached hereto.

(iii)    The Existing Note Purchase Agreement is hereby amended by inserting a new Schedule 10.11(b) (Permitted Existing Investments) thereto in the form of Annex IV attached hereto.

(iv)    The Existing Note Purchase Agreement is hereby amended by inserting a new Schedule 10.11(g) (Permitted Existing J/V Investments) thereto in the form of Annex V attached hereto.

(v)    The Existing Note Purchase Agreement is hereby amended by inserting a new Schedule 10.12 (Permitted Existing Contingent Obligations) thereto in the form of Annex VI attached hereto.

(vi)    The Existing Note Purchase Agreement is hereby amended by inserting a new Schedule C (Material Subsidiaries) thereto in the form of Annex IX attached hereto.

(c)    Amendment and Restatement of Existing Notes. Subject to the terms and conditions set forth herein, effective as of the Seventh Amendment Effective Date:

(i)     (A) the applicable rate of interest stated in clauses (a) and (b)(i) of the first paragraph of each of the Existing Notes shall be increased by an amount equal to 2.50% per annum (the “Coupon Bump”) from (1) 4.65% per annum to 7.15% per annum with respect to the Series A Notes, (2) 5.07% per annum to 7.57% per annum with respect to the Series B Notes, (3) 5.65% per annum to 8.15% per annum with respect to the Series C Notes and (4) 5.80% per annum to 8.30% per annum with respect to the Series D Notes, (B) all references to the existing coupon rate applicable to the Existing Notes in the Existing Note Purchase Agreement and the Existing Notes shall be increased by an amount equal to the Coupon Bump and (C) the Default Rate applicable to the Notes shall be the greater of (x) 2.0% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its “base” or “prime” rate or (y)(1) in the case of the Series A Notes, 9.15% per annum, (2) in the case of the Series B Notes, 9.57% per annum, (3) in the case of the Series C Notes, 10.15% per annum and (4) in the case of the Series D Notes, 10.30% per annum. The Coupon Bump shall not be taken into account for purposes of any calculation of the Make-Whole Amount or the Modified Make-Whole Amount under the Note Purchase Agreement and the Make-Whole Amount and the Modified Make-Whole Amount shall be determined based on the original coupon rate applicable to each series of Existing Notes.

(ii)    each Existing Note shall be, automatically and without any further action, amended and restated in its entirety to conform to the form of Note with respect to such series attached as Annex II-A, Annex II-B, Annex II-C and Annex II-D attached hereto, as applicable, except that the registration number, original principal amount, series and payee set forth in each such Existing Note shall remain the same, and the date of issuance shall be changed to the Seventh Amendment Effective Date.

At the request of any holder of the Notes, the Company shall, within five Business Days of such request, execute and deliver a new Note or Notes of the same series in the form of Annex II-A, Annex II-B, Annex II-C or Annex II-D hereto, as applicable, in exchange for, and in replacement of, the return of the original of its Existing Note (or, as applicable, in exchange for a customary form of lost note affidavit in respect thereof), registered in the name of such holder, in the aggregate principal amount of the Existing Note owing to such holder on the Seventh Amendment Effective Date and dated as of the Seventh Amendment Effective Date. All references to (w) the Senior Notes, Series A, due December 27, 2017 or the “Series A Notes” in the Note Purchase Agreement shall be deemed to refer to the Amended and Restated Senior Notes, Series A, due December 27, 2017 in the form attached as Annex II-A hereto, (x) the Senior Notes, Series B, due December 27, 2019 or the “Series B Notes” in the Note Purchase Agreement shall be deemed to refer to the Amended and Restated Senior Notes, Series B, due December 27, 2019 in the form attached as Annex II-B hereto, (y) the Senior Notes, Series C, due December 27, 2022 or the “Series C Notes” in the Note Purchase Agreement shall be deemed to refer to the Amended and Restated Senior Notes, Series C, due December 27, 2022 in the form attached as Annex II-C hereto and (z) the Senior Notes, Series D, due December 27, 2024 or the “Series D Notes” in the Note Purchase Agreement shall be deemed to refer to the Amended and Restated Senior Notes, Series D, due December 27, 2024 in the form attached as Annex II-D hereto. The parties hereto specifically agree and confirm that the transactions effected hereby and by the Notes shall in no way evidence a new debt of the Company or a novation of the Existing Notes, but rather that all indebtedness of the Company evidenced by the Existing Notes is continued in full force and effect on the terms and conditions set forth in the Note Purchase Agreement and the Notes, in each case as modified by this Amendment. All amounts owing by the Company in respect of the Existing Notes (including, without limitation, all accrued and unpaid interest on the Existing Notes to but excluding the Seventh Amendment Effective Date) shall continue to be owing under, and shall after the Seventh Amendment Effective Date be evidenced by, the Note Purchase Agreement and the Notes (without any further action required on the part of any Person), and shall be payable in accordance with the Note Purchase Agreement and the Notes (in each case as modified by this Amendment).

SECTION 3. WAIVERS.

Subject to the terms and conditions set forth herein, effective as of the Seventh Amendment Effective Date, the undersigned Noteholders hereby waive:

(a)    any Default or Event of Default that occurred or may have occurred on or prior to the date hereof under Section 11(c) of the Existing Note Purchase Agreement solely as a result of the failure of the Parent Guarantor to comply with (i) the Leverage Ratio set forth in Section 10.7(a) of the Existing Note Purchase Agreement for the Fiscal Quarter ended June 30, 2017, (ii) the Senior Secured Leverage Ratio set forth in Section 10.7(b) of the Existing Note Purchase Agreement for the Fiscal Quarter ended June 30, 2017, (iii) the minimum Consolidated Net Worth covenant set forth in Section 10.8 of the Existing Note Purchase Agreement for the Fiscal Quarter ended June 30, 2017, (iv) the Fixed Charge Coverage Ratio set forth in Section 10.9 of the Existing Note Purchase Agreement for the Fiscal Quarter ended June 30, 2017;

(b)    any Default or Event of Default that occurred or may have occurred on or prior to the date hereof under Section 11(g) of the Existing Note Purchase Agreement solely as a result of the occurrence of any defaults or events of default arising under the 2015 NPA, the 2015 Term Loan Agreement, the 2013 Revolving Credit Agreement and the 2015 Revolving Credit Agreement that are being waived on the Seventh Amendment Effective Date pursuant to the terms of the respective Transaction Facilities Amendments (as defined below);

(c)    any Default or Event of Default that occurred or may have occurred on or prior to the date hereof under Section 11(d) of the Existing Note Purchase Agreement solely as a result of the failure of the Obligors to deliver notices of the Events of Default described in clauses (i) and (ii) above in accordance with Section 7.1(f) of the Existing Note Purchase Agreement; and

(d)    any Default or Event of Default that occurred or may have occurred on or prior to the date hereof under Section 11(d) of the Existing Note Purchase Agreement solely as a result of the failure of the Parent Guarantor and its Subsidiaries to timely deliver the Collateral in accordance with Section 9.15(c)(ii) of the Existing Note Purchase Agreement, as described in Annex VII attached hereto; provided that such waiver will remain effective only if the Note Parties deliver to the Collateral Agent the items listed in Annex VII attached hereto by the dates specified in such Annex VII.

The foregoing waivers apply solely to the matters expressly described herein, and no waiver or modification of any of the other terms, covenants, rights, or remedies under the Existing Note Purchase Agreement, the Existing Notes or any other Financing Agreement is granted or implied herein. The foregoing waivers shall not obligate the Noteholders to agree to any additional waiver of any provision of the Note Purchase Agreement, the Notes or any other Financing Agreement, nor be deemed to constitute or operate as a waiver of any right under the Note Purchase Agreement or any other Financing Agreement to exercise remedies resulting from any existing Default or Event of Default of which such Noteholder is not actually aware or of any future Default or Event of Default.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

To induce the Noteholders to execute and deliver this Amendment (which representations shall survive the execution and delivery of this Amendment), each Obligor represents and warrants to the Noteholders that:

(a)    this Amendment has been duly authorized, executed and delivered by it and this Amendment constitutes the legal, valid and binding obligation, contract and agreement of such Obligor enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b)    the Note Purchase Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation, contract and agreement of such Obligor enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(c)    the execution, delivery and performance by such Obligor of this Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, without limitation, any Credit Agreement, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 4(c);

(d)    as of the date hereof after giving effect to this Amendment and the Transaction Facilities Amendments, no Default or Event of Default has occurred which is continuing;

(e)    all of the representations and warranties contained in Section 5 of the Note Purchase Agreement are true and correct in all material respects (in all respects in the case of representations and warranties qualified by materiality, Material Adverse Effect or similar language in the text thereof) with the same force and effect as if made by such Obligor on and as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date or due solely as a result of actions taken by the Obligors in accordance with the covenants set forth in the Note Purchase Agreement;

(f)    the Subsidiary Guarantors listed on Annex X hereto constitute all of the Subsidiary Guarantors as of the date hereof;

(g)    the information provided to the Collateral Agent and the holders of Notes with respect to each Mortgaged Property is true and correct in all material respects; provided that any information with respect to flood due diligence and flood insurance compliance shall be true and correct in all respects;

(h)    the security interests created in favor of the Collateral Agent for the benefit of the Secured Creditors under the U.S. Security Agreement constitute first priority perfected security interests (subject to Liens permitted by Section 10.6 of the Note Purchase Agreement) in the U.S. Collateral referred to therein to the extent that the laws of the United States or any State thereof govern the creation and perfection of any such security interests, and (subject to Liens permitted by Section 10.6 of the Note Purchase Agreement) such U.S. Collateral is subject to no Lien of any other Person. Except for filings and actions contemplated hereby and by the U.S. Security Agreement, no consents, filings or recordings are required under the laws of the United States or any State thereof in order to perfect, and/or maintain the perfection and priority of, the security interests purported to be created by the U.S. Security Agreement;

(i)    the security interests created in favor of the Collateral Agent for the benefit of the Secured Creditors under each Dutch Security Agreement constitute first priority perfected security interests (subject to Liens permitted by Section 10.6 of the Note Purchase Agreement) in the respective Dutch Collateral referred to therein to the extent that the laws of The Netherlands govern the creation and perfection of any such security interests, and (subject to Liens permitted by Section 10.6 of the Note Purchase Agreement) such Dutch Collateral is subject to no Lien of any other Person. Except for filings and actions contemplated hereby and by the Dutch Security Agreements, no consents, filings or recordings are required under the laws of The Netherlands in order to perfect, and/or maintain the perfection and priority of, the security interests purported to be created by any Dutch Security Agreement;

(j)    the security interests created in favor of the Collateral Agent for the benefit of the Secured Creditors under each UK Security Agreement constitute, subject to the filings and actions contemplated in the next sentence below, first priority perfected security interests (subject to Liens permitted by Section 10.6 of the Note Purchase Agreement) in the respective UK Collateral referred to therein to the extent that the laws of England govern the creation and perfection of any such security interests, and (subject to Liens permitted by Section 10.6 of the Note Purchase Agreement) such UK Collateral is subject to no Lien of any other Person. Except for filings and actions contemplated hereby and by the UK Security Agreements, no consents, filings or recordings are required with any court or other authority in England under the laws of England in order to perfect, and/or maintain the perfection and priority of, the security interests purported to be created by any UK Security Agreement;

(k)    no Mortgaged Property is a Flood Hazard Property unless the Collateral Agent shall have received the following: (a) the applicable Obligor’s written acknowledgment of receipt of written notification from the Collateral Agent (i) as to the fact that such Mortgaged Property is a Flood Hazard Property, (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (iii) such other flood hazard determination forms, notices and confirmations thereof as requested by the Collateral Agent and (b) copies of insurance policies or certificates of insurance of the applicable Obligor evidencing flood insurance reasonably satisfactory to the Collateral Agent and naming the Collateral Agent as loss payee on behalf of the holders of Notes. All flood hazard insurance policies required hereunder have been obtained and remain in full force and effect, and the premiums thereon have been paid in full;

(l)    the Company has delivered to each of the holders of the Notes true, correct and complete copies of each of the Transaction Facilities Amendments and the Transaction Facilities Amendments are in full force and effect as of the date hereof;

(m)    other than (i) the increase in the applicable rate of interest on the loans and notes under the Transaction Facilities as contemplated by this Amendment and the respective Transaction Facilities Amendments and (ii) the fees payable by the Company pursuant to this Amendment, the respective Transaction Facilities Amendments and that certain separate fee letter dated as of the date hereof by and between the Obligors, Bank of America, N.A, as Administrative Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, no fees or other consideration have been paid, are payable or will be paid, directly or indirectly, by the Obligors to any Person party to the any of the Transaction Facilities (or any agent for any of the foregoing), as an inducement to such Person’s execution and delivery of this Amendment, any of the Transaction Facilities Amendments or any related amendment to any other loan agreement, note purchase agreement, indenture or other agreement evidencing any other Indebtedness of the Obligors; and

(n)    Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (i) there are no strikes, lockouts or slowdowns against the Parent Guarantor or any of its Subsidiaries pending or, to the knowledge of the Parent Guarantor or any of its Subsidiaries, threatened and (ii) the hours worked by and payments made to employees of the Parent Guarantor and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirements of Law dealing with such matters.

SECTION 5. EFFECTIVENESS; CONDITIONS PRECEDENT AND CONDITION SUBSEQUENT.

This Amendment and the amendments and waivers to the Existing Note Purchase Agreement provided in Sections 2 and 3 hereof shall be effective as of the date first written above (the “Seventh Amendment Effective Date”) upon the satisfaction of the following conditions precedent:

(a)    executed counterparts of this Amendment, duly executed and delivered by the Obligors, the Required Holders and the Subsidiary Guarantors, shall have been delivered to the Noteholders;

(b)    the representations and warranties of the Obligors set forth in Section 4 hereof are true and correct on and with respect to the date hereof;

(c)    the Noteholders shall have received a copy of an amendment to each outstanding Transaction Facility, in each case, in the form previously provided to them and otherwise in form and substance reasonably satisfactory to the Noteholders (collectively, the “Transaction Facilities Amendments”);

(d)    the Noteholders shall have received fully executed copies of the Dutch Security Instruments and the UK Security Instruments, each in form and substance reasonably satisfactory to the Noteholders, and the applicable Note Parties shall have taken all such actions and executed and delivered, or caused to be executed and delivered, all such other documents, instruments, agreements, opinions and certificates as may be necessary in order to create in favor of the Collateral Agent, for the benefit of the Noteholders, a valid, perfected first priority Lien (subject only to Liens permitted under this Agreement and subject further to the Agreed Collateral Principles) in all of the Collateral granted under each of the Dutch Security Instruments and the UK Security Instruments;

(e)    the Noteholders shall have received a favorable legal opinion in form and substance satisfactory to each such Noteholder from each of (i) K&L Gates LLP, as special New York counsel to the Note Parties, (ii) Van Campen Liem, as special Dutch counsel to the Note Parties, and (iii) the general counsel of the Company, each dated as of the Seventh Amendment Effective Date and covering such matters incident to the transactions contemplated hereby as the Noteholders may reasonably request (and the Note Parties hereby instruct their counsel to deliver such opinions to the Noteholders on the Seventh Amendment Effective Date);

(f)    Noteholders shall have received an addendum to that certain engagement letter, dated May 18, 2017, between the Company and FTI Consulting, Inc., in form and substance satisfactory to the Required Holders, providing, among other things, for a strategic review of the Parent Guarantor and its Subsidiaries and their business in light of the potential Tech Business Sale, with a focus on alternative deleveraging strategies and detailed implementation of same;

(g)    the Company shall have paid to each Noteholder a non-refundable amendment fee in an amount equal to 0.50% (50 basis points) of the outstanding principal amount of the Notes held by such Noteholder by federal funds wire transfer in immediately available funds according to the wiring instructions as set forth in Schedule A to the Existing Note Purchase Agreement or such other wiring instructions as such Noteholder shall have provided in writing;

(h)    (i) the Obligors shall have paid to (A) Evercore Group L.L.C. and RPA Advisors, LLC, in their capacities as Financial Advisors to the Noteholders, an amendment fee in the amount required under their respective engagement letters (such fee to paid allocated equally between such Financial Advisors) and separate retainers each in the amount previously requested by such Financial Advisors and (iii) to Morgan, Lewis & Bockius LLP, in its capacity as counsel to the Noteholders, a retainer in the amount previously requested by such counsel;

(i)    the Obligors shall have paid all fees and expenses of Morgan, Lewis & Bockius LLP, Evercore Group L.L.C. and RPA Advisors, LLC for which invoices have been presented at least two days prior to the effectiveness hereof (without prejudice to the Obligors’ obligations to pay the amounts set forth in clause (h) above and any additional fees and expenses attributable to such work and which was not included in such invoice); and

(j)    the Noteholders shall have received a copy of the resolutions of the board of directors of each Obligor authorizing the transactions contemplated by this Amendment.

For purposes of determining compliance with the conditions set forth in this Section 5, each Noteholder that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Noteholder unless the Obligors shall have received notice from such Noteholder prior to the date hereof specifying its objection thereto.

SECTION 6. RELEASE.

In consideration of the agreements of the Noteholders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Obligors and the Subsidiary Guarantors and their respective successors, assigns, and other legal representatives (collectively, the “Releasors”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Noteholders and the Collateral Agent, and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, advisors, employees, agents and other representatives (the Noteholders, the Collateral Agent and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, disputes, controversies, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any of the Releasors may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date and effectiveness of this Amendment, for or on account of, or in relation to, or in any way in connection with the Existing Note Purchase Agreement, the Existing Notes or any of the other Financing Agreements or transactions thereunder or related thereto.

Each of the Obligors and the Subsidiary Guarantors understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

Each of the Obligors and the Subsidiary Guarantors agrees that no fact, event, circumstance, evidence or transaction which could now be asserted, whether known or unknown, shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

SECTION 7. CONFIRMATION AND REAFFIRMATION OF SUBSIDIARY GUARANTEE AGREEMENT.

Each Subsidiary Guarantor hereby agrees, acknowledges and affirms that (i) it is a “Guarantor” for all purposes under, and as defined in, the Subsidiary Guarantee to which it is a party, (ii) its obligations and liabilities under such Subsidiary Guarantee continue to be in full force and effect, (iii) such obligations and liabilities extend to, and the “Guaranteed Obligations” under, and as defined in, such Subsidiary Guarantee shall include, the obligations and liabilities of the Obligors under, and in respect of, the Note Purchase Agreement, the Notes and the other Financing Agreements (in each case, as modified by this Amendment), and (iv) it has no defense, offset, counterclaim, right of recoupment or independent claim against the Noteholders with respect to such Subsidiary Guarantee, the Note Purchase Agreement, the Notes, any other Financing Agreement or otherwise.

SECTION 8.    MISCELLANEOUS.

(a)    The Obligors covenant and agree to promptly, and in any event within the time allotted to the Obligors pursuant to Annex VIII, deliver, or cause to be delivered, to the Noteholders or the Collateral Agent, as applicable, each of the agreements, instruments and other documents (each in form and substance reasonably acceptable to the Required Holders or Collateral Agent, as applicable) set forth on Annex VIII, or otherwise satisfy, those items set forth on Annex VIII.

(b)    This Amendment shall be construed in connection with and as part of the Note Purchase Agreement and the Notes, and except as modified and expressly amended by this Amendment, all terms, conditions and covenants contained in the Existing Note Purchase Agreement and the Existing Notes are hereby ratified and shall be and remain in full force and effect.

(c)    Each of the Parent Guarantor and the Subsidiary Guarantors (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Parent Guarantee and its Subsidiary Guarantee, as applicable, and (iii) agrees that this Amendment and all documents delivered in connection herewith do not operate to reduce or discharge its obligations under the Existing Note Purchase Agreement (including, without limitation, the Parent Guarantee) or its Subsidiary Guarantee.

(d)    Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Note Purchase Agreement without making specific reference to this Amendment but nevertheless all such references shall include this Amendment unless the context otherwise requires.

(e)    The descriptive headings of the various Sections or parts of this Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

(f)    This Amendment shall be governed by and construed in accordance with New York law and shall be further subject to the provisions of Section 24.7 and Section 24.8 of the Note Purchase Agreement.

(g)    Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

(h)    Neither the execution and delivery of this Amendment nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Existing Note Purchase Agreement, the Existing Notes or any of the other Financing Agreements or any obligations thereunder.

(i)    This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means (including .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned has duly executed this Amendment as of the date first written above.

CHICAGO BRIDGE & IRON COMPANY N.V., as the Parent Guarantor

By: CHICAGO BRIDGE & IRON COMPANY B.V., as its Managing Director

By:	/s/ Michael S. Taff
Name:	Michael S. Taff
Title:	Authorized Signatory

[Signature page to Seventh Amendment to 2012 Note Purchase Agreement]

CHICAGO BRIDGE & IRON COMPANY, a Delaware corporation

By:	/s/ Michael S. Taff
Name:	Michael S. Taff
Title:	Authorized Signatory

CHICAGO BRIDGE & IRON COMPANY (DELAWARE)

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer
CB&I TYLER COMPANY
By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer
CB&I LLC
By:	CB&I HoldCo, LLC, its Sole Member

By:	/s/ Regina N. Hamilton
Name:	Regina N. Hamilton
Title:	Secretary

CHICAGO BRIDGE & IRON COMPANY, an Illinois corporation

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

A & B BUILDERS, LTD.
By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

[Signature page to Seventh Amendment to 2012 Note Purchase Agreement]

ASIA PACIFIC SUPPLY CO.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

CBI AMERICAS LTD.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer
CSA TRADING COMPANY LTD.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer
CB&I WOODLANDS LLC

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer
CBI COMPANY LTD.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer
CENTRAL TRADING COMPANY LTD.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

CONSTRUCTORS INTERNATIONAL, L.L.C.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

[Signature page to Seventh Amendment to 2012 Note Purchase Agreement]

HBI HOLDINGS, LLC

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

HOWE-BAKER INTERNATIONAL, L.L.C.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

HOWE-BAKER ENGINEERS, LTD.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

HOWE-BAKER HOLDINGS, L.L.C.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

HOWE-BAKER MANAGEMENT, L.L.C.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

HOWE-BAKER INTERNATIONAL MANAGEMENT, LLC

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

MATRIX ENGINEERING, LTD.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

[Signature page to Seventh Amendment to 2012 Note Purchase Agreement]

MATRIX MANAGEMENT SERVICES, LLC

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

OCEANIC CONTRACTORS, INC.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

CBI VENEZOLANA, S.A.

By:	/s/ Rui Orlando Gomes
Name:	Rui Orlando Gomes
Title:	Treasurer

CBI MONTAJES DE CHILE LIMITADA

By:	/s/ Rui Orlando Gomes
Name:	Rui Orlando Gomes
Title:	Director/Legal Representative

CB&I EUROPE B.V.

By:	/s/ Raymond Buckley
Name:	Raymond Buckley
Title:	Director

CBI EASTERN ANSTALT

By:	/s/ Raymond Buckley
Name:	Raymond Buckley
Title:	Director

CB&I POWER COMPANY B.V.

(f/k/a CMP HOLDINGS B.V.)

By:	/s/ Raymond Buckley
Name:	Raymond Buckley
Title:	Director

[Signature page to Seventh Amendment to 2012 Note Purchase Agreement]

CBI CONSTRUCTORS PTY LTD

By:	/s/ Ian Michael Bendesh
Name:	Ian Michael Bendesh
Title:	Director

CBI ENGINEERING AND CONSTRUCTION

CONSULTANT (SHANGHAI) CO. LTD.

By:	/s/ Raymond Buckley
Name:	Raymond Buckley
Title:	Chairman

CBI (PHILIPPINES), INC.

By:	/s/ Tom Anderson
Name:	Tom Anderson
Title:	President

CBI OVERSEAS, LLC

By:	/s/ Regina N. Hamilton
Name:	Regina N. Hamilton
Title:	Secretary

CB&I CONSTRUCTORS LIMITED

By:	/s/ Duncan Wigney
Name:	Duncan Wigney
Title:	Director

CB&I HOLDINGS (U.K.) LIMITED

By:	/s/ Duncan Wigney
Name:	Duncan Wigney
Title:	Director

CB&I UK LIMITED

By:	/s/ Duncan Wigney
Name:	Duncan Wigney
Title:	Director

[Signature page to Seventh Amendment to 2012 Note Purchase Agreement]

CB&I MALTA LIMITED

By:	/s/ Duncan Wigney
Name:	Duncan Wigney
Title:	Director

LUTECH RESOURCES LIMITED

By:	/s/ Jonathan Stephenson
Name:	Jonathan Stephenson
Title:	Secretary

NETHERLANDS OPERATING COMPANY B.V.

By:	/s/ H. M. Koese
Name:	H. M. Koese
Title:	Director

CBI NEDERLAND B.V.

By:	/s/ Ashok Joshi
Name:	Ashok Joshi
Title:	Director

ARABIAN GULF MATERIAL SUPPLY COMPANY, LTD.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Director

PACIFIC RIM MATERIAL SUPPLY COMPANY, LTD.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Director

SOUTHERN TROPIC MATERIAL SUPPLY COMPANY, LTD.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Director

[Signature page to Seventh Amendment to 2012 Note Purchase Agreement]

CHICAGO BRIDGE & IRON (ANTILLES) N.V.

By:	/s/ Michael S. Taff
Name:	Michael S. Taff
Title:	Managing Director

LUMMUS TECHNOLOGY HEAT TRANSFER B.V.

By:	/s/ John R. Albanese, Jr.
Name:	John R. Albanese, Jr.
Title:	Director

LEALAND FINANCE COMPANY B.V.

By:	/s/ Michael S. Taff
Name:	Michael S. Taff
Title:	Managing Director

CB&I FINANCE COMPANY LIMITED

By:	/s/ Jan Broekman
Name:	Jan Broekman
Title:	Authorized Signatory

CB&I OIL & GAS EUROPE B.V.

By:	/s/ Michael S. Taff
Name:	Michael S. Taff
Title:	Managing Director

CBI COLOMBIANA S.A.

By:	/s/ Michael S. Taff
Name:	Michael S. Taff
Title:	Director

CHICAGO BRIDGE & IRON COMPANY B.V.

By:	/s/ Michael S. Taff
Name:	Michael S. Taff
Title:	Managing Director

[Signature page to Seventh Amendment to 2012 Note Purchase Agreement]

CB&I TECHNOLOGY INTERNATIONAL

CORPORATION (f/k/a LUMMUS

INTERNATIONAL CORPORATION)

By:	/s/ John R. Albanese, Jr.
Name:	John R. Albanese, Jr.
Title:	Vice President – Finance – Treasurer

CB&I TECHNOLOGY VENTURES, INC.
(f/k/a LUMMUS CATALYST COMPANY LTD.)

By:	/s/ John R. Albanese, Jr.
Name:	John R. Albanese, Jr.
Title:	Vice President & Treasurer

CB&I TECHNOLOGY OVERSEAS CORPORATION (f/k/a LUMMUS OVERSEAS CORPORATION)

By:	/s/ John R. Albanese, Jr.
Name:	John R. Albanese, Jr.
Title:	Vice President & Treasurer

CATALYTIC DISTILLATION TECHNOLOGIES

By:	/s/ John R. Albanese, Jr.
Name:	John R. Albanese, Jr.
Title:	Management Committee Member

CB&I TECHNOLOGY INC. (f/k/a LUMMUS TECHNOLOGY, INC.)

By:	/s/ John R. Albanese, Jr.
Name:	John R. Albanese, Jr.
Title:	CFO & Treasurer

CBI SERVICES, LLC
By:	CB&I HoldCo, LLC, its Sole Member

By:	/s/ Regina N. Hamilton
Name:	Regina N. Hamilton
Title:	Secretary

[Signature page to Seventh Amendment to 2012 Note Purchase Agreement]

WOODLANDS INTERNATIONAL INSURANCE COMPANY

By:	/s/ Timothy Moran
Name:	Timothy Moran
Title:	Director

CB&I HUNGARY HOLDING LIMITED LIABILITY COMPANY

By:	/s/ William G. Lamb
Name:	William G. Lamb
Title:	Director

LUMMUS NOVOLEN TECHNOLOGY GMBH

By:	/s/ Godofredo Follmer
Name:	Godofredo Follmer
Title:	Managing Director
CB&I LUMMUS GMBH
By:	/s/ Andreas Schwarzhaupt
Name:	Andreas Schwarzhaupt
Title:	Managing Director
CB&I S.R.O.
By:	/s/ Jiri Gregor
Name:	Jiri Gregor
Title:	Managing Director
CBI PERUANA S.A.C.
By:	/s/ James E. Bishop
Name:	James E. Bishop
Title:	General Manager
HORTON CBI, LIMITED
By:	/s/ Gregory L. Guse
Name:	Gregory L. Guse
Title:	Director

[Signature page to Seventh Amendment to 2012 Note Purchase Agreement]

CB&I (NIGERIA) LIMITED
By:	/s/ Andy Dadosky
Name:	Andy Dadosky
Title:	Director
CB&I SINGAPORE PTE LTD.
By:	/s/ Michael S. Taff
Name:	Michael S. Taff
Title:	Director
CB&I NORTH CAROLINA, INC.
By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Director

SHAW ALLOY PIPING PRODUCTS, LLC

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Manager
CB&I WALKER LA, L.L.C.
By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Manager

[Signature page to Seventh Amendment to 2012 Note Purchase Agreement]

CBI OVERSEAS (FAR EAST) INC.
By:	/s/ Joseph Christaldi
Name:	Joseph Christaldi
Title:	Director
THE SHAW GROUP INC.
By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

LUMMUS GASIFICATION TECHNOLOGY LICENSING COMPANY

By:	/s/ John R. Albanese, Jr.
Name:	John R. Albanese, Jr.
Title:	Director
CB&I LAURENS, INC.
By:	/s/ William G. Lamb
Name:	William G. Lamb
Title:	Vice President – Global Tax
SHAW SSS FABRICATORS, INC.
By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

CHICAGO BRIDGE & IRON COMPANY (NETHERLANDS), LLC

By:	/s/ Regina N. Hamilton
Name:	Regina N. Hamilton
Title:	Director

[Signature page to Seventh Amendment to 2012 Note Purchase Agreement]

CBI US HOLDING COMPANY INC.
By:	/s/ Regina N. Hamilton
Name:	Regina N. Hamilton
Title:	Secretary
CBI HOLDCO TWO INC.
By:	/s/ Regina N. Hamilton
Name:	Regina N. Hamilton
Title:	Secretary
CBI COMPANY BV
By:	/s/ Ashok Joshi
Name:	Ashok Joshi
Title:	Director
CB&I HOLDCO, LLC
By:	/s/ Regina N. Hamilton
Name:	Regina N. Hamilton
Title:	Secretary

[Signature page to Seventh Amendment to 2012 Note Purchase Agreement]

AMERICAN HOME ASSURANCE COMPANY

NEW HAMPSHIRE INSURANCE COMPANY

THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA

COMMERCE AND INDUSTRY INSURANCE COMPANY

AIG PROPERTY CASUALTY COMPANY

AMERICAN GENERAL LIFE INSURANCE COMPANY (SBM TO WESTERN NATIONAL LIFE INSURANCE COMPANY)

AMERICAN GENERAL LIFE INSURANCE COMPANY (SBM TO SUNAMERICA LIFE INSURANCE COMPANY)

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

AMERICAN GENERAL LIFE INSURANCE COMPANY

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:	AIG Asset Management (U.S.), LLC, as
investment adviser

By:	/s/ Marcy Lyons
Name:	Marcy Lyons
Title:	Managing Director

[Signature page to Seventh Amendment to 2012 Note Purchase Agreement]

METROPOLITAN LIFE INSURANCE COMPANY

GENERAL AMERICAN LIFE INSURANCE COMPANY by Metropolitan Life Insurance Company, its Investment Manager

By:	/s/ John Wills
Name:	John Wills
Title:	Senior Vice President and Managing Director

METLIFE INSURANCE K.K. by MetLife Investment Advisors, LLC, Its Investment Manager

By:	/s/ John Wills
Name:	John Wills
Title:	Senior Vice President and Managing Director

AXIS REINSURANCE COMPANY by MetLife Investment Advisors, LLC, its Investment Manager

BRIGHTHOUSE LIFE INSURANCE COMPANY

F/K/A METLIFE INSURANCE COMPANY USA

F/K/A METLIFE INSURANCE COMPANY OF CONNECTICUT AND AS SUCCESSOR BY MERGER TO METLIFE INVESTORS USA INSURANCE COMPANY AND METLIFE INVESTORS INSURANCE COMPANY

by MetLife Investment Advisors, LLC, Its Investment Manager

BRIGHTHOUSE LIFE INSURANCE COMPANY OF NY F/K/A FIRST METLIFE INVESTORS INSURANCE COMPANY by MetLife Investment Advisors, LLC, Its Investment Manager,

By:	/s/ Judith A. Gulotta
Name:	Judith A. Gulotta
Title:	Managing Director

[Signature page to Seventh Amendment to 2012 Note Purchase Agreement]

SECURITY BENEFIT LIFE INSURANCE COMPANY
By:	Guggenheim Partners Investment
Management, LLC

	By:	/s/ Kevin Robinson
	Name:	Kevin Robinson
	Title:	Attorney-in-Fact

MIDLAND NATIONAL LIFE INSURANCE COMPANY
By:	Guggenheim Partners Investment
Management, LLC

	By:	/s/ Kevin Robinson
	Name:	Kevin Robinson
	Title:	Attorney-in-Fact

HORACE MANN LIFE INSURANCE COMPANY
By:	Guggenheim Partners Investment
Management, LLC

	By:	/s/ Kevin Robinson
	Name:	Kevin Robinson
	Title:	Attorney-in-Fact

NORTH AMERICAN COMPANY FOR LIFE AND HEALTH INSURANCE COMPANY
By:	Guggenheim Partners Investment
Management, LLC

	By:	/s/ Kevin Robinson
	Name:	Kevin Robinson
	Title:	Attorney-in-Fact

[Signature page to Seventh Amendment to 2012 Note Purchase Agreement]

WILTON REINSURANCE COMPANY
By:	Guggenheim Partners Investment
Management, LLC

	By:	/s/ Kevin Robinson
	Name:	Kevin Robinson
	Title:	Attorney-in-Fact

TEXAS LIFE INSURANCE COMPANY
By:	Guggenheim Partners Investment
Management, LLC

	By:	/s/ Kevin Robinson
	Name:	Kevin Robinson
	Title:	Attorney-in-Fact

WILTON REINSURANCE LIFE COMPANY OF NEW YORK
By:	Guggenheim Partners Investment
Management, LLC

	By:	/s/ Kevin Robinson
	Name:	Kevin Robinson
	Title:	Attorney-in-Fact

EQUITRUST LIFE INSURANCE COMPANY
By:	Guggenheim Partners Investment
Management, LLC

	By:	/s/ Kevin Robinson
	Name:	Kevin Robinson
	Title:	Attorney-in-Fact

[Signature page to Seventh Amendment to 2012 Note Purchase Agreement]

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	Macquarie Investment Management Advisers, a series of Macquarie Investment Management Business Trust, Attorney in Fact

	By:	/s/ Karl Spaeth
	Name:	Karl Spaeth
	Title:	Vice President

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By:	Macquarie Investment Management Advisers, a series of Macquarie Investment Management Business Trust, Attorney in Fact

	By:	/s/ Karl Spaeth
	Name:	Karl Spaeth
	Title:	Vice President

[Signature page to Seventh Amendment to 2012 Note Purchase Agreement]

UNITED SERVICES AUTOMOBILE ASSOCIATION

CATASTROPHE REINSURANCE COMPANY

USAA CASUALTY INSURANCE COMPANY

USAA GENERAL INDEMNITY COMPANY

GARRISON PROPERTY & CASUALTY INSURANCE COMPANY

USAA LIFE INSURANCE COMPANY

By:	/s/ R. Neal Graves
Name:	R. Neal Graves
Title:	Assistant Vice President

[Signature page to Seventh Amendment to 2012 Note Purchase Agreement]

ANNEX I

(see attached)

Execution Version

Conformed to Include First Through Seventh Amendments

CHICAGO BRIDGE & IRON COMPANY (DELAWARE),

the Company

CHICAGO BRIDGE & IRON COMPANY N.V.,

as Parent Guarantor

U.S.$800,000,000 SENIOR NOTES, SERIES A-D, DUE 2017-2024

U.S.$150,000,000 7.15% Senior Notes, Series A, due December 27, 2017

U.S.$225,000,000 7.57% Senior Notes, Series B, due December 27, 2019

U.S.$275,000,000 8.15% Senior Notes, Series C, due December 27, 2022

U.S.$150,000,000 8.30% Senior Notes, Series D, due December 27, 2024

NOTE PURCHASE AND GUARANTEE AGREEMENT

Dated December 27, 2012

- ii -

- iii -

- iv -

SCHEDULE A	—	INFORMATION RELATING TO PURCHASERS

SCHEDULE B	—	DEFINED TERMS

SCHEDULE C	—	MATERIAL SUBSIDIARIES

SCHEDULE 5.3	—	Disclosure Materials

SCHEDULE 5.4	—	Subsidiaries of the Parent Guarantor and Ownership of Subsidiary Stock; Liens; Restrictive Agreements

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.15	—	Existing Indebtedness

SCHEDULE 10.10(b)	—	Permitted Existing Indebtedness

SCHEDULE 10.11(b)	—	Permitted Existing Investments

SCHEDULE 10.11(g)	—	Permitted Existing J/V Investments

SCHEDULE 10.12	—	Permitted Existing Contingent Obligations

EXHIBIT 1(a)	—	Form of 7.15% Senior Note, Series A, due December 27, 2017

EXHIBIT 1(b)	—	Form of 7.57% Senior Note, Series B, due December 27, 2019

EXHIBIT 1(c)	—	Form of 8.15% Senior Note, Series C, due December 27, 2022

EXHIBIT 1(d)	—	Form of 8.30% Senior Note, Series D, due December 27, 2024

EXHIBIT 2.3	—	Form of Subsidiary Guarantee

EXHIBIT 4.4(a)(i)	—	Form of Opinion of Special U.S. Counsel for the Obligors and the Initial Material Subsidiary Guarantors

EXHIBIT 4.4(a)(ii)	—	Form of Opinion of Internal Counsel for the Company and the Initial Material Domestic Subsidiary Guarantors

EXHIBIT 4.4(a)(iii)	—	Form of Opinion of Special Dutch Counsel for the Parent Guarantor

EXHIBIT 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

EXHIBIT 4.4(c)	—	Form of Opinion of Special Counsel for Escrow Agent

- v -

CHICAGO BRIDGE & IRON COMPANY (DELAWARE)

One CB&I Plaza

2103 Research Forest Drive

The Woodlands, Texas 77380

CHICAGO BRIDGE & IRON COMPANY N.V.

Prinses Beatrixlaan 35

2596 AK’s Gravenhage

The Netherlands

31-70-3732010

U.S.$150,000,000 7.15% Senior Notes, Series A, due December 27, 2017

U.S.$225,000,000 7.57% Senior Notes, Series B, due December 27, 2019

U.S.$275,000,000 8.15% Senior Notes, Series C, due December 27, 2022

U.S.$150,000,000 8.30% Senior Notes, Series D, due December 27, 2024

December 27, 2012

TO EACH OF THE PURCHASERS LISTED IN

SCHEDULE A HERETO:

Ladies and Gentlemen:

Each of CHICAGO BRIDGE & IRON COMPANY (DELAWARE), a Delaware corporation (the “Company”) and CHICAGO BRIDGE & IRON COMPANY N.V., a corporation incorporated under the laws of The Netherlands (the “Parent Guarantor” and, together with the Company, the “Obligors”), hereby agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

SECTION 1. AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of (i) U.S.$150,000,000 aggregate principal amount of its 4.15% Senior Notes, Series A, due December 27, 2017 (the “Series A Notes”), (ii) U.S.$225,000,000 aggregate principal amount of its 4.57% Senior Notes, Series B, due December 27, 2019 (the “Series B Notes”); (iii) U.S.$275,000,000 aggregate principal amount of its 5.15% Senior Notes, Series C, due December 27, 2022 (the “Series C Notes”); and U.S.$150,000,000 aggregate principal amount of its 5.30% Senior Notes, Series D, due December 27, 2024 (the “Series D Notes”). The Series A Notes, Series B Notes, Series C Notes and Series D Notes are collectively referred to herein as the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 14. The Series A Notes, the

Series B Notes, the Series C Notes and the Series D Notes shall be substantially in the form set out in Exhibit 1(a), Exhibit 1(b), Exhibit 1(c) and Exhibit 1(d), respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF NOTES.

Section 2.1.    Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and series specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2.    Parent Guarantee. The payment by the Company of its obligations hereunder and under the Notes are unconditionally guaranteed by the Parent Guarantor pursuant and subject to the terms of the Parent Guarantee contained in Section 23 hereof.

Section 2.3.    Subsidiary Guarantees. The payment by the Company of all amounts due on the Notes and all of its other payment obligations under this Agreement may from time to time be absolutely and unconditionally guaranteed by the Subsidiary Guarantors pursuant to and subject to the terms of the Subsidiary Guarantee of each Subsidiary Guarantor, which shall be substantially in the form of Exhibit 2.3 attached hereto (as amended, modified or supplemented from time to time, each a “Subsidiary Guarantee,” and collectively, the “Subsidiary Guarantees”), and otherwise in accordance with the provisions of Section 9.8 hereof.

SECTION 3. CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe St., Chicago, Illinois 60603, at 10:00 a.m. Central time, at a closing (the “Closing”) on December 28, 2012. At the Closing, the Company will deliver to each Purchaser or its special counsel the Notes to be purchased by such Purchaser in the form of a single series of Note (or such greater number of such series of Notes in denominations of at least U.S.$100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser’s payment to the Escrow Agent, for the account of the Company, of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the Account Name: CSS LLC AAF Client Escrow Funding, ABA# 043-000-261, Account# 1361879, Ref: CB&I Escrow at BNY Mellon, N.A., 500 Ross Street, Pittsburgh, PA 15262-0001, such funds to be held at The Bank of New York Mellon, N.A. and otherwise administered by the Escrow Agent pursuant to the Escrow Agreement. For the avoidance of doubt, interest shall accrue on each Note of a Purchaser from the date that the Escrow Agent receives immediately available funds by wire transfer as provided above in the full amount of the purchase price of such Note; provided that no interest shall accrue on any

Note prior to the date of the Closing. If at the Closing the Company shall fail to tender such Notes to any Purchaser (or its special counsel) as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s reasonable satisfaction (or, in such Purchaser’s sole discretion, waived), such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment. For purposes of this Agreement, the phrases “special counsel to each Purchaser,” “Purchaser or its special counsel,” “special counsel to the Purchasers” or words of similar import mean (i) through the Sixth Amendment Effective Date, Chapman and Cutler LLP and (ii) thereafter, Morgan Lewis & Bockius LLP.

SECTION 4. CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction (or, in such Purchaser’s sole discretion, waived), prior to or at the Closing, of the following conditions:

Section 4.1.    Representations and Warranties. The representations and warranties of each Obligor in the Financing Agreements to which it is a party and of each Initial Subsidiary Guarantor in its Subsidiary Guarantee shall be correct when made and at the time of the Closing.

Section 4.2.    Performance; No Default. Each Obligor and each Initial Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in the Financing Agreements and the Subsidiary Guarantee required to be performed or complied with by it prior to or at the Closing and immediately after giving effect to the issue and sale of the Notes (and the deposit of the proceeds thereof into escrow as contemplated by Section 5.14 to be made at Closing) no Default or Event of Default shall have occurred and be continuing. Neither Obligor nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3.    Compliance Certificates.

(a)    Officer’s Certificate. Each Obligor and each Initial Material Subsidiary Guarantor specifically identified (without duplication) in clauses (A)(1) - (6) and (B)(1) - (4) in the definition of “Initial Material Subsidiary Guarantor” shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)    Secretary’s Certificate. Each Obligor and each Initial Material Subsidiary Guarantor specifically identified (without duplication) in clauses (A)(1) - (6) and (B)(1) - (4) in the definition of “Initial Material Subsidiary Guarantor” shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary or authorized representative, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes (in the case of the Company), the other Financing Agreements to which it is a party and the Subsidiary Guarantee (in the case of such Initial Material Subsidiary Guarantors).

Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of the Closing (a) from (i) Fulbright & Jaworski L.L.P., U.S. counsel for the Obligors and the Initial Material Subsidiary Guarantors specifically identified (without duplication) in clauses (A)(1) - (6) and (B)(1) - (4) in the definition of “Initial Material Subsidiary Guarantor”, covering the matters set forth in Exhibit 4.4(a)(i), (ii) from Internal Counsel for the Company and the Initial Material Domestic Subsidiary Guarantors, covering the matters set forth in Exhibit 4.4(a)(ii) and (iii) from Van Campen Liem, Dutch counsel to the Parent Guarantor, covering the matters set forth in Exhibit 4.4(a)(iii), and in each case, covering such other matters incident to the transactions contemplated hereby as such Purchaser or its special counsel may reasonably request (and the Obligors hereby instruct their respective counsel to deliver such opinion to the Purchasers), (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as such Purchaser may reasonably request, and (c) from counsel to the Escrow Agent in form and substance reasonably satisfactory to such Purchaser and its special counsel.

Section 4.5.    Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which laws or regulations referred to in each of the preceding clauses (a) through (c) were not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify, and which are known by the Person from whom the Officer’s Certificate is being requested to be, as requested by such Purchaser, correct, to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.    Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.7.    Payment of Special Counsel Fees. Without limiting the provisions of Section 16.1, the Company shall have paid on or before the date of Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a reasonably-detailed statement of such counsel rendered to the Company at least one Business Day prior to the date of Closing.

Section 4.8.    Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the Notes.

Section 4.9.    Changes in Corporate Structure. None of the Obligors nor any Initial Subsidiary Guarantor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5 and through and including the date of Closing, other than as permitted under Section 10.2 hereof.

Section 4.10.    Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the Escrow Agent, (ii) the ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11.    Acceptance of Appointment to Receive Service of Process. Such Purchaser shall have received evidence of the acceptance of CT Corporation System of the appointment and designation provided for by Section 24.8 for the period from the date of the Closing to one year plus date of final maturity (and payment in full of all fees, if any, in respect thereof).

Section 4.12.    Subsidiary Guarantee. The Initial Subsidiary Guarantors shall have duly authorized, executed and delivered the Subsidiary Guarantee and such Purchaser shall have received a copy thereof.

Section 4.13.    Credit Agreement. The Obligors shall have provided to the Purchasers a true, correct and complete copy of each Credit Agreement (other than the Bridge Facility), and each such Credit Agreement shall be in full force and effect.

Section 4.14.    Escrow Agreement. The Escrow Agreement shall be duly executed and delivered in form and substance reasonably acceptable to such Purchaser and its special counsel, and such Escrow Agreement shall constitute the legal, valid and binding contract and agreement of each of the parties thereto.

Section 4.15.    Account Control Agreement. Each Account Control Agreement shall be duly executed and delivered in form and substance acceptable to such Purchaser and its special counsel, and such Account Control Agreement shall constitute the legal, valid and binding contract and agreement of each of the parties thereto.

Section 4.16.    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by the Financing Agreements and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request. Delivery of all Notes, agreements, certificates, opinions and other documents and instruments referred to in this Section 4 (other than, for the avoidance of doubt, the funding instructions referred to in Section 4.10), shall be deemed delivered to each Purchaser if delivered to its special counsel or, if the Company receives written notice and reasonably detailed instructions at least five (5) Business Days prior to the Closing, to the Person and at the address specified in such notice and instruction.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

Each Obligor jointly and severally represents and warrants to each Purchaser that, as of the date of the Closing:

Section 5.1.    Organization; Power and Authority. Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each other jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver each Financing Agreement to which it is a party (including in the case of the Company, the Notes) and to perform its obligations pursuant to the provisions hereof and thereof.

Section 5.2.    Authorization, Etc. Each Financing Agreement to which an Obligor is a party (including in the case of the Company, the Notes) has been duly authorized by all necessary corporate action on the part of such Obligor, and each Financing Agreement to which an Obligor is a party constitutes a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and fraudulent conveyance laws or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.    Disclosure. The Obligors, through their agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Agricole Corporate and Investment Bank, have delivered to each Purchaser a copy of a Private Placement Memorandum, dated September 2012 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Obligors and their respective Subsidiaries. The Financing Agreements, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Obligors in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (the Financing Agreements, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to October 12, 2012 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2011, there has been no change in the financial condition, operations, business or properties of the Obligors or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known by any Obligor that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Parent Guarantor’s Subsidiaries (including the Company), showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Parent Guarantor and each other Subsidiary, and (ii) of each Person known by the Obligors as the Obligor’s Affiliates, other than Subsidiaries.

(b)    All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Obligors and their Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Obligors or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c)    Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where legally applicable, is in good standing in each other jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)    No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than any Financing Agreement, the agreements listed in Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent Guarantor or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5.    Financial Statements; Material Liabilities. The Obligors have delivered to each Purchaser copies of the financial statements of the Parent Guarantor and its Subsidiaries listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent Guarantor and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Parent Guarantor and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance of its obligations by each Obligor of each Financing Agreement to which such Obligor is a party (including in the case of the Company, the Notes) will not (i) result in any breach of, or constitute a default under, or result in the creation of any Lien (except, with respect to Liens to secure the Senior Secured Indebtedness, as contemplated by the Transaction Facilities) in respect of any property of either Obligor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other financial agreement or instrument to which either Obligor or any Subsidiary is bound or by which any Obligor or any Subsidiary or any of their respective properties may be bound or affected, (ii) violate any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to either Obligor or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Obligor or any Subsidiary.

Section 5.7.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be obtained or made by any Obligor pursuant to any statute, regulation, rule or applicable to it as a condition to the effectiveness or the enforceability of the execution, delivery or performance by either Obligor of any Financing Agreement to which it is a party (including in the case of the Company, the Notes), including, without limitation, any thereof required in connection with the obtaining of Dollars to make payments under the Financing Agreements (including in the case of the Company, the Notes) and the payment of such Dollars to Persons resident in the United States of America. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in The Netherlands of any Financing Agreement or the Notes that any thereof or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax.

Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of either Obligor, threatened against or affecting either Obligor or any Subsidiary or any property of either Obligor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)    None of the Obligors or any Subsidiary is (i) in default under any term of any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any statute, rule or regulation of any Governmental Authority applicable to it (including, without limitation and if applicable, Environmental Laws, the USA Patriot Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9.    Taxes. Each Obligor and each Subsidiary has filed all Material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which either Obligor or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Obligors know of no basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of each of the Obligors and their Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate. The tax liabilities for the account of any Governmental Authority of The Netherlands of the Parent Guarantor and its Subsidiaries and the U.S. federal income tax liabilities of the Company and its Subsidiaries, in each case, have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended 2007 and 2007, respectively.

No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of The Netherlands or any political subdivision thereof will be incurred by the Parent Guarantor or any holder of a Note as a result of the execution or delivery of any Financing Agreement or the Notes and no deduction or withholding in respect of Taxes imposed by or for the account of The Netherlands or, to the knowledge of the Parent Guarantor, any other Taxing Jurisdiction, is required to be made from any payment by the Parent Guarantor under any Financing Agreement or the Notes except for any such liability, withholding or deduction imposed, assessed, levied or collected by or for the account of any such Governmental Authority of The Netherlands arising out of circumstances described in clause (a), (b) or (c) of Section 13.

Section 5.10.    Title to Property; Leases. Each Obligor and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by either Obligor or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases in which an Obligor or Initial Subsidiary Guarantor is a party as a lessee, which individually or in the aggregate are Material, are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.    Licenses, Permits, Etc. (a) Each Obligor and its Subsidiaries owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)    To the best knowledge of each Obligor, no product of either Obligor or any of their Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)    To the best knowledge of each Obligor, there is no Material violation by any Person of any right of either Obligor or any of their Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Obligors or any of their Subsidiaries.

Section 5.12.    Compliance with ERISA. (a) Each Obligor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither any Obligor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to Employee Benefit Plans, and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by any Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)    The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $49,058,000 in the case of any single Plan and by more than $57,186,000 in the aggregate for all Plans. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the end of the Parent Guarantor’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities by more than $57,096,000. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)    None of the Obligors or their ERISA Affiliates have incurred (i) withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material or (ii) any obligation in connection with the termination of or withdrawal from any Non U.S. Plan.

(d)    The expected postretirement benefit obligation (determined as of the last day of the Parent Guarantor’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of any Obligor and its Subsidiaries is $55,058,000.

(e)    The execution and delivery of the Financing Agreements and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Obligors to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f)    All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Obligors and their Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue would not be reasonably expected to have a Material Adverse Effect.

Section 5.13.    Private Offering. Neither any Obligor nor anyone acting on its behalf has offered the Notes, the Parent Guarantee, the Subsidiary Guarantees or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 45 other Institutional Investors (as defined in clause (c) of the definition of such term), each of which has been offered the Notes at a private sale for investment. Neither any Obligor nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14.    Use of Proceeds; Margin Regulations. The proceeds of the sale of the Notes will be deposited at Closing with the Escrow Agent, and the disbursements of such proceeds by the Escrow Agent will be governed by the Escrow Agreement. If proceeds of the sale of the Notes are released by the Escrow Agent to or at the direction of the Company (other than for the purpose provided in Section 8.8), the Company will apply the proceeds of the sale of the Notes to finance the acquisition of The Shaw Group, Inc., to refinance associated bridge credit facilities, and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, (a) for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve either Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220) or (b) to finance dealings or transactions with any Person described or designated in the Specially Designated Nationals and Blocked Person List published by OFAC or in Section 1 of the Anti-Terrorism Order. Margin stock does not constitute more than 5% of the value of the consolidated assets of the Parent Guarantor and its Subsidiaries and neither Obligor has any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.    Existing Indebtedness; Future Liens . (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of (i) all outstanding Indebtedness of the Parent Guarantor and its Subsidiaries as of September 30, 2012 (including a description of the obligors, principal amount outstanding and general description of the collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rate, index or formula, sinking funds, installment payments or maturities of such Indebtedness of the Parent Guarantor or its Subsidiaries and (ii) all agreements providing for committed financing facilities (subject to the terms and conditions specified therein) to the Parent Guarantor or its Subsidiaries as of the date of Closing. Neither any Obligor nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness either Obligor or such Subsidiary and no event or condition exists with respect to any Indebtedness of any Obligor or any Subsidiary the outstanding principal amount of which exceeds $1,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)    Except as disclosed in Schedule 5.15, neither any Obligor nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.6.

(c)    Neither any Obligor nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of such Obligor or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of such Obligor, except as specifically indicated in Schedule 5.15.

Section 5.16.    Foreign Assets Control Regulations, Etc. (a) None of the Obligors or any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury (“OFAC”) or in Section 1 of the Anti-Terrorism Order (an “OFAC / Anti-Terrorism Order Listed Person”), (ii) a Person officially sanctioned by the government of the United States or The Netherlands pursuant to any AML/ Terrorist Laws (an “AML/Terrorist Law Listed Person” and, together with any OFAC/Anti-Terrorism Order Listed Person, a “Listed Person”), (iii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any Listed Person or (y) the government of a country subject to comprehensive U.S. economic sanctions administered by OFAC, currently Iran, Sudan, Cuba, Burma, Syria, Libya and North Korea (a “Restricted Country”, and each Listed Person and each Restricted Country, individually and collectively, a “Blocked Person”) or (iv) has any investments in, or knowingly (as such term is defined in Section 101(6) of CISADA) engages in any dealings or transactions with, any Blocked Person where such investments, dealings, or transactions would result in either (A) the Obligors being in violation of applicable law in any material respect or (B) any Purchaser being in violation of any OFAC Sanctions Laws. None of the Obligors or any Controlled Entity is engaged in any activities that could subject such Person or the Purchasers to sanctions under the Iran Threat Reduction Act and Syria Human Rights Act of 2012.

(b)    No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise knowingly (as such term is defined in Section 101(6) of CISADA) be used, directly or indirectly, by the Obligors or any Controlled Entity in connection with any investment in, or any transactions or dealings with, any Blocked Person.

(c)    To the Obligors’ actual knowledge after making due inquiry, no Obligor or Controlled Entity (i) is under investigation by any Governmental Authority for, or has not been charged with, or convicted of, money laundering or terrorist-related activities under any applicable law (collectively, “AML/Terrorist Laws”), (ii) has been assessed civil penalties under any AML/Terrorist Laws or (iii) has had any of its funds seized or forfeited in an action under any AML/Terrorist Laws. The Obligors taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to seek to ensure that the Obligors and each Controlled Entity are in compliance with all AML/Terrorist Laws applicable to it.

(d)    No part of the proceeds from the sale of the Notes hereunder will knowingly (as such term is defined in Section 101(6) of CISADA) be used, directly or indirectly, by the Obligors for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to improperly obtain, retain or direct business or obtain any improper advantage. The Obligors have taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to seek to ensure the Obligors and each Controlled Entity are in compliance with all anti-corruption laws and regulations applicable to it.

Section 5.17.    Status under Certain Statutes. Neither any Obligor nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18.    Environmental Matters. (a) Neither Obligor nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against either Obligor or any of its Subsidiaries or relating to their operations on any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(b)    Neither Obligor nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(c)    Neither Obligor nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect; and

(d)    All buildings on all real properties now owned, leased or operated by each Obligor or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

Section 5.19.    Notes Rank Pari Passu. The payment obligations of each Obligor under this Agreement (including the Parent Guarantor) rank and, upon issuance, the Notes (in the case of the Company) will rank, at least pari passu in right of payment with (a) prior to the Collateral Effective Date, all other unsecured and unsubordinated Indebtedness (actual or contingent) of such Obligor, including, without limitation, all unsecured Indebtedness of the Obligors described on Schedule 5.15 hereto, which is not therein designated as subordinated Indebtedness and (b) from and after the Collateral Effective Date, all Senior Secured Indebtedness outstanding under the Transaction Facilities.

Section 5.20.    Perfection of Escrowed Closing Proceeds. The security interest granted pursuant to each Account Control Agreement constitutes a valid and continuing perfected security interest in favor of the Purchasers in all Escrowed Closing Proceeds.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

Section 6.1.    Purchase for Investment; Accredited Investor. (a) Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

(b)    Each Purchaser severally represents that it is an “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 of Regulation D under the Securities Act.

Section 6.2.    Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any Employee Benefit Plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other Employee Benefit Plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account (as defined in Section 3 of ERISA (“Separate Account”)) liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)    the Source is a Separate Account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any Employee Benefit Plan (or its related trust) that has any interest in such Separate Account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the Separate Account; or

(c)    the Source is either (i) an insurance company pooled Separate Account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no Employee Benefit Plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled Separate Account or collective investment fund; or

(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no Employee Benefit Plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other Employee Benefit Plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any Employee Benefit Plans whose assets in the investment fund, when combined with the assets of all other Employee Benefit Plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 20% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)    the Source constitutes assets of a “plan(s)” (within the meaning of section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the Employee Benefit Plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)    the Source is a governmental plan (as defined in Section 3 of ERISA); or

(g)    the Source is one or more Employee Benefit Plans, or a separate account or trust fund comprised of one or more Employee Benefit Plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)    the Source does not include assets of any Employee Benefit Plan, other than a plan exempt from the coverage of ERISA.

SECTION 7. INFORMATION AS TO OBLIGORS.

Section 7.1.    Financial and Business Information. The Obligors shall deliver to each holder of Notes that is an Institutional Investor:

(a)    Quarterly Statements — within 45 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Parent Guarantor’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Parent Guarantor is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Parent Guarantor (other than the last quarterly fiscal period of each such fiscal year), copies of,

(i)    a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such quarter, and

(ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent Guarantor and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, and

(iii)    a consolidating balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such quarters and consolidating statements of income of the Parent Guarantor and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Parent Guarantor’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC (but only so long as such Form 10-Q includes the consolidating financial statements required hereby) shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that the Obligors shall be deemed to have made such delivery of such Form 10-Q if any of them shall have timely made such Form 10-Q available on “EDGAR” (or any successor filing system) and on its home page on the worldwide web (at the date of this Agreement located at: http//www.cbi.com) and shall have given each Purchaser prior notice of such availability on EDGAR (or any successor filing system) and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

(b)    Annual Statements — within 90 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Parent Guarantor’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Parent Guarantor is subject to the filing requirements thereof) after the end of each fiscal year of the Parent Guarantor, copies of

(i)    a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such year, and

(ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent Guarantor and its Subsidiaries for such year, and

(iii)     an unaudited consolidating balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such year and consolidating statements of income of the Parent Guarantor and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP (except with respect to Section 7.1(b)(iii)), and except with respect to Section 7.1(b)(iii) accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Parent Guarantor’s Form 10-K for such fiscal year (together with the Parent Guarantor’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC (but only so long as such Form 10-K includes the consolidating financial statements required hereby) shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Obligors shall be deemed to have made such delivery of such Form 10-K if any of them shall have timely made Electronic Delivery thereof;

(c)    Budgets; Business Plans; Financial Projections – as soon as practicable and in any event not later than ninety (90) days after the beginning of each fiscal year commencing with the fiscal year beginning January 1, 2018, a copy of the plan and forecast (including a projected balance sheet, income statement and a statement of cash flow) of the Parent Guarantor and its Subsidiaries for the upcoming three (3) fiscal years prepared in such detail as shall be reasonably satisfactory to the Required Holders;

(d)    Additional Quarterly Reports – within the time period set forth in Section 7.1(a) above, and in addition to the information to be provided pursuant to Section 7.1(a), a report of a Senior Financial Officer of the Parent Guarantor setting forth (i) a cash forecast report with such detail and requirements as to be determined among the Required Holders, the Financial Advisor and the Parent Guarantor, (ii) a discussion of the status of, and material developments with respect to, the 10 largest projects and for each other project for which material deviations from budget or schedule have developed, (iii) a discussion of the status of, and material developments during the quarter then ended, with respect to all material litigation, and (iv) such other matters as requested by the holders;

(e)    SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice, documents, proxy statement or other information sent by the Parent Guarantor or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), each prospectus and all amendments thereto and each press release filed by the Parent Guarantor or any Subsidiary with the SEC or any other similar governmental or regulatory body in any non-U.S. jurisdiction, provided that the Obligors shall be deemed to have made such delivery of the items provided for by this clause (c) if any of them shall have made an Electronic Delivery thereof (without regard to any notice requirement provided in such defined term);

(f)    Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer (i) has knowledge of the existence of any Default or Event of Default or (ii) has received (A) any written notice of, or taken any action with respect to, a Default claimed hereunder or (B) any written notice or taken any action with respect to a claimed default of the type referred to in Section 11(g), a written notice specifying the nature and period of existence thereof and what action the Obligors are taking or propose to take with respect thereto;

(g)    ERISA Matters — promptly, and in any event within five Business Days after a Responsible Officer has knowledge of any of the following, a written notice setting forth the nature thereof and the action, if any, that an Obligor or an ERISA Affiliate proposes to take with respect thereto:

(i)    with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Obligor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)    any event, transaction or condition that reasonably could result in the incurrence of any liability by any Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to Employee Benefit Plans, or in the imposition of any Lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; or

(iv)    receipt of notice of the imposition of a financial penalty greater than U.S.$5,000,000 (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

(h)    Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to any Obligor or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect;

(i)    Bridge Facility — promptly upon the execution and delivery of the Bridge Facility, a true, correct and complete copy of the Bridge Facility; and

(j)    Special Mandatory Offers of Prepayment — prompt written notice of (i) the occurrence of any Disposition of property or assets, (ii) the incurrence or issuance of any Indebtedness, or (iii) the occurrence of any sale of Capital Stock, in each case, giving rise to the mandatory offers of prepayment provisions in Section 9.14;

(k)    Cash Flow Forecast – (i) on a bi-weekly basis commencing on September 15, 2017 (by no later than Wednesday every two weeks thereafter), an updated weekly 13-week cash flow forecast setting forth all sources and uses of cash and beginning and ending cash balances (the most recently-delivered such forecast as of any date, the “Cash Flow Forecast”), (ii) by no later than the close of business on Wednesday of each week after September 15, 2017, a variance report reconciling the most recent Cash Flow Forecast to the actual sources and uses of cash for the prior week, along with a line-by-line reconciliation and detailed explanation of variances in excess of 10% from the most recent Cash Flow Forecast, (iii) on September 15, 2017 and thereafter on the 15th day of each calendar month, a monthly roll-forward report of accounts receivable and aging of accounts payable of the Parent Guarantor and its Subsidiaries, and (iv) by close of business on August 16, 2017 and on Wednesday of each week thereafter, a report containing detailed calculations of Minimum Availability, Restricted Cash, Unrestricted Cash, Restricted Joint Venture Cash, Unrestricted Joint Venture Cash and Asset Sales Proceeds (Bank Debt) Cash for each Business Day of the prior week, in each case, in form and detail reasonably acceptable to the Required Holders;

(l)    Requested Information — such other data and information relating to the business, operations, affairs, financial condition, assets or properties of any Obligor or any of its Subsidiaries (including, but without limitation, actual copies of the Parent Guarantor’s Form 10-Q and Form 10-K) or relating to the ability of each Obligor to perform its obligations hereunder and under the Notes (in the case of the Company) as from time to time may be reasonably requested by any such Purchaser or holder of Notes or by the Financial Advisor, such data and information to be provided within the time periods specified in any such request so long as the Obligors have such data and information or can obtain it within such time periods using commercially reasonable efforts. Each Obligor acknowledges and agrees that (i) the information requests set forth in the letter from counsel to the holders of the Notes (on behalf, and at the request of, the holders of the Notes) to the Parent Guarantor, dated on or about August 9, 2017, are reasonable, (ii) such information can be provided within the time periods specified in such letter and (iii) Section 7.4 does not apply to any of such requests;

(m)    Specified Requested Information – promptly, and in any event within 10 days following any change in the corporate organization of the Obligors or any of the Subsidiary Guarantors, an updated legal organization chart reflecting such change;

(n)    Daily Liquidity Report – beginning on the first Business Day following the Seventh Amendment Effective Date, a report setting forth (i) the total borrowing availability under the revolving credit commitments under each of the 2013 Revolving Credit Agreement, the 2015 Revolving Credit Commitment and the Bilateral Revolving Credit Agreements and (ii) the aggregate amount of Unrestricted Cash of the Parent Guarantor and its Subsidiaries in its US deposit accounts and cash pooling accounts, in each case as of the close of business on the immediately preceding day;

(o)    Monthly Projections; Contracts; Cost Reduction Measures – as soon as practicable and in any event not later than September 15, 2017 and on the 15th day of each month thereafter:

(i) a copy of the integrated financial projections (including a projected balance sheet, income statement and a statement of cash flows) of the Parent Guarantor and its Subsidiaries for each month through October 31, 2018, which includes cash flow projections with respect to all active construction projects with a contract price of $300,000,000 or greater and otherwise in such form and detail as shall be reasonably satisfactory to the Required Holders;

(ii) a work-in-progress report with respect to each contract with a contract value in excess of $200,000,000 (or if greater, at least 80% coverage of backlog), provided that such report shall also include all projects which have “cost plus profit in excess of billings” balances in excess of $20,000,000;

(iii) a report on (A) all new contracts awarded to the Parent Guarantor or any of its Subsidiaries with a contract value in excess of $20,000,000 and (B) the new contract awards pipeline with respect to contracts with an individual contract price in excess of $20,000,000, in each case, including estimated letter of credit and bonding requirements for each such contract; and

(iv) a progress report on the implementation of cost reduction measures implemented by the Parent Guarantor and its Subsidiaries; and

(p)    Intercompany Transaction Reports - within 60 days of the calendar month ending July 31, 2017, and thereafter within 30 days of the end of each calendar month, a report detailing (i) each loan advanced during such calendar month by a Collateral Note Party to a Non-Collateral Note Party (including the name of the creditor and debtor of each such loan and the outstanding balance thereof) and the aggregate balance of all such loans (including any such loans advanced in a prior month which remained outstanding as of such date) and (ii) each Disposition by a Collateral Note Party to a Non-Collateral Note Party involving assets with an aggregate value of $2,500,000 or greater (including the name of the buyer and the seller, a description in reasonable detail of the assets subject to such Disposition and a description of the consideration received by the seller for such Disposition).

Section 7.2.    Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):

(a)    Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of Sections 10.7, 10.9, 10.10, 10.21 and 10.22 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence). In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 24.3) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and

(b)    Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Obligors and their Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of any Obligor or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Obligors shall have taken or proposes to take with respect thereto.

Section 7.3.    Visitation. The Obligors shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)    No Default — at any time other than the period specified in clause (b) below and so long as no Default or Event of Default then exists, at the expense of such holder (except for the work of the Financial Advisor) and upon reasonable prior notice to any Obligor, to visit the principal executive office of any Obligor, to discuss the affairs, finances and accounts of the Obligors and their Subsidiaries with each Obligor’s officers, and (with the consent of the such Obligor, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of such Obligor, which consent will not be unreasonably withheld) to visit the other offices and properties of the Parent Guarantor and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)    Default — at any time during the period from the Seventh Amendment Effective Date through the date, if any, on which the Tech Business Sale is consummated or at any time thereafter if a Default or Event of Default then exists, at the expense of the Obligors to visit and inspect any of the offices or properties of any Obligor or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and (with the consent of an Obligor, which consent shall not be unreasonably withheld or delayed) independent public accountants, all at such times and as often as may be reasonably requested.

Section 7.4. Limitation on Disclosure Obligation.

The Obligors shall not be required to disclose the following information pursuant to Section 7.1(l) or 7.3:

(a)    information that the Obligors determine after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 21, they would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof; or

(b)    information that, notwithstanding the confidentiality requirements of Section 21, the Obligors are prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon the Obligors and not entered into in contemplation of this clause (b), provided that the Obligors shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that the Obligors have received a written opinion of counsel confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement.

Promptly after a request therefor from any holder of Notes that is an Institutional Investor, the Obligors will provide such holder with a written opinion of counsel (which may be addressed to the Obligors) relied upon as to any requested information that the Obligors are prohibited from disclosing to such holder under circumstances described in this Section 7.4.

SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1.    Maturity. As provided therein, the entire unpaid principal balance of the Series A Notes, the Series B Notes, the Series C Notes and the Series D Notes shall be due and payable on the respective stated maturity dates thereof.

Section 8.2.    Optional Prepayments with Make-Whole Amount. Subject to Section 10.20(a), the Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of such Notes to be prepaid on such date, the principal amount of such Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3.    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, other than any offer of prepayment of the Notes pursuant to Section 8.5, 8.7 or 10.3(a) that has been rejected by any holder or holders of Notes, the principal amount of the Notes shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4.    Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5.    Purchase of Notes. The Obligors will not and will not permit any of their Affiliates to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) to a written offer to purchase any outstanding Notes made by any Obligor or an Affiliate pro rata to the holders of the Notes upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the Required Holders accept such offer, the Company shall promptly notify the remaining holders of Notes of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by either Obligor or any of their Affiliates pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6.    Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% (i.e., 50 basis points) over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for actively traded on the run U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable actively traded on the run U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable actively traded on the run U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each

Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7.    Change of Control.    (a) Notice of Change of Control. The Obligors will, within 20 Business Days after any Responsible Officer has knowledge of the occurrence of any Change of Control give written notice of such Change of Control to each holder of Notes. If a Change of Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.7 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.7.

(b)    Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.7, such date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 45th day after the date of such offer).

(c)    Acceptance; Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Company at least 5 Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7, or to accept an offer as to all of the Notes held by the holder, in each case on or before the fifth (5th) Business Day preceding the Proposed Prepayment Date shall be deemed to constitute a rejection of such offer by such holder.

(d)    Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment.

(e)    Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.7 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change of Control.

(f)    Effect on Required Payments. The amount of each payment of the principal of the Notes made pursuant to this Section 8.7 shall be applied against and reduce each of the then remaining principal payments due pursuant to Section 8.1 by a percentage equal to the aggregate principal amount of the Notes so paid divided by the aggregate principal amount of the Notes outstanding immediately prior to such payment.

(g)    “Change of Control” Defined. “Change of Control” means an event or series of events by which:

(1)    any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of twenty percent (20%) or more of the voting power of the then outstanding Capital Stock of the Parent Guarantor entitled to vote generally in the election of the directors of the Parent Guarantor; or

(2)    the majority of the board of directors of the Parent Guarantor fails to consist of Continuing Directors; or

(3)    except as expressly permitted under the terms of this Agreement, any Obligor or any Subsidiary that is a borrower under the Credit Agreement (each, a “Subsidiary Borrower”) consolidates with or merges into another Person or conveys, transfers or leases all or substantially all of its property to any Person, or any Person consolidates with or merges into an Obligor or any Subsidiary Borrower, in either event pursuant to a transaction in which the outstanding Capital Stock of such Obligor or such Subsidiary Borrower, as applicable, is reclassified or changed into or exchanged for cash, securities or other property; or

(4)    except as otherwise expressly permitted under the terms of this Agreement, the Parent Guarantor shall cease to own and control, either directly or indirectly, all of the economic and voting rights associated with all of the outstanding Capital Stock of each of the Subsidiary Guarantors or shall cease to have the power, directly or indirectly, to elect all of the members of the board of directors of each of the Subsidiary Guarantors.

For purposes of the preceding definition, a “Continuing Director” means, with respect to any person as of any date of determination, any member of the board of directors of such Person who (a) was a member of such board of directors on the date of the Closing, or (b) was nominated for election or elected to such board of directors with the approval of the required majority of the Continuing Directors who were members of such board at the time of such nomination or election; provided that an individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction shall not be a Continuing Director unless such individual was a Continuing Director prior thereto.

Notwithstanding the foregoing, the consummation of the Tech Business Sale shall not constitute a Change of Control.

Section 8.8.    Termination of Transaction Agreement or Failure to Consummate the Shaw Acquisition. (a)(1) If (A) the Transaction Agreement is terminated prior to the consummation of the Shaw Acquisition, (B) the Company does not consummate the Shaw Acquisition on or prior to June 30, 2013 or (C) the Escrowed Closing Proceeds have not been released from escrow in accordance with the terms of the Escrow Agreement on or prior to June 30, 2013 (each, a “Termination Event”), the Company shall provide written notice within one day of the occurrence of a Termination Event to each holder of Notes. Upon the occurrence of a Termination Event, the Company shall have the right to prepay, in accordance with and subject to Section 8.8(b), all, but not less than all, the outstanding Notes at the Termination Price and (ii) a Termination Event, each holder of a Note shall have the right to require the Company to purchase all of its Notes at the Termination Price in accordance with and subject to Section 8.8(c), in each case, together with interest on all such Notes accrued to the date of prepayment or purchase by the Company, as applicable.

(2)    If an Escrow Agreement Default Event has occurred, the Company shall have the right to prepay, in accordance with and subject to Section 8.8(b), all, but not less than all, the outstanding Notes of any Objecting Holder at the Termination Price, together with interest on all such Notes accrued to the date of prepayment by the Company.

(b)    Right to Prepay Notes. If the Company exercises its right to prepay the outstanding Notes pursuant to subparagraph (a) of this Section 8.8, the Company shall provide prior written notice within ten (10) Business Days of any Termination Event or Default Termination Event (the “Termination Event Prepayment Notice”) to each holder or each Objecting Holder, as applicable, and shall prepay the Notes on a date specified in such notice, which date shall be not less than five (5) Business Days after the date of such notice (the “Termination Event Prepayment Date”). The Termination Event Prepayment Notice shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such notice, specifying: (i) the Termination Event Prepayment Date; (ii) that the prepayment of the Notes is being made pursuant to this Section 8.8; (iii) the principal amount of each Note being prepaid; (iv) the Termination Price of each Note being prepaid; and (v) the interest that would be due on each Note offered being prepaid, accrued to the Termination Event Prepayment Date.

(c)    Purchase of Notes. If the Company does not exercise its right to prepay the outstanding Notes pursuant to subparagraph (b) of this Section 8.8 with respect to a Termination Event (as evidenced by the provision of a Termination Event Prepayment Notice as set forth in such section with respect to such Termination Event), any holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) may require the Company to purchase all of the Notes held by such holder as contemplated by subparagraph (a) of this Section 8.8, by providing a written request to the Company within forty-five (45) Business Days of any Termination Event (each, a “Termination Event Purchase Request”). The Company shall purchase all Notes held by such holder on a date mutually agreed to by the Company and such holder, provided that such date shall not be less than five (5) Business Days and not more than fifteen (15) Business Days after the Termination Event Purchase Request (the “Termination Event Purchase Date”). In connection with the purchase of any Note pursuant to this Section 8.8, the Company shall provide the holder of such Note a certificate, executed by a Senior Financial Officer of the Company, specifying: (i) the Termination Event Purchase Date, (ii) that such purchase is being made pursuant to this Section 8.8; (iii) the principal amount of each Note being purchased by the Company; (iv) the Termination Price of each Note being purchased by the Company; and (v) the interest that would be due on each Note being purchased by the Company, accrued to the Termination Event Purchase Date.

(d)    Release of Escrowed Proceeds. If any holder has yet to timely notify the Company of the exercise of its right to require the Company to purchase all of its Notes pursuant to Section 8.8(c) by the 15th day preceding the expiration of the time period set forth in Section 8.8(c), then the Company shall send written notice to such holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner), requesting confirmation as to whether such holder desires to exercise its rights pursuant to Section 8.8(c). If the Company does not exercise its right to prepay the outstanding Notes within the time period set forth in Section 8.8(b) with respect to a Termination Event or any holder does not exercise its right to require the Company to purchase all of its Notes within the time period set forth in Section 8.8(c), the Escrowed Proceeds (other than amounts, if any, owing to any holder that has timely exercised its rights pursuant to Section 8.8(c), but has yet to receive payment for its Notes) shall be released, free and clear of any Liens in favor of the holders, from escrow to the Company on September 30, 2013.

SECTION 9. AFFIRMATIVE COVENANTS.

Each Obligor, jointly and severally, covenants that from and after the date of the Closing and so long as any of the Notes are outstanding:

Section 9.1.    Compliance with Law. Without limiting Section 10.5, each Obligor will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA Patriot Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2.    Insurance. (a) Each Obligor will, and, if not maintained by an Obligor, will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated; and (b) the Obligors and each applicable Note Party shall, without limiting the foregoing, at all times, (i) maintain, if available, fully paid flood hazard insurance with respect to each Mortgaged Property containing a Building (as defined in Section 208.25 of Regulation H of the FRB) that is located in a special flood hazard area, as designated by the Federal Emergency Management Agency of the United States Department of Homeland Security (“FEMA”), on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise reasonably required by the Collateral Agent, (ii) upon request, furnish to the Collateral Agent evidence of the renewal of all such policies, and (iii) furnish to the Collateral Agent written notice of any redesignation by FEMA of any such Building into or out of a special flood hazard area promptly upon obtaining knowledge of such redesignation. Additionally, the Company shall deliver to the Collateral Agent (x) standard flood hazard determination forms and (y) if any Mortgaged Property is located in a special flood hazard area (A) notices to (and confirmations of receipt by) such Note Party as to the existence of a special flood hazard and, if applicable, the unavailability of flood hazard insurance under the National Flood Insurance Program and (B) evidence of applicable flood insurance, if available, in each case in such form, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Collateral Agent. The Note Parties shall deliver to the Collateral Agent at the Collateral Agent’s request an Authorization to Share Insurance Information.

Section 9.3.    Maintenance of Properties. Each Obligor will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent either Obligor or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such Obligor has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4.    Payment of Taxes and Claims. Each Obligor will, and will cause each of its Subsidiaries to, file all material tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of either Obligor or any Subsidiary, provided that neither any Obligor nor any Subsidiary need pay any such tax, assessment, charge or levy or claim if the amount, applicability or validity thereof is contested by such Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and such Obligor or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of such Obligor or such Subsidiary.

Section 9.5.    Corporate Existence, Etc. Subject to Section 10.2, each Obligor will at all times preserve and keep its corporate existence in full force and effect. Subject to Sections 10.2 and 10.3, each Obligor will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of the Obligors and their Subsidiaries unless, in the good faith judgment of the Obligors, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6.    Books and Records. Each Obligor will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over such Obligor or such Subsidiary, as the case may be. The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. Upon the request of the Required Holders, the Parent Guarantor shall turn over copies of any such records to the holders of the Notes or their representatives. The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system.

Section 9.7.    Pari Passu Ranking. Prior to the Collateral Effective Date, the Notes (in the case of the Company) and all other obligations under this Agreement and the other Financing Agreements of each Note Party are and at all times shall remain direct and unsecured obligations of such Note Party, as applicable, ranking at least pari passu in right of payment with all Indebtedness outstanding under the Credit Agreements and all other present and future unsecured Indebtedness (actual or contingent) of such Note Party that is not expressed to be subordinate or junior in rank to any other unsecured Indebtedness of such Note Party. From and after the Collateral Effective Date, the Notes (in the case of the Company) and all other obligations under this Agreement and the other Financing Agreements of each Note Party will be and at all times thereafter shall remain direct and secured obligations of such Note Party ranking at least pari passu in right of payment with all secured Indebtedness outstanding under the Transaction Facilities and other secured Credit Agreements.

Section 9.8.    Subsidiary Guarantors. The Obligors will cause the Initial Subsidiary Guarantors and, after the date of Closing, any Subsidiary which is required by the terms of any Credit Agreement to become obligated for, or otherwise guarantee, Indebtedness of either Obligor in respect of any Credit Agreement, to deliver to each of the holders of the Notes (concurrently with the delivery thereof under such Credit Agreement) or to the Collateral Agent, as applicable, subject to the Agreed Collateral Principles and Sections 2.2 and 2.3 of the US Security Agreement, the following items:

(a)    a duly executed Subsidiary Guarantee in scope, form and substance reasonably satisfactory to the Required Holders or a joinder agreement in respect of the Subsidiary Guarantee, as applicable;

(b)    (A) where a security interest is being granted by a Domestic Subsidiary under the laws of any state of the United States, or under the laws of the District of Columbia, a Security Joinder Agreement of such Subsidiary (including without limitation completed schedules and supplements thereto as well as, to the extent applicable, intellectual property security interest notices executed in blank in accordance with the terms of the U.S. Security Agreement), together with such Uniform Commercial Code financing statements naming such Subsidiary as “Debtor” and naming the Collateral Agent for the benefit of the Secured Creditors as “Secured Party,” in form, substance and number sufficient in the reasonable opinion of the Collateral Agent and its special counsel to be filed in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Collateral Agent for the benefit of the Secured Creditors the Lien on Collateral conferred under such Security Document to the extent such Lien may be perfected by Uniform Commercial Code filing or (B) in all other cases, such instruments, agreements and other documents as are effective under the applicable local law to grant a valid and perfected security interest (or the local law equivalent thereof) in favor of the Collateral Agent for the benefit of the Secured Creditors in the Collateral of the relevant Subsidiary;

(c)    Mortgages, together with Mortgage Instruments, with respect to each individual real property (and related improvements) with a fair market value in excess of $2,500,000 (as determined by the Company and the Collateral Agent in good faith) owned by such Subsidiary, together with evidence that the casualty and other insurance (including, without limitation, flood insurance) required pursuant to the Financing Agreements is in full force and effect; provided that with respect to any real property being added as Collateral, the Company will give at least 45 days’ prior written notice prior to pledging such real property to the Collateral Agent, and, upon confirmation from the Collateral Agent that all flood insurance due diligence and flood insurance compliance verification has been completed, such real property may be pledged;

(d)    if the Subsidiary Securities issued by such Subsidiary that are, or are required to become, Pledged Interests are owned by a Subsidiary who has not then executed and delivered to the Collateral Agent a security agreement granting a Lien to the Collateral Agent, for the benefit of the Secured Creditors, in such Equity Interests, (A) where the relevant Pledged Interests may be validly pledged under the laws of any state of the United States, or under the laws of the District of Columbia, (x) a Security Agreement Joinder executed by the Subsidiary that directly owns such Subsidiary Securities, and (y) if such Subsidiary Securities shall be owned by the Company or a Subsidiary who has previously executed a U.S. Security Agreement, a security agreement supplement in form and substance reasonably acceptable to the Collateral Agent, pertaining to such Subsidiary Securities or (B) in all other cases, such instruments, agreements and other documents as are effective under applicable local law to grant a valid and perfected security interest (or the equivalent thereof under local law) in favor of the Collateral Agent, for the benefit of the Secured Creditors, in the Subsidiary Securities issued by such Subsidiary;

(e)    if the Pledged Interests issued by such Subsidiary constitute securities under (and which are capable under applicable law of being pledged pursuant to the provisions of) Article 8 of the Uniform Commercial Code, (a) the certificates representing 100% of such Subsidiary Securities and (b) duly executed, undated stock powers or other appropriate powers of assignment in blank affixed thereto;

(f)    where relevant or required under applicable law for the creation or perfection of security instruments in the relevant jurisdiction, a supplement to the appropriate schedule (or other documents which are effective under applicable law to grant a security interest or pledge in the relevant Collateral) attached to the appropriate Security Documents listing the additional Collateral, certified as true, correct in all material respects and complete by the Responsible Officer (provided that the failure to deliver such supplement shall not impair the rights conferred under the Security Documents in after-acquired Collateral);

(g)    documents of the types referred to in Section 4.3(b) and, if requested by the Collateral Agent, customary opinions of counsel to such Subsidiary (including, without limitation, customary opinions as to the Liens created by the applicable Security Documents executed by such Person in favor of the Collateral Agent for the benefit of the Secured Creditors in the Collateral of such Person), all in form, content and scope reasonably satisfactory to the Collateral Agent;

(h)    a certificate signed by an authorized Responsible Officer of each Obligor making representations and warranties to the effect of those contained in Sections 5.1, 5.2, 5.4, 5.6, 5.7 and 5.19, with respect to such Subsidiary and its Subsidiary Guarantee, as applicable;

(i)    with respect to each Material Subsidiary incorporated under the laws of the United States of America, any state thereof or the District of Columbia, and with respect to any other Subsidiary Guarantor upon request by the Required Holders, an opinion of counsel addressed to each of the holders of the Notes reasonably satisfactory to the Required Holders, to the effect that the Subsidiary Guarantee by such Person has been duly authorized, executed and delivered and that the Subsidiary Guarantee constitutes the legal, valid and binding obligation of such Person, enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles and containing other usual and customary assumptions, qualifications and exceptions; and

(j)    such other assurances, certificates, documents, consents or opinions as the Collateral Agent reasonably may require.

Notwithstanding anything contained in clause (d) above, (1) in the event any such Subsidiary is a Domestic Subsidiary that is a “disregarded entity” for United States federal income tax purposes (a “Domestic Disregarded Subsidiary”), and such Domestic Disregarded Subsidiary owns stock in a Direct Foreign Subsidiary, then the Subsidiary Securities of such Domestic Disregarded Subsidiary shall not be pledged or provide any guaranty or serve as collateral in connection herewith; provided, however, that only the assets of such Domestic Disregarded Subsidiary (other than the stock in the Direct Foreign Subsidiary) shall be pledged or provide any guaranty or serve as collateral in connection herewith, as well as up to sixty-five percent (65%) in the aggregate of the Voting Securities and 100% of any other Subsidiary Securities of such Direct Foreign Subsidiary of such Domestic Disregarded Subsidiary, subject to such further limitations as otherwise provided herein and (2) in the event any such Subsidiary is a Domestic Subsidiary that is a U.S. entity that is treated as a corporation for U.S. federal income tax purposes substantially all of the fair market value of whose assets consist of one or more controlled foreign corporations within the meaning of Section 957 of the Code (a “US CFC HoldCo”), then the Subsidiary Securities of such US CFC HoldCo shall not be pledged or provide any guaranty or serve as collateral in connection herewith; provided, however, that up to sixty-five percent (65%) in the aggregate of the Voting Securities and 100% of any other Subsidiary Securities of such US CFC HoldCo shall be pledged or serve as collateral in connection herewith.

If any Subsidiary otherwise required to become a Subsidiary Guarantor under this Section 9.8 is a joint venture or unincorporated association, and such Subsidiary’s becoming a Subsidiary Guarantor shall be restricted by such Subsidiary’s constitutive documents, then, provided such Subsidiary is not obligated under any Credit Agreement for more than the Limited Guarantee Amount, notwithstanding anything to the contrary contained in any Financing Agreement, the obligations guaranteed by such Subsidiary under the Subsidiary Guarantees shall not be required to exceed the amount (the “Limited Guarantee Amount”) that may be so guaranteed under applicable Requirements of Law (including, without limitation, the Uniform Fraudulent Conveyance Act and the Uniform Fraudulent Transfer Act), multiplied by the percentage of such Subsidiary’s outstanding Capital Stock or interest in the profits owned, in each case, by the Company or any of its other Subsidiaries.

In the event any Subsidiary otherwise required to become a Subsidiary Guarantor under this Section 9.8 would cause the Company adverse tax consequences if it were to become a Subsidiary Guarantor or is restricted from becoming a Subsidiary Guarantor as a result of domestic laws or otherwise, the Required Holders may, in their discretion, permit such Subsidiary to be treated as an Excluded Foreign Subsidiary, and, accordingly, such Subsidiary would not be required to become a Subsidiary Guarantor.

Section 9.9.    Maintenance of Ownership. The Company shall at all times remain a Subsidiary of the Parent Guarantor and the Parent Guarantor shall at all times own, directly or indirectly, 100% of all equity interests and voting interests of the Company free and clear of any Lien other than any Liens granted to secure Senior Secured Indebtedness pursuant to the Transaction Facilities.

Section 9.10.    Maintenance of Rating on Notes. The Company will at all times maintain a rating by a Designated Rating Agency on the Notes. The Company shall notify each holder of a Note in writing of any change in, or withdrawal of, the rating on the Notes, and of its receipt of any written notice that such a change or withdrawal is likely to occur (and of any resulting obligation to pay the fee pursuant to Section 9.12(a)) promptly, and in any event within 5 days, thereafter.

Section 9.11.    Most Favored Lender Status.

(a)    If at any time after the date of this Agreement (i) any Credit Agreement contains a covenant (whether constituting a covenant or event of default) by an Obligor (A) to maintain the Leverage Ratio (or a similar covenant or limitation on Indebtedness contained in any such Credit Agreement) at a level more favorable to the lenders under such Credit Agreement than the level set forth in Section 10.7, (B) to maintain a minimum amount of Consolidated Net Worth (or a similar covenant contained in any such Credit Agreement), (C) to maintain the Fixed Charge Coverage Ratio (or a similar covenant contained in any such Credit Agreement) at a level more favorable to the lenders under such Credit Agreement than the level set forth in Section 10.9, (D) constituting an Additional Covenant (in addition to the covenants described in clauses (i), (ii) and (iii) above) or (E) constituting an Additional Default, together with all definitions and interpretive provisions from such Credit Agreement to the extent used in relation thereto, or (ii) the Required Holders, acting in their sole discretion, determine that the Parent Guarantor or any Subsidiary has provided any other creditor with greater rights, protections, compensation or other benefits under any instruments relating to Indebtedness than the holders of the Notes have received under this Agreement or any other Financing Agreement (any such provision described in clauses (i) or (ii) above, a “Most Favorable Covenant”), then the Obligors shall provide a Most Favored Lender Notice in respect of such Most Favorable Covenant. Such Most Favorable Covenant shall be deemed automatically incorporated by reference into this Agreement, mutatis mutandis, as if set forth in full herein, effective as of the date when such Most Favorable Covenant shall have become effective under such Credit Agreement (unless such date is prior to the date of the Closing, in which case such covenant will be deemed incorporated effective as of the date of the Closing). Thereafter, upon the request of any holder of a Note, the Obligors shall, as soon as reasonably practicable, enter into any additional agreement or amendment to this Agreement and any other Financing Agreement reasonably requested by such holder to further evidence any of the foregoing.

(b)    “Most Favored Lender Notice” means, in respect of any Most Favorable Covenant, a written notice to each of the holders of the Notes (and in the case if any Note registered in the name of a nominee for a disclosed beneficial owner, to such beneficial owner, rather than such nominee, on the date of such notice) delivered promptly, and in any event within ten Business Days after the inclusion of such Most Favorable Covenant in any Credit Agreement from a Responsible Officer referring to the provisions of this Section 9.11 and setting forth a reasonably detailed description of such Most Favorable Covenant and related explanatory calculations, as applicable.

(c)    For the avoidance of doubt, in no event shall the Leverage Ratio set forth in Section 10.7 or the Fixed Charge Coverage Ratio set forth in Section 10.9 and related definitions contained in this Agreement be deemed or construed to be loosened or relaxed by operation of the terms of this Section 9.11.

Section 9.12.    Payment of Certain Fees.

(a)    Investment Grade Rating. If on the last day of any fiscal quarter, the Company fails to have an Investment Grade Rating on the Notes, the Obligors shall pay a fee (a “Rating Fee”) to each holder in an amount equal to 1.50% (150 bps) per annum (0.375% (37.50 bps) per quarter) of the aggregate principal amount of Notes held by such holder as of such last day, payable within 30 days of such last day; provided, that if at any time the Leverage Fee (defined in clause (b) below) payable pursuant to Section 9.12(b)(ii) is also payable, the Rating Fee payable pursuant to this Section 9.12(a) shall be an amount equal to 1.00% (100 bps) per annum (0.25% (25 bps) per quarter) of the aggregate principal amount of Notes held by such holder. For purposes of clarity, at any time that both the Rating Fee and Leverage Fee are payable, the aggregate fees payable under this Section 9.12 shall equal 2.00% (200 bps) per annum (0.50% (50 bps) per quarter) as of such last day.

(b)    Leverage Ratio. During the period beginning with the fiscal quarter ending December 31, 2016 and ending December 31, 2018:

(i)    if the Leverage Ratio as of the last day of any fiscal quarter is greater than 3.00 to 1.00 and less than or equal to 3.50 to 1.00, the Obligors shall pay a fee to each holder of the Notes equal to 0.50% (50 bps) per annum (0.125% (12.5 bps) per quarter) of the aggregate principal amount of Notes held by such holder as of such last day, or

(ii)    if the Leverage Ratio as of the last day of any fiscal quarter is greater than 3.50 to 1.00, the Obligors shall pay a fee to each holder of the Notes equal to 1.00% (100 bps) per annum (0.25% (25 bps) per quarter) of the aggregate principal amount of Notes held by such holder as of such last day.

The fee payable pursuant to this Section 9.12(b) is referred to herein as the “Leverage Fee”. The Leverage Fee shall be payable with respect to the fiscal quarter in which such ratio exceeded 3.00:1.00 on the date of delivery of corresponding financial statements pursuant to Section 7.1(a) or Section 7.1(b) and, in any event, not later than the last date such financial statements are required to be delivered, if not earlier delivered. Payment of the Leverage Fee shall not excuse or cure any Default or Event of Default arising from the Obligors’ failure to comply with the terms of Section 10.7.

(c)    Any fee payable pursuant to Section 9.12(a) or Section 9.12(b) shall be in addition to any increased interest payable at any applicable Default Rate and any other amount due in connection with an Event of Default.

Section 9.13.    Mandatory Offer of Prepayment in Connection with Tech Business Sale. (a) In the event the Tech Business Sale is consummated following the consent of the Required Holders thereto as required by Section 10.3(b)(3) and so long as (1) the Notes have not been accelerated prior to the closing of such sale and (2) such sale is consummated on or prior to

February 28, 2018 (or such later date as the Required Holders may agree in the exercise of their discretion), the Obligors shall apply the Net Cash Proceeds of the Tech Business Sale to prepay Senior Indebtedness outstanding under this Agreement and the other Transaction Facilities on a pro rata basis, based on the Applicable Balances outstanding under the Transaction Facilities as of the date on which the Tech Business Sale is consummated (such pro rata portion of Net Cash Proceeds applicable to the Notes, herein the “Ratable Amount”), in accordance with this Section 9.13. The Obligors shall immediately deposit the Net Cash Proceeds received from the Tech Business Sale in a blocked account held with the Collateral Agent, for the benefit of the Secured Creditors, on the date on which the Tech Business Sale is consummated and promptly (and in any event within five (5) Business Days) following the closing of the Tech Business Sale, make a written offer to prepay the Notes in an aggregate amount equal to the Ratable Amount (which Ratable Amount shall include interest accrued to the proposed date of prepayment) and the Modified Make-Whole Amount, specifying a prepayment date that is not later than thirty days following the closing of the Tech Business Sale. Such offer of prepayment shall be made pro rata among all of the Notes under this Agreement, without regard to series. Following the application of such Net Cash Proceeds to prepay the Applicable Balances outstanding under the 2015 Term Loan Agreement, the 2013 Revolving Credit Agreement and the 2015 Revolving Credit Agreement but pending the prepayment of the Notes as contemplated by this Section 9.13, the remaining balance of the Net Cash Proceeds shall be held in such blocked account with the Collateral Agent for the benefit of the holders of the Notes and the 2015 Notes. If (x) a holder of the Notes or a holder of 2015 Notes declines all or a portion of its pro rata share of such prepayment, or (y) the Applicable Balance allocable to the lenders under the 2013 Revolving Credit Agreement and the 2015 Revolving Credit Agreement exceeds the Applicable Outstandings thereunder as of the Relevant Completion Date, the amount of such declined proceeds and any such excess as provided in clauses (x) and (y) above, shall be offered on a pro rata basis to the holders of the Notes and the 2015 Notes that have accepted such initial offer of prepayment and the lenders under the other Transaction Facilities based on the Applicable Balances thereof (it being agreed that any such secondary offer may be made concurrently with the initial offer). The initial offer to prepay the Notes shall be made pursuant to Section 8.5 of this Agreement. The failure of any holder to respond to the offer shall be deemed an acceptance of the offer. Any acceptance (or deemed acceptance) by a holder of such initial prepayment offer shall be deemed to constitute an acceptance of any such secondary offer. To the extent any Net Cash Proceeds of the Tech Business Sale offered to the holders of the Notes for prepayment are ultimately declined for prepayment (after any declined proceeds are re-offered to the holders of Notes and holders of 2015 Notes that have accepted the initial offer of prepayment, as provided above), the amount of such declined proceeds shall be applied by the Obligors to prepay Senior Indebtedness outstanding under the other Transaction Facilities, as determined by the Company. Proceeds payable to a holder pursuant to this Section 9.13 shall be applied, first, to accrued interest on the principal balance being repaid to the date of payment, second, to the principal balance of the Notes, and finally, to the Modified Make-Whole Amount in accordance with the Intercreditor Agreement as proposed to be amended pursuant to Section 9.13(b) or the subordination terms of Section 9.13(b), as applicable.

(b)     Notwithstanding anything else in this Agreement, prior to the consummation of the Tech Business Sale, the Obligors, the Collateral Agent, the Required Holders, and any other requisite parties to the Intercreditor Agreement shall enter into an amendment to the Intercreditor

Agreement (which shall be in form and substance satisfactory to the Required Holders, the requisite holders under the 2015 NPA, the Collateral Agent and any requisite parties under (1) the 2013 Revolving Credit Agreement, (2) the 2015 Revolving Credit Agreement and (3) the 2015 Term Loan Agreement) which (i) subordinates the payment of the Modified Make-Whole Amount to the payment in full in cash of the Maximum Senior Obligations; and (ii) amends other terms of the Intercreditor Agreement necessary to reflect the subordination of the Modified Make-Whole Amount described in the previous clause.    The Noteholders expressly agree and acknowledge that in the event that the Obligors, the Required Holders, the Collateral Agent, the requisite holders under the 2015 NPA and any requisite parties under the (1) 2013 Revolving Credit Agreement, (2) the 2015 Revolving Credit Agreement and (3) the 2015 Term Loan Agreement fail to reach agreement on the amendment to the Intercreditor Agreement prior to the consummation of the Tech Business Sale, but (x) the Required Holders have consented to the Tech Business Sale (whether or not the other conditions set forth in Section 10.3(b) have been satisfied) and (y) no Event of Default (under and as defined in any of the Transaction Facilities, as in effect on the Seventh Amendment Effective Date) has occurred and is continuing on the date the Tech Business Sale has been consummated or will result therefrom, then the Obligors and the Collateral Agent shall apply the Net Cash Proceeds from such sale to payment in full in cash of the Maximum Senior Obligations in accordance with the terms of the Transaction Facilities prior to any distribution on account of the Modified Make-Whole Amount due under Section 9.13 hereof or under Section 9.13 of the 2015 NPA. The Collateral Agent on behalf of all Secured Creditors, is a third party beneficiary of this Section 9.13(b) and this section shall not be amended without its consent.

Section 9.14.    Special Mandatory Offers of Prepayment.

(a)    If the Parent Guarantor or any of its Subsidiaries Disposes of any property in accordance with and permitted by Section 10.3(a)(2), Section 10.3(a)(4) (excluding a Permitted Sale and Leaseback Transaction under clause (a)(i) of the definition thereof) or Section 10.3(a)(6) hereof, then the Obligors shall apply 100% of the Net Cash Proceeds of such Disposal to the pro rata payment of Senior Indebtedness outstanding under this Agreement and the other Transaction Facilities. Such prepayment of the Notes shall be made pursuant to a written offer of prepayment at a price equal to 100% of the principal amount to be prepaid (at par) plus accrued interest to the date of prepayment, and as otherwise more fully set forth in Section 9.14(d) below; provided that the Tech Business Sale shall be governed by and subject to Section 9.13. For the avoidance of doubt, “property” includes Equity Interests of any other Person by the Person making the applicable Disposition.

(b)    Upon the incurrence or issuance by the Parent Guarantor or any of its Subsidiaries of any unsecured Indebtedness and/or Indebtedness that is subordinated or otherwise junior to the Notes (including any Subordinated Indebtedness), in each case, pursuant to a capital markets transaction or any substitutions thereof, in each case after the Sixth Amendment Effective Date, the Obligors shall apply 100% of the Net Cash Proceeds of such incurrence or issuance to the pro rata payment of Senior Indebtedness outstanding under this Agreement and the other Transaction Facilities. Such prepayment of the Notes shall be made pursuant to a written offer of prepayment at a price equal to 100% of the principal amount to be prepaid, accrued interest thereon to the date of prepayment, and the Modified Make-Whole Amount, and as otherwise more fully set forth in Section 9.14(d) below.

(c)    From and after the Seventh Amendment Effective Date, upon the issuance by the Parent Guarantor or any of its Subsidiaries of any of its own Capital Stock (other than any issuance of Capital Stock in connection with employee benefit arrangements), the Obligors shall apply 100% of the Net Cash Proceeds of such issuance to the pro rata payment of Senior Indebtedness outstanding under this Agreement and the other Transaction Facilities. Such prepayment of the Notes shall be made pursuant to a written offer of prepayment at a price equal to 100% of the principal amount to be prepaid, accrued interest thereon to the date of prepayment, and the Modified Make-Whole Amount, and as otherwise more fully set forth in Section 9.14(d) below.

(d)    Each prepayment of Senior Indebtedness outstanding under this Agreement and the other Transaction Facilities pursuant to any Disposition, incurrence of Indebtedness, issuance of Capital Stock or event or claim giving rise to Net Insurance/Condemnation Proceeds as described in this Section 9.14 (a “Prepayment Event”) shall be made on a pro rata basis based on the Applicable Balance outstanding under the Transaction Facilities as of the Relevant Completion Date (such pro rata portion of Net Cash Proceeds or Net Insurance/Condemnation Proceeds applicable to the Notes, herein the “Section 9.14 Ratable Amount”). The Obligors shall deposit the Net Cash Proceeds or the Net Insurance/Condemnation Proceeds, as applicable, from any such Prepayment Event in a blocked account held with the Collateral Agent, for the benefit of the Secured Creditors, on the Relevant Completion Date and promptly (and in any event within five (5) Business Days) following the Relevant Completion Date, make a written offer to prepay the Notes in an aggregate amount equal to the Section 9.14 Ratable Amount, together with accrued interest thereon and the Modified Make-Whole Amount, if applicable, specifying a prepayment date that is not later than 30 days following the closing of the Prepayment Event. Such offer of prepayment shall be made pro rata among all of the Notes under this Agreement, without regard to series. Following the application of such Net Cash Proceeds or Net Insurance/Condemnation Proceeds, as applicable, to prepay the Applicable Balances outstanding under the 2015 Term Loan Agreement, the 2013 Revolving Credit Agreement and the 2015 Revolving Credit Agreement but pending the prepayment of the Notes as contemplated by this Section 9.14, the remaining balance of the Net Cash Proceeds or Net Insurance/Condemnation Proceeds, as applicable, shall be held in such blocked account with the Collateral Agent for the benefit of the holders of the Notes and the 2015 Notes. If (x) a holder of the Notes or a holder of 2015 Notes declines all or a portion of its pro rata share of such prepayment, or (y) the Applicable Balance allocable to the lenders under the 2013 Revolving Credit Agreement and the 2015 Revolving Credit Agreement exceeds the Applicable Outstandings thereunder as of the Relevant Completion Date, the amount of such declined proceeds and any such excess as provided in clauses (x) and (y) above, shall be offered on a pro rata basis to the holders of the Notes and the 2015 Notes that have accepted such initial offer of prepayment and the lenders under the other Transaction Facilities based on the Applicable Balances thereof (it being agreed that any such secondary offer may be made concurrently with the initial offer). The initial offer to prepay the Notes shall be made pursuant to Section 8.5 of this Agreement. The failure of any holder to respond to the offer shall be deemed an acceptance of the offer. Any acceptance (or deemed acceptance) by a holder of such initial prepayment offer shall be deemed to constitute an acceptance of any such secondary offer. To the extent any Net Cash Proceeds or Net Insurance/Condemnation Proceeds of a Prepayment Event offered to the holders of the Notes for prepayment are ultimately declined for prepayment (after any declined proceeds are re-offered to the holders of Notes and holders of 2015 Notes that have accepted the initial offer of prepayment, as provided above), the amount of such declined proceeds shall be applied by the Obligors to prepay Senior Indebtedness outstanding under the other Transaction Facilities, as determined by the Company. Proceeds payable to each holder pursuant to Section 9.14 shall be applied, first, to accrued interest on the principal balance being repaid to the date of payment, second, to the Modified Make-Whole Amount, if any, and finally, to the principal balance of the Notes.

(e)    If the Parent Guarantor or any of its Subsidiaries receives any Net Insurance/Condemnation Proceeds, the Company shall prepay an aggregate principal amount of the Notes and other Senior Indebtedness under the Transaction Facilities equal to 100% of such Net Insurance/Condemnation Proceeds immediately upon receipt thereof by such Person (such prepayments to be made and applied as set forth in clause (d) above); provided that, if, prior to the date any such prepayment is required to be made, the Parent Guarantor notifies the holders of the Notes of its intention to reinvest all or any portion of the Net Insurance/Condemnation Proceeds in assets used or useful in the business (other than cash or Cash Equivalents) of the Parent Guarantor or any of its Subsidiaries up to a maximum of $25,000,000 in respect of each individual event or claim giving rise to Net Insurance/Condemnation Proceeds (such Net Insurance/Condemnation Proceeds or portion thereof, the “Eligible Reinvestment Proceeds”), then so long as (a) no Default or Event of Default has occurred and is continuing and (b) such Eligible Reinvestment Proceeds are held in a blocked account opened with the Collateral Agent, for the benefit of the Secured Creditors, until such time as they are reinvested, the Company shall not be required to make a mandatory prepayment under this clause (e) in respect of such Eligible Reinvestment Proceeds to the extent such Eligible Reinvestment Proceeds are so reinvested within 180 days following receipt thereof, or if the Parent Guarantor or any of its Subsidiaries has committed to so reinvest such Eligible Reinvestment Proceeds during such 180-day period and such Eligible Reinvestment Proceeds are so reinvested within 90 days after the expiration of such 180-day period; provided further that, if any Eligible Reinvestment Proceeds have not been so reinvested prior to the expiration of the applicable period, the Parent Guarantor shall promptly prepay the outstanding principal amount of the Notes and other Indebtedness with the Eligible Reinvestment Proceeds not so reinvested as set forth in clause (d) above (without regard to the immediately preceding proviso). Any such prepayment of the Notes pursuant to this Section 9.14(e) shall be made pursuant to a written offer of prepayment to the holders of the Notes at a price equal to 100% of the principal amount to be prepaid (at par) plus accrued interest to the date of prepayment, and as otherwise more fully set forth in Section 9.14(d) above.

Section 9.15.    Collateral Delivery Obligation.

(a)    Within the time periods specified in Section 9.15(c) below, all obligations under the Notes, this Agreement and the other Financing Agreements shall be secured by valid and perfected first priority Liens and security interests in all of the Collateral, subject to (x) Liens permitted under this Agreement, (y) the Agreed Collateral Principles and (z) Sections 2.2 and 2.3 of the U.S. Security Agreement

Notwithstanding the foregoing, in no event shall the Collateral include any property to the extent that such grant of a security interest would contravene the Agreed Collateral Principles or Section 2.3 of the U.S. Security Agreement (other than with respect to any request by the Collateral Agent contemplated thereunder) (the “Excluded Collateral”).

The “Agreed Collateral Principles” are as follows: (i) no lien by any Person organized outside of the United States shall be made that would result in any breach of any law or regulation (or analogous restriction) of the jurisdiction of organization of such Person or result in any risk to the officers or directors of such Person or a civil or criminal liability, (ii) the Note Parties shall take all such actions as may be necessary to create and perfect security interests in motor vehicles and any other assets subject to a certificate of title to the extent requested by the Required Holders, and (iii) the Note Parties shall take all reasonable actions necessary to create and perfect security interests in all property (other than Excluded Collateral) of the Note Parties subject to the laws of the United Kingdom, Liechtenstein, Netherlands, Curaçao, Australia, Canada and each other non-U.S. jurisdiction reasonably required by the Required Holders (including, if so required, entering into local law-governed instruments pledging the Capital Stock of foreign Subsidiaries), it being expressly acknowledged that in certain jurisdictions it may be (A) impossible or impractical (including for legal and regulatory reasons) to create security over certain categories of assets or (B) it may take longer than agreed upon to grant or create such security over certain categories of assets, in which event the Required Holders will act reasonably in granting the necessary extension of timing for obtaining such security, provided, that with respect to subsections (A) and (B), the applicable Note Party has exercised commercially reasonable efforts in providing such security.

(b)    Notwithstanding anything to the contrary in this Agreement or the Financing Agreements, the Liens on the Collateral shall be created pursuant to security agreements and other instruments (the “Security Documents”) in favor of the Collateral Agent for the equal and ratable benefit of the holders of the Notes, the holders of the 2015 Notes, and the credit providers (including, without limitation, lenders, providers of cash management and hedge obligations) under each of the 2013 Revolving Credit Agreement, the 2015 Revolving Credit Agreement, the 2015 Term Loan Agreement and the letter of credit facilities referred to in clause (v) below, in each case, that are parties to the hereinafter defined Intercreditor Agreement, and securing the relevant Note Party’s obligations under such Transaction Facilities and the letter of credit facilities referred to in clause (v) below. The enforcement of the rights and benefits in respect of the Security Documents will be subject to the Intercreditor Agreement.

(c)    The Liens and security interests on the Collateral contemplated hereby shall be granted and perfected within the following time periods: (i) for Collateral with respect to which Liens may be perfected by filing of a UCC-1 financing statement, within 21 days following the Sixth Amendment Effective Date and for Collateral of any Note Party organized under the laws of the United States, any state thereof or the District of Columbia that may not be perfected by filing of a UCC-1 financing statement, within the time period set forth in and to the extent required by the Seventh Amendment and the Security Documents to which such Note Party is a party as in effect on the Seventh Amendment Effective Date, (ii) for all Collateral of the Note Parties organized under the laws of the United Kingdom and the Netherlands to the extent perfection thereof is governed by the laws of such jurisdictions, respectively, on or prior to the

Seventh Amendment Effective Date (or such later date as set forth in the Security Documents therefor as in effect on the Seventh Amendment Effective Date) and (iii) for all Collateral of the Note Parties organized under the laws of Liechtenstein, Curaçao, Australia or Canada to the extent perfection thereof is governed by the laws of such jurisdictions, respectively, within 30 days following the Seventh Amendment Effective Date or such other date as may be specified in Annex VIII to the Seventh Amendment, (iv) with respect to all real property of the Note Parties located in the United States and valued in excess of $2,500,000, within 30 days following request by the Collateral Agent in accordance herewith (or such later date as may be agreed to by the Required Holders) and (vi) for all other Collateral, within 60 days following the written request of the Required Holders, subject to the Agreed Collateral Principles, Sections 2.2 and 2.3 of the U.S. Security Agreement and as may otherwise be agreed by the Required Holders.

(d)    Bank of America, N.A. shall act as the “collateral agent” (including any successors, the “Collateral Agent”) under the Security Documents and any other security instruments, and each of the holders hereby irrevocably appoints and authorizes Bank of America, N.A. (i) to act as the agent of such holder for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Note Parties to secure any of the obligations under the Notes and the other Financing Agreements, together with such powers and discretion as are reasonably incidental thereto, in all cases, subject to the Intercreditor Agreement, and (ii) to enter into security documents and any other related security instruments on behalf of the holders.

(e)    The Obligors shall promptly upon execution thereof provide the Collateral Agent with copies of all executed Security Documents and all documents and instruments evidencing that the Liens and security interests contemplated hereby have been filed for record or have been otherwise perfected.

(f)    Upon the grant of Liens and security interests pursuant to this Section 9.15, the remedies available to the holders under Section 12.2 hereof at any time an Event of Default has occurred and is continuing shall include the right to enforce any Security Document, subject to the Intercreditor Agreement and the terms of such Security Documents.

Section 9.16.    Financial Advisor. In consideration of the execution and delivery by the holders of the Sixth Amendment, the Obligors have agreed that the holders of the Notes and the holders of the 2015 Notes shall be entitled to engage Evercore Group L.L.C. and RPA Advisors, LLC (or any replacement thereof or successor thereto designated by the Required Holders) as financial advisors to such holders (together, the “Financial Advisor”) not later than July 15, 2017. The Obligors agree (a) to cooperate with the holders in the engagement of the Financial Advisor, which engagement shall be on terms reasonably acceptable to the Obligors, including terms of confidentiality reasonably acceptable to the Obligors and the Required Holders (provided the selection of the Financial Advisor shall be in the sole discretion of the holders), and (b) to provide (i) financial information requested by the Financial Advisor regarding the Parent Guarantor and its Subsidiaries, their businesses and properties, and (ii) access to senior management of the Obligors and their Subsidiaries, in each case, in accordance with the Engagement Letter. The Obligors agree to pay the fees and expenses of the Financial Advisor in accordance with the Engagement Letter. The obligations of the Obligors with respect to the

Financial Advisor shall end on the date following the Sixth Amendment Effective Date on which the Senior Secured Leverage Ratio has been less than 2.50 to 1.00 for four (4) consecutive fiscal quarters (as evidenced to the holders and such evidence reasonably satisfactory to the Required Holders).

Section 9.17.    Appraisals. The Collateral Agent or the holders of Notes may obtain from time to time an appraisal of all or any part of any Collateral, prepared in accordance with written instructions from the Collateral Agent or the Required Holders, from a third-party appraiser satisfactory to, and engaged directly by, the Required Holders. The cost of any appraisal shall be borne by the Obligors and such cost shall be part of the Indebtedness, and constitute an obligation (without duplication under any Transaction Facility) hereunder and shall be payable by the Obligors to the holders on written demand (which obligation the Obligors hereby promise to pay).

Section 9.18.    Further Assurances. Promptly upon request by the Collateral Agent or the Required Holders, the Company and its Subsidiaries shall (a) correct any material defect or error that may be discovered in any Financing Agreement or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Collateral Agent or the Required Holders may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Financing Agreements, (ii) to the fullest extent permitted by applicable law, subject any Collateral Note Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Documents, subject to the terms thereof, (iii) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Creditors the rights granted or now or hereafter intended to be granted to the Secured Creditors under any Financing Agreement or under any other instrument executed in connection with any Financing Agreement to which any Note Party is or is to be a party.

Section 9.19.    Strategic Review. Effective as of August 9, 2017, the Parent Guarantor’s financial advisor, FTI Consulting, Inc. (“FTI”), shall engage in a strategic review of the Parent Guarantor and its business in light of the Tech Business Sale, with a focus on alternative deleveraging strategies and detailed implementation of same, such review to be conducted in accordance with, and a report and presentation in respect thereof to be given to the holders on the dates specified in, the addendum to that certain engagement contract, dated May 18, 2017, between the Parent Guarantor and FTI. The Parent Guarantor shall not amend, modify, vary or supplement the scope of FTI’s engagement for the strategic review or terminate such engagement, at any time on and following the Seventh Amendment Effective Date, without the prior written consent of the Required Holders (provided that the Required Holders’ written consent shall not be required to the extent the scope of the FTI engagement is expanded or broadened, so long as a copy of the FTI engagement letter documenting such expanded scope is promptly delivered to the holders of the Notes upon being agreed between FTI and the Parent Guarantor). FTI shall present a report of its findings to the Parent Guarantor’s Board of Directors no later than October 8, 2017. Within five (5) Business Days following FTI’s presentation to the Parent Guarantor’s Board of Directors, the Parent Guarantor and FTI shall meet with the holders of the Notes and their professional advisors to discuss any strategic alternatives and/or initiatives to be recommended as a result of the strategic review.

SECTION 10. NEGATIVE COVENANTS.

Each Obligor, jointly and severally, covenants that from and after the date of the Closing and so long as any of the Notes are outstanding:

Section 10.1.    Transactions with Affiliates. Other than transactions otherwise permitted by Section 10.11, the Obligors will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Obligors or a Note Party), or make loans or advances to any holder or holders of any Equity Interests of the Parent Guarantor, except in the ordinary course and pursuant to the reasonable requirements of any Obligor’s or such Note Party’s business and upon fair and reasonable terms no less favorable to such Obligor or such Note Party than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 10.2.    Merger, Consolidation, Etc. The Obligors will not, and will not permit any Subsidiary to, consolidate with or merge with any other Person, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution) or convey, transfer or lease (as lessor) all or substantially all of its assets in a single transaction or series of related transactions to any Person, (each such transaction a “Fundamental Change”), except:

(a)    the Parent Guarantor may consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of related transactions to, any other Person if (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Parent Guarantor as an entirety, as the case may be (the “Surviving Parent”), shall be a solvent corporation or limited liability company organized and existing under the laws of an Acceptable Jurisdiction, (ii) if the Parent Guarantor is not the Surviving Parent, the due and punctual performance and observation of all of the obligations in the Financing Agreements to be performed or observed by the Parent Guarantor are expressly assumed in writing by the Surviving Parent and the Surviving Parent shall furnish to the holders of the Notes an opinion of nationally recognized independent counsel to the effect that each agreement or instrument effecting such assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of the Surviving Parent enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles and containing other usual and customary assumptions, qualifications and exceptions, (iii) each of the Subsidiary Guarantors shall have confirmed and ratified in writing reasonably satisfactory to the Required Holders its obligations under its Subsidiary Guarantee, and (iv) immediately before and after giving effect to any such transaction, no Default or Event of Default shall have occurred and be continuing;

(b)    the Company may consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of related transactions to, any other Person if (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be (the “Surviving Company”), shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), (ii) if the Company is not the Surviving Company, the due and punctual performance and observation of all of the obligations in the Financing Agreements (including the Notes) to be performed or observed by the Company are expressly assumed in writing by the Surviving Company and the Surviving Company shall furnish to the holders of the Notes an opinion of nationally recognized independent counsel to the effect that each agreement or instrument effecting such assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of the Surviving Company, enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles and containing other usual and customary assumptions, qualifications and exceptions, (iii) each of the Parent Guarantor and Subsidiary Guarantors shall have confirmed and ratified in writing reasonably satisfactory to the Required Holders its obligations under the Parent Guarantee and Subsidiary Guarantee, respectively, and (iv) immediately before and after giving effect to any such transaction, no Default or Event of Default shall have occurred and be continuing;

(c)    a Subsidiary of the Parent Guarantor may be merged into or consolidated with the Parent Guarantor (in which case the Parent Guarantor shall be the surviving corporation) or any wholly-owned Subsidiary of the Parent Guarantor provided the Parent Guarantor owns, directly or indirectly, a percentage of the equity of the merged entity not less than the percentage it owned of the Subsidiary prior to such Fundamental Change and if the predecessor Subsidiary was (i) a Non-Collateral Note Party, the surviving Subsidiary shall be a Note Party hereunder or (ii) a Collateral Note Party, the surviving Subsidiary shall be a Collateral Note Party hereunder;

(d)    Fundamental Changes permitted under Sections 10.1, 10.3 and 10.11; and

(e)    any liquidation of any Subsidiary of the Parent Guarantor, provided the holder of its Equity Interests, to whom its assets upon liquidation are distributed, is the Parent Guarantor or another Subsidiary of the Parent Guarantor, as applicable;

(f)     any Material Subsidiary may dissolve, liquidate or wind-up its affairs at any time if such dissolution, liquidation or winding up is not disadvantageous to the holders of the Notes in any material respect (as determined by the Required Holders and notified to the Parent Guarantor); and

(g)     any Subsidiary that is not a Material Subsidiary may dissolve, liquidate or wind-up its affairs at any time.

No such conveyance, transfer or lease of substantially all of the assets of any Obligor or any Subsidiary Guarantor shall have the effect of releasing any Obligor or any Subsidiary Guarantor or any Surviving Parent, Surviving Company or any other Person that becomes the surviving or continuing Person in the manner prescribed in this Section 10.2 from its liability under the Financing Agreements, the Notes or any Subsidiary Guarantee, as applicable.

Section 10.3.    Sales of Assets. (a) At all times from and after the Seventh Amendment Effective Date, the Obligors will not, and will not permit any Subsidiary to, consummate any Asset Sale, except:

(1)     sales of inventory in the ordinary course of business;

(2)     the Disposition in the ordinary course of business of equipment that is obsolete, excess or no longer used or useful in the Parent Guarantor’s or its Subsidiaries’ businesses;

(3)     (i) Dispositions of assets from a Collateral Note Party to any other Collateral Note Party, (ii) Dispositions of assets from a Non-Collateral Note Party to a Collateral Note Party, (iii) Dispositions of assets from a Non-Note Party to the Parent Guarantor or any of its Subsidiaries, (iv) Dispositions of assets from a Collateral Note Party to a Non-Collateral Note Party made in the ordinary course of business and upon fair and reasonable terms no less favorable to such Collateral Note Party than would be obtainable in a comparable arm’s length transaction with a Person that is neither the Parent Guarantor nor one of its Subsidiaries, and (v) Dispositions of assets in the ordinary course of business from a Note Party to a Subsidiary of the Parent Guarantor that is not a Note Party and not otherwise prohibited by this Agreement in an aggregate amount not to exceed $25,000,000 in the aggregate from and after the Sixth Amendment Effective Date;

(4)    the Permitted Sale and Leaseback Transactions;

(5)    [Reserved];

(6)    other leases, sales or other Dispositions of assets not otherwise permitted by this Section 10.3(a) (but for the avoidance of doubt, not including the Tech Business Sale) if such transaction (A) is for consideration consisting of one hundred percent (100%) cash, (B) is for not less than fair market value (as determined in good faith by the Parent Guarantor’s board of directors), and (C) has been approved in writing by the Required Holders prior to the consummation thereof; and

(7)    Dispositions in connection with the Tech Business Sale (A) so long as the Obligors comply with the requirements of Section Section 9.13 in connection therewith, and (B) either (i) the requirements of Section 10.3(b) have been met, or (ii) the Required Holders otherwise consent to the consummation of the Tech Business Sale.

(b)    The Obligors shall (1) prepare a confidential information memorandum, financial model and transaction structure memorandum, in each case, for the Tech Business Sale (collectively, the “Tech Sale Marketing Materials”), and deliver copies of such Tech Sale Marketing Materials to the Required Holders no later than September 8, 2017, (2) prepare, for distribution to prospective purchasers, a form of purchase and sale agreement for the Tech Business Sale, in form and substance reasonably satisfactory to the Required Holders, by no later than October 15, 2017; (3) obtain the prior written consent of the Required Holders to the final terms and conditions upon which the Tech Business Sale will be completed (including, without limitation, as to purchase price, closing conditions, holdbacks, etc.) prior to the execution of any definitive purchase and sale documentation, (4) execute definitive purchase and sale documentation in form and substance satisfactory to the Required Holders on or before December 8, 2017, provided the Required Holders may, in their sole discretion, extend such deadline for up to 15 days at no additional cost or expense to the Obligors (to the extent such extension relates solely to the extension of such deadline), (5) prior to the consummation of the Tech Business Sale, deliver detailed information regarding the closing calculations for the Tech Business Sale, including estimated working capital adjustments, which shall be reasonably acceptable to the Required Holders, and (6) consummate the Tech Business Sale (and the accompanying closing funds flow) on or before December 27, 2017, provided, that at no additional cost to the Obligors, the Required Holders may, in their sole discretion, extend such deadline for up to 64 days at no additional cost or expense to the Obligors (to the extent such extension relates solely to the extension of such deadline).

Section 10.4.    Line of Business. The Obligors will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Obligors and their Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Obligors and their Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

Section 10.5.    Terrorism Sanctions Regulations. The Obligors will not, and will not permit any Controlled Entity to, (i) become a Blocked Person or (ii) have any investments in, or knowingly (as such term is defined in Section 101(6) of CISADA) engage in any dealings or transactions with, any Blocked Person where solely by virtue of such investments, dealings, or transactions would result in either (A) any Obligor or any Controlled Entity being in violation of applicable law in any material respect or (B) any holder of a Note being in violation of any OFAC Sanctions Laws.

Section 10.6.    Liens. The Obligors will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien securing Indebtedness for borrowed money on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of any Obligor or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

(a)     Liens (other than Environmental Liens and Liens in favor of the Internal Revenue Service or the PBGC) for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

(b)    statutory Liens of landlords and carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested by any Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings in compliance with Section 9.4;

(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, pensions or other employee benefits and other social security laws or regulations; provided that all such Liens do not in the aggregate materially detract from the value of the Parent Guarantor’s or its Subsidiary’s assets or property taken as a whole or materially impair the use thereof in the operation of the businesses taken as a whole;

(d)    any attachment or judgment Lien, unless the judgment it secures shall not, within 30 days after entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of such stay;

(e)    other Liens incidental to the normal course of the business of the Obligors and their Subsidiaries or the ownership of their property, including, without limitation, deposits and Liens with respect to the performance of statutory obligations, in each case which are not securing Indebtedness, but specifically excluding any such Liens securing the performance of bids, trade contracts, leases, surety and appeal bonds or performance bonds;

(f)    covenants, easements, zoning restrictions, rights of way, governmental permitting and operation restrictions and similar encumbrances on real property imposed by law as arising in the ordinary course of business that do not secure any monetary obligation and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Obligors and their Subsidiaries taken as a whole;

(g)    licenses, leases or subleases granted to other Persons in the ordinary course of business and not interfering in any material respect with the business of the Obligors and their Subsidiaries;

(h)    customary bankers’ Liens and rights of setoff arising, in each case, in the ordinary course of business and incurred on deposits made in the ordinary course of business;

(i)    Liens on property or assets of any Obligor or any of its Subsidiaries securing Indebtedness owing to either Obligor or to a Note Party;

(j)     Liens on property or assets securing the Indebtedness of any Obligor or any Subsidiary as of the date of the Closing and reflected in Schedule 5.15, including liens of any Financing Agreement on the Escrowed Closing Proceeds;

(k)    any Lien created to secure all or part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction or improvement, of property (or any improvement thereon) acquired or constructed by any Obligor or a Subsidiary after the date of the Closing, provided that (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon and proceeds thereof) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon), and (ii) any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property;

(l)    any Lien existing on property of a Person immediately prior to its being consolidated with or merged into either Obligor or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by either Obligor or a Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired (and proceeds thereof) and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

(m)    any Lien renewing, extending, replacing or refunding any Lien permitted by paragraphs (j), (k) or (l) of this Section 10.6, provided that (i) the principal amount of Indebtedness secured by such Lien immediately prior to such extension, renewal, replacement or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal, replacement or refunding, no Default or Event of Default would exist;

(n)    Liens on pledged cash of the Parent Guarantor and its Subsidiaries required for notional cash pooling arrangements in the ordinary course of business and not securing Indebtedness for borrowed money;

(o)    Liens on property or assets of the Parent Guarantor and its Subsidiaries securing Senior Indebtedness under this Agreement, the Notes and the other Transaction Facilities and the other obligations of the Parent Guarantor and its Subsidiaries under the Transaction Facilities, provided that each lender or holder thereunder (or an authorized administrative agent on its behalf) is a party to or otherwise bound by the Intercreditor Agreement; and

(p)    Liens not to exceed $500,000,000, on terms and conditions satisfactory to the Required Holders, securing performance and financial letters of credit issued by lenders under the 2013 Revolving Credit Agreement, the 2015 Term Loan Agreement and/or the 2015 Revolving Credit Agreement (but outside of such Credit Agreements) to the extent such Liens (i) arise under the Security Documents (or any other documents that grant a Lien on assets of the Parent Guarantor and its Subsidiaries to secure the obligations hereunder and under the other Transaction Facilities) and (ii) are subject to the Intercreditor Agreement (up to such $500,000,000 limit), including the requirement that such lenders shall vote in the same class as the lenders under the 2013 Revolving Credit Agreement and the 2015 Revolving Credit Agreement.

In addition, neither the Parent Guarantor nor any of its Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Collateral Agent as collateral for the Notes; provided that (x) any agreement, note, indenture or other instrument in connection with purchase money Indebtedness (including Capitalized Leases) incurred in compliance with the terms of this Agreement may prohibit the creation of a Lien in favor of the Collateral Agent and the holders of the Notes on the items of property obtained with the proceeds of such Indebtedness and (y) the Transaction Facilities (and any Permitted Refinancing thereof) may prohibit the creation of a Lien in favor of the Collateral Agent and the holders of the Notes unless such Indebtedness is secured equally and ratably with the Notes.

Section 10.7.    Leverage Ratios, Capital Markets Indebtedness. (a) The Parent Guarantor shall not permit the ratio (the “Leverage Ratio”) of (i) all Adjusted Indebtedness of the Parent Guarantor and its Subsidiaries as of any date of determination (but excluding Joint Venture Indebtedness) to (ii) EBITDA for the most recently-ended period of four-fiscal quarters for which financial statements were required to be delivered to exceed the lesser of (x) commencing with the four fiscal quarter period ending March 31, 2018, 1.75 to 1.00 and (y) the level required to be maintained under a similar leverage covenant contained in any Credit Agreement for such applicable fiscal period.

(b)    The Leverage Ratio shall be calculated as of the last day of each fiscal quarter commencing with the fiscal quarter ending March 31, 2018, based upon (A) for Adjusted Indebtedness, Adjusted Indebtedness (but excluding Joint Venture Indebtedness) as of the last day of each such fiscal quarter, and (B) for EBITDA, the actual amount for the four quarter period ending on such day.

(c)    From and after the Seventh Amendment Effective Date, the Parent Guarantor shall not, nor shall it permit any Subsidiary to, create, incur, assume or otherwise become directly or indirectly liable with respect to any unsecured Indebtedness pursuant to a capital markets transaction or any substitution thereof, unless such unsecured Indebtedness constitutes Subordinated Indebtedness.

Section 10.8.    [Reserved].

Section 10.9.    Fixed Charge Coverage Ratio. From and after March 31, 2018, the Parent Guarantor and its consolidated Subsidiaries shall maintain a ratio (“Fixed Charge Coverage Ratio”), without duplication, of Consolidated Net Income Available for Fixed Charges to Consolidated Fixed Charges of at least 2.25 to 1.00 for the most recently-ended period of four fiscal quarters for which financial statements were required to be delivered. For purposes of all calculations of the Fixed Charge Coverage Ratio, Interest Expense attributable to the Notes shall be excluded unless the Release Date occurs.

Section 10.10.    Indebtedness. (a) After the Seventh Amendment Effective Date, the Parent Guarantor shall not, nor shall it permit any Subsidiary to, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any secured Indebtedness except with respect to (i) secured Indebtedness in existence on the Seventh Amendment Effective Date (and any Permitted Refinancing thereof) to the extent not otherwise in violation of Section 10.10(b) and (ii) to the extent such Indebtedness is secured, Indebtedness permitted pursuant to Sections 10.10(b)(1), 10.10(b)(2), 10.10(b)(3), 10.10(b)(8), 10.10(b)(10) and 10.10(b)(11) (in each case to the extent that notwithstanding this Section 10.10(a) such Indebtedness is permitted to be secured under this Agreement).

(b)    From and after the Seventh Amendment Effective Date, the Parent Guarantor shall not, nor shall it permit any Subsidiary to, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness at any time, except:

(1)     Indebtedness of the Obligors under this Agreement and of the Subsidiaries under the Subsidiary Guarantees;

(2)     Indebtedness in respect of guaranties executed by any Subsidiary Guarantor with respect to any Indebtedness of the Parent Guarantor and Indebtedness in respect of guaranties executed by the Parent Guarantor with respect to any Indebtedness of the Parent Guarantor’s Subsidiaries, provided that such underlying Indebtedness is not incurred by the Parent Guarantor or any such Subsidiary, as applicable, in violation of this Agreement;

(3)     Indebtedness in respect of obligations secured by Customary Permitted Liens;

(4)     Indebtedness constituting Contingent Obligations permitted by Section 10.12;

(5)     Unsecured Indebtedness arising from loans from (i) any Collateral Note Party to any other Collateral Note Party, (ii) any Non-Collateral Note Party to a Note Party, (iii) any Collateral Note Party to a Non-Collateral Note Party, provided that (A) such Indebtedness has arisen in the ordinary course of business, and (B) to the extent the principal amount of such Indebtedness, is $1,000,000 or greater, a promissory note evidencing such Indebtedness has been delivered as additional Collateral in favor of the Collateral Agent, (iv) any Non-Note Party to the Parent Guarantor or any of its Subsidiaries, (v) Lealand Finance Company B.V. to any Subsidiary (other than any Subsidiary Guarantor) in an aggregate outstanding principal amount not to exceed $100,000,000 at any time and (vi) any one or more Subsidiary Guarantors to Horton CBI, Limited in an aggregate outstanding principal amount not to exceed $100,000,000; provided, that if (x) any Note Party is the obligor on such Indebtedness or (y) such Indebtedness has been incurred under clause (v) or (vi) hereof, such Indebtedness shall be expressly subordinate to the payment in full in cash of the Notes on terms satisfactory to the Required Holders; provided further that the creditor in respect of any such unsecured Indebtedness must be permitted to make an Investment in the relevant debtor in the amount of such Indebtedness under Section 10.11;

(6)     Indebtedness arising under any Swap Contracts which are not prohibited under Section 10.16;

(7)     Unsecured Indebtedness with respect to surety, appeal and performance bonds and Performance Letters of Credit (under and as defined in this Agreement and the Existing Revolving Credit Agreement) obtained by any of the Parent Guarantor’s Subsidiaries in the ordinary course of business and which support only the business activities of the Parent Guarantor and its Subsidiaries and not those of any other Person (other than in favor of joint ventures otherwise permitted hereunder and the purchaser and its affiliates in connection with Project Jazz);

(8)     Indebtedness evidenced by letters of credit, bank guarantees or other similar instruments in an aggregate face amount not to exceed at any time $150,000,000 issued in the ordinary course of business to secure obligations of the Parent Guarantor and its Subsidiaries under workers’ compensation and other social security programs, and Contingent Obligations with respect to any such permitted letters of credit, bank guarantees or other similar instruments;

(9)     (i) Permitted Existing Indebtedness and (ii) other Indebtedness, in addition to that referred to elsewhere in this Section 10.10, incurred by the Parent Guarantor or any of its Subsidiaries, provided that no Default or Event of Default shall have occurred and be continuing at the date of such incurrence or would result therefrom, and provided further that the aggregate outstanding amount of all Indebtedness incurred under this clause (9)(ii) shall not at any time exceed $25,000,000;

(10)     Indebtedness of the Obligors and any Subsidiary Guarantor in respect of (i) the 2013 Revolving Credit Agreement, (ii) the 2015 Revolving Credit Agreement, and (iii) the 2015 Term Loan Agreement (and any Permitted Refinancing in each case thereof), so long as such Indebtedness is not senior to the Notes in right of payment and is not guaranteed by any Subsidiary that is not a Subsidiary Guarantor;

(11)     Indebtedness of any Subsidiary Guarantor in respect of the 2015 Notes, so long as such Indebtedness is not senior to the Notes in right of payment and is not guaranteed by any Subsidiary that is not a Subsidiary Guarantor; and

(12)     Unsecured Indebtedness incurred by any Borrower or any Subsidiary Guarantor and owing to a joint venture in which any Borrower or any Subsidiary Guarantor owns any interest in an aggregate outstanding amount not to exceed $750,000,000 at any time.

Notwithstanding the foregoing, the aggregate outstanding Indebtedness of the Parent Guarantor and its Subsidiaries incurred under Sections 10.10(b)(1), 10.10(b)(9), 10.10(b)(10) and 10.10(b)(11) above shall not at any time exceed an amount equal to (x) from the Seventh Amendment Effective Date through the date of the Tech Business Sale, $3,000,000,000, and (y) thereafter, $2,900,000,000, less, in each case, the aggregate amount of all scheduled repayments and mandatory prepayments of such Indebtedness (but, in respect of any mandatory prepayments under the 2013 Revolving Credit Agreement and the 2015 Revolving Credit Agreement, only to the extent the Commitments (as defined the 2013 Revolving Credit Agreement and the 2015 Revolving Credit Agreement, respectively) have been reduced by such prepayment, made after the Seventh Amendment Effective Date up to the date of determination.

Section 10.11.    Investments. Except to the extent permitted pursuant to Section 10.13, neither the Parent Guarantor nor any of its Subsidiaries shall directly or indirectly make or own any Investment except:

(a)    Investments in cash and Cash Equivalents;

(b)    Permitted Existing Investments in an amount not greater than the amount thereof on July 8, 2015;

(c)    Investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(d)    Investments consisting of deposit accounts maintained by the Parent Guarantor and its Subsidiaries;

(e)    Investments consisting of non-cash consideration from a sale, assignment, transfer, lease, conveyance or other disposition of property permitted by Section 10.3;

(f)    Investments (i) in any consolidated Subsidiaries outstanding on the Sixth Amendment Effective Date, and (ii) after the Sixth Amendment Effective Date, additional Investments (A) by Collateral Note Parties in other Collateral Note Parties, (B) by Non-Collateral Note Parties in Note Parties, (C) by Non-Note Parties in the Parent Guarantor or any of its Subsidiaries, (D) by Collateral Note Parties in Non-Collateral Note Parties, provided that any such Investment is made in the ordinary course of business, and if taking the form of Indebtedness in a principal amount of $1,000,000 or greater, such Investment shall be evidenced by a promissory note that is delivered as additional Collateral in favor of the Collateral Agent, and (E) by the Note Parties in consolidated Subsidiaries that are not Note Parties in an aggregate amount invested not to exceed $15,000,000; provided in each case that the recipient of any such Investment taking the form of Indebtedness is permitted to incur such Indebtedness under Section 10.10;

(g)    (i) Permitted Existing J/V Investments and (ii) other Investments in joint ventures (other than Subsidiaries) and nonconsolidated Subsidiaries in an aggregate amount not to exceed $25,000,000 at any time after the Seventh Amendment Effective Date;

(h)    [Reserved];

(i)    Investments constituting Indebtedness permitted by Sections 10.7 and 10.10 or Contingent Obligations permitted by Section 10.12;

(j)    Investments in addition to those referred to elsewhere in this Section 10.11 in an aggregate amount not to exceed $15,000,000 at any time; provided that any such Investments incurred after the Sixth Amendment Effective Date shall only be permitted to the extent that (i) on the date of such Investment the Leverage Ratio is less than 3.00 to 1.00 (the Leverage Ratio as evidenced to the holders and such evidence reasonably satisfactory to the Required Holders), and (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(k)    Investments of The Shaw Group Inc. and its Subsidiaries permitted under the Transaction Agreement.

Section 10.12.    Contingent Obligations. The Obligors will not, and will not permit any Subsidiary to, directly or indirectly create or become or be liable with respect to any Contingent Obligation, except: (a) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (b) Permitted Existing Contingent Obligations; (c) Contingent Obligations incurred (i) to support the performance of bids, tenders, sales or contracts (other than for the repayment of borrowed money), or (ii) with respect to surety, appeal and performance bonds obtained by the Parent Guarantor or any Subsidiary (provided that the Indebtedness with respect thereto is permitted pursuant to Sections 10.7 and 10.10) in each case related to the ordinary course business activities of the Company and its Subsidiaries and not those of any other Person or, solely to the extent of its relative ownership interest therein, any Person (other than a Wholly-Owned Subsidiary of the Parent Guarantor) in which the Parent Guarantor or any of its Subsidiaries have a joint interest or other ownership interest, in each case in the ordinary course of business; (d) Contingent Obligations of the

Subsidiary Guarantors under the Subsidiary Guarantees and the Parent Guarantor under this Agreement; and (e) Contingent Obligations in respect of the Transaction Facilities and Contingent Obligations of The Shaw Group Inc. and its Subsidiaries permitted under the Transaction Agreement.

Section 10.13.    Subsidiaries; Acquisitions.

(a)    The Parent Guarantor shall not create, acquire or capitalize any Subsidiary after the Sixth Amendment Effective Date unless (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom; (y) after such creation, acquisition or capitalization, all of the representations and warranties contained herein shall be true and correct (unless such representation and warranty is made as of a specific date, in which case, such representation or warranty shall be true and correct as of such date); and (z) after such creation, acquisition or capitalization the Parent Guarantor and such Subsidiary shall be in compliance with the terms of Sections 9.8, 9.15, 10.18 and 10.19.

(b)    From and after the Seventh Amendment Effective Date, neither the Parent Guarantor nor its Subsidiaries shall make any Acquisitions unless otherwise approved by the Required Holders.

Section 10.14.    Sales and Leasebacks. Neither the Parent Guarantor nor any of its Subsidiaries shall become liable, directly, by assumption or by Contingent Obligation, with respect to any Sale and Leaseback Transaction (other than the Permitted Sale and Leaseback Transactions and sale and leaseback obligations of The Shaw Group Inc. and its Subsidiaries permitted under the Transaction Agreement), unless the sale involved is not prohibited under Section 10.3, the lease involved is not prohibited under Section 10.7 and any related Investment is not prohibited under Sections 10.11.

Section 10.15.    Subsidiary Covenants. Except for any (a) encumbrance or restriction binding upon The Shaw Group Inc. and its Subsidiaries permitted under the Transaction Agreement, (b) encumbrance or restriction contained in any of the Transaction Facilities (or any amendments or Permitted Refinancings thereof, provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing), (c) customary provisions restricting subletting, assignment of any lease or assignment of any agreement entered into in the ordinary course of business, (d) customary restrictions and conditions contained in any agreement relating to a sale or disposition not prohibited by Section 10.3 of this Agreement, or (e) any agreement in effect at the time a Subsidiary becomes a Subsidiary, so long as it was not entered into in connection with or in contemplation of such Person becoming a Subsidiary, the Parent Guarantor will not, and will not permit any Subsidiary to, create or otherwise cause to become effective or suffer to exist any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to pay dividends or make any other distribution on its stock or redemption of its stock, or make any other Restricted Payment, pay any Indebtedness or other obligation owed to Parent Guarantor or any other Subsidiary, make loans or advances or other Investments in the Parent Guarantor or any other Subsidiary, or sell, transfer or otherwise convey any of its property to the Parent Guarantor or any other Subsidiary, or merge, consolidate with or liquidate into the Parent Guarantor or any other Subsidiary.

Section 10.16.    Swap Contracts. The Parent Guarantor shall not and shall not permit any of its Subsidiaries to enter into any Swap Contracts, other than Swap Contracts entered into by the Parent Guarantor or its Subsidiaries pursuant to which the Parent Guarantor or such Subsidiary has hedged its reasonably estimated interest rate, foreign currency or commodity exposure, and which are non-speculative in nature.

Section 10.17.    Issuance of Disqualified Stock. Neither the Parent Guarantor, nor any of its Subsidiaries shall issue any Disqualified Stock. All issued and outstanding Disqualified Stock shall be treated as Indebtedness for all purposes of this Agreement, and the amount of such deemed Indebtedness shall be the aggregate amount of the liquidation preference of such Disqualified Stock.

Section 10.18.    Non-Guarantor Subsidiaries. The Parent Guarantor will not at any time permit the sum of the consolidated assets of all of the Parent Guarantor’s Subsidiaries which are not Subsidiary Guarantors (the non-guarantor Subsidiaries being referred to collectively as the “Non-Obligor Subsidiaries”) to exceed 12.5% of the Parent Guarantor’s and its Subsidiaries Consolidated Total Assets. For the avoidance of doubt, Excluded Joint Ventures shall be disregarded for purposes of this Section 10.18.

Section 10.19.    Intercompany Indebtedness. Except as otherwise permitted by Section 10.10(b)(5), no Note Party shall create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness arising from loans from any Subsidiary that is not a Note Party to any such Note Party unless (a) such Indebtedness is unsecured and (b) such Indebtedness shall be expressly subordinate to the payment in full in cash of the obligations under the Notes and this Agreement on terms satisfactory to the Required Holders.

Section 10.20.    Restricted Payments. The Parent Guarantor shall not, nor shall it permit any Subsidiary to, declare, make or pay any Restricted Payments from and after the Seventh Amendment Effective Date, other than (a) payments and prepayments of the Transaction Facilities in accordance with the terms thereof (each as in effect on the Seventh Amendment Effective Date), provided that any voluntary prepayment under the 2015 Term Loan Agreement or the 2015 NPA and any prepayments made under the 2013 Revolving Credit Agreement or the 2015 Revolving Credit Agreement as a result of any Note Party’s election to permanently reduce the commitments thereunder shall be made together with voluntary prepayments of the other Transaction Facilities, on a pro rata basis by reference to the outstanding principal balances thereunder, (b) any Subsidiary may declare and pay dividends ratably with respect to its Equity Interests, and (c) required repurchases of Equity Interests of the Parent Guarantor issued pursuant to employee benefit arrangements (as in effect on the Seventh Amendment Effective Date) to the extent necessary to pay any withholding taxes in connection therewith.

Section 10.21.    Minimum EBITDA. The Parent Guarantor shall not permit EBITDA for each period of four consecutive fiscal quarters specified below to be less than the amount specified opposite such period below:

Four Fiscal Quarters Ending	Minimum EBITDA
September 30, 2017	$500,000,000
December 31, 2017	$550,000,000
March 31, 2018	$500,000,000
June 30, 2018	$450,000,000
September 30, 2018	$450,000,000
December 31, 2018 and each fiscal quarter ending thereafter	$425,000,000

Section 10.22.    Minimum Availability. The Parent Guarantor shall not, at any time, permit the aggregate undrawn revolving credit commitments available for borrowing under the 2013 Revolving Credit Agreement and the 2015 Revolving Credit Agreement (“Minimum Availability”) at such time to be less than (a) during the period commencing on the Seventh Amendment Effective Date through the earlier of (i) the date on which the Tech Business Sale is consummated, and (ii) February 28, 2018, $150,000,000, and (b) at all times thereafter, $250,000,000.

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing from and after the date of the Closing:

(a)    the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)    (i) the Company defaults in the payment of any interest on any Note for more than five (5) Business Days or any fee payable pursuant to Section 9.12, in either case, after the same becomes due or (ii) any Obligor defaults in the payment of any amount payable pursuant to Section 13 for more than twenty Business Days after the same becomes due and payable; or

(c)    either Obligor defaults in the performance of or compliance with any term contained in Section 7.1(f), Section 7.1(j), Section 7.1(l) (solely with respect to the letter dated on or about August 9, 2017 and with respect to the matters described therein), Section 7.1(o), Section 9.7, Section 9.11, Section 9.13, Section 9.14, Section 9.15(c), Section 9.19 or Section 10 (other than Section 10.3(b)(1), (b)(2) and (b)(5)) or Section 3(d) of the Seventh Amendment; or

(d)    either Obligor defaults in the performance of or compliance with any term contained in (i) Section 7.1(n) and such default is not remedied within one day after the earlier of (A) a Responsible Officer obtaining actual knowledge of such default and (B) either Obligor receiving written notice of such default from any holder of a Note, (ii) either Obligor defaults in the performance of or compliance with any term contained in Section 7.1(l) (other than with respect to the letter dated on or about August 9, 2017 and matters described therein) and such default is not remedied within 10 days after the earlier of (A) a Responsible Officer obtaining actual knowledge of such default and (B) either Obligor receiving written notice of such default from any holder of a Note, or (iii) either Obligor or any Subsidiary Guarantor defaults in the performance of or compliance with any of its obligations contained herein, in any other Financing Agreement or in a Subsidiary Guarantee, respectively (in each case, other than those referred to in Sections 11(a), (b), (c), (d)(i) and (d)(ii)), and such default is not remedied within 30 days after the earlier of (A) a Responsible Officer obtaining actual knowledge of such default and (B) either Obligor receiving written notice of such default from any holder of a Note (any such written notice delivered pursuant to this Section 11(d) to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)    (i) the Parent Guarantee, any Subsidiary Guarantee or any other Financing Agreement at any time after its execution and delivery and for any reason other than the agreement of all of the holders of Notes, as permitted hereunder or thereunder, ceases to be a legally valid, binding and enforceable obligation or contract of the Obligors or a Subsidiary Guarantor, as applicable, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect, (ii) any Note Party denies that it has any or further liability or obligation under any Financing Agreement, or purports to revoke, terminate or rescind any Financing Agreement in writing, (iii) any Financing Agreement ceases to secure or guaranty the obligations in respect of the Secured Bank Creditors (as defined in the Intercreditor Agreement) at any time in the same manner as amounts owing to the holders are secured or guaranteed, or (iv) at any time, any Security Document after delivery thereof shall for any reason (other than pursuant to the terms thereof or solely as a direct result of the action or inaction of the Collateral Agent or any holder) ceases to create a valid and perfected first priority Lien (subject to Liens permitted by Section 10.6 or any other Financing Agreement) on the Collateral (other than immaterial Collateral) purported to be covered thereby; or

(f)    any representation or warranty made in writing by or on behalf of either Obligor in any Financing Agreement or by a Subsidiary Guarantor in its Subsidiary Guarantee or by any officer of either Obligor or any Subsidiary Guarantor in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(g)    (i) either Obligor or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least the Threshold Amount, or (ii) either Obligor or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least the Threshold Amount or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) either Obligor or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least the Threshold Amount, or (y) one or more Persons have the right to require any Obligor or any Subsidiary so to purchase or repay such Indebtedness, provided, that for the avoidance of doubt, no Event of Default shall occur under clause (g)(i), (g)(ii) or (g)(iii) with respect to any bilateral letter of credit facilities unless the aggregate unpaid and/or unreimbursed amount thereunder exceeds $50,000,000, or (iv) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Note Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Note Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Note Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(h)    either Obligor or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement (including scheme of arrangement) or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(i)    a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by either Obligor or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of either Obligor or any of its Subsidiaries, or any such petition shall be filed against either Obligor or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

(j)    any event occurs with respect to either Obligor or a Subsidiary that under the laws of any jurisdiction is analogous to any of the events described in Section 11(h) or (i); provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(h) or Section 11(i); or

(k)    a final judgment or judgments for the payment of money aggregating in excess of the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified and does not dispute coverage) are rendered against one or more of the Obligors and their Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

(l)    if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified either Obligor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans (other than Multiemployer Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000,000, (iv) either Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to Employee Benefit Plans, (v) either Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) either Obligor or any Subsidiary establishes or amends any employee welfare benefit plan (as such term is defined in Section 3 of ERISA) that provides post-employment welfare benefits in a manner that would increase the liability of either Obligor or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(m)    any Lien purported to be granted from time to time with respect to any property other than immaterial property pursuant to the terms of any Security Document ceases to be a valid first priority perfected Lien, other than in accordance with the express terms hereof or thereof and other than solely as a direct result of the action or inaction of the Collateral Agent or holders.

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section 12.1.    Acceleration. (a) If an Event of Default with respect to either Obligor described in Section 11(h), (i) or (j) (other than an Event of Default described in clause (i) of Section 11(h) or described in clause (vi) of Section 11(h) by virtue of the fact that such clause encompasses clause (i) of Section 11(h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)    If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. Each Obligor acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Obligors (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Obligors in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to direct the Collateral Agent in accordance with the Intercreditor Agreement to exercise on its behalf all rights and remedies available to the holders under the Security Documents and to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.    Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders or, if the Notes have been declared due and payable pursuant to Section 12.1(c) by any holder or holders of Notes, such holder or holders, as the case may be, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Obligors have paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither any Obligor nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by the Financing Agreements (including by any Note) upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Obligors under Section 16, the either Obligors will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13. TAX INDEMNIFICATION.

All payments whatsoever under the Financing Agreements required to be made by the Parent Guarantor will be made by the Parent Guarantor in lawful currency of the United States of America free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Parent Guarantor under the Financing Agreements, the Parent Guarantor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of the Financing Agreements after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of the Financing Agreements before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(a)    any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof or the enforcement of remedies in respect thereof, including, without limitation, such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the Parent Guarantor, after the date of the Closing, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of the Financing Agreements are made to, the Taxing Jurisdiction imposing the relevant Tax;

(b)    any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by the Parent Guarantor) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not (in such holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (b) upon the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of the Parent Guarantor no later than 60 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any); or

(c)    any combination of clauses (a) and (b) above;

and provided further that in no event shall the Parent Guarantor be obligated to pay such additional amounts to any holder of a Note (i) not resident in the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the Closing in excess of the amounts that the Parent Guarantor would be obligated to pay if such holder had been a resident of the United States of America or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction or (ii) registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and the Parent Guarantor shall have given timely notice of such law or interpretation to such holder.

By acceptance of any Note, the holder of such Note agrees, subject to the limitations of clause (b) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Parent Guarantor all such forms, certificates, documents and returns provided to such holder by the Parent Guarantor (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States and such Taxing Jurisdiction and (y) provide the Parent Guarantor with such information with respect to such holder as the Parent Guarantor may reasonably request in order to complete any such Forms, provided that nothing in this Section 13 shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to the Parent Guarantor or mailed to the appropriate taxing authority (which shall be deemed to occur when such Form is submitted to the United States Internal Revenue Service in accordance with instructions contained in such Form), whichever is applicable, within 60 days following a written request of the Parent Guarantor (which request shall be accompanied by copies of such Form) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

If any payment is made by the Parent Guarantor to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by the Parent Guarantor pursuant to this Section 13, then, if such holder at its sole discretion determines that it has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to the Parent Guarantor such amount as such holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (b) above) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

The Parent Guarantor will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by the Parent Guarantor of any Tax in respect of any amounts paid under the Financing Agreements, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of such Obligor, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

If the Parent Guarantor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which the Parent Guarantor would be required to pay any additional amount under this Section 13, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then the Parent Guarantor will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by the Parent Guarantor) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

If the Parent Guarantor makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from the Parent Guarantor (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by the Parent Guarantor, subject, however, to the same limitations with respect to Forms as are set forth above.

The obligations of the Parent Guarantor under this Section 13 shall survive the payment or transfer of any Note and the provisions of this Section 13 shall also apply to successive transferees of the Notes.

SECTION 14. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 14.1.    Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof, and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 14.2.    Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), subject to compliance with applicable securities laws, for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a), Exhibit 1(b), Exhibit 1(c) or Exhibit 1(d), as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than U.S.$100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than U.S.$100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.2.

Section 14.3.    Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 19(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least U.S.$50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)    in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 15. PAYMENTS ON NOTES.

Section 15.1.    Place of Payment. Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 15.2.    Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 15.2. The Company will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

SECTION 16. EXPENSES, ETC.

Section 16.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Obligors will pay all reasonable costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of the Financing Agreements (including the Notes) (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under the Financing Agreements (including the Notes) or in responding to any subpoena or other legal process or informal investigative demand issued in connection with the Financing Agreements (including the Notes), or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of any Obligor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes or by any other Financing Agreement, (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000, (d) the fees and expenses of the Collateral Agent under the Security Documents and (e) the fees and expenses of the Financial Advisor. The Obligors will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

The Parent Guarantor agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery (but not the transfer of any Notes) or the enforcement of the Financing Agreements (including any Note) or any Subsidiary Guarantee in the United States or The Netherlands or of any amendment of, or waiver or consent under or with respect to, the Financing Agreements (including any Notes) or any Subsidiary Guarantee, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Parent Guarantor pursuant to this Section 16, except for the value added tax that is recoverable or refundable for the parts to be reimbursed, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Parent Guarantor hereunder.

Section 16.2.    Survival. The obligations of the Obligors under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of the Financing Agreements (including the Notes) or any Subsidiary Guarantee, and the termination of the Financing Agreements or any Subsidiary Guarantee.

SECTION 17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may, in good faith, be relied upon, as made on the date of the Closing, by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of either Obligor pursuant to this Agreement shall be deemed representations and warranties of such Obligor under this Agreement made as of the date therein provided. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 18. AMENDMENT AND WAIVER.

Section 18.1.    Requirements. Subject to the Intercreditor Agreement, this Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 22 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser or holder unless consented to by such Purchaser or holder in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner), (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, (iii) amend any of Sections 8, 11(a), 11(b), 12, 13, 18, 21, 23 or 24.9, or (iv) release all or substantially all of the Collateral in any transaction or series of related transactions.

Section 18.2.    Solicitation of Holders of Notes.

(a)    Solicitation. The Obligors will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Obligors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)    Payment. The Obligors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c)    Consent in Contemplation of Transfer. Any consent made pursuant to this Section 18 by a holder of Notes that has transferred, or has agreed to transfer, its Notes to any Obligor, any Subsidiary or any Affiliate of either Obligor and, in either case, has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 18.3.    Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Obligors and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 18.4.    Notes Held by Obligors, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by either Obligor or any of its Affiliates shall be deemed not to be outstanding.

SECTION 19. NOTICES; ENGLISH LANGUAGE.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing;

(ii)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing;

(iii)    if to the Company:

Chicago Bridge & Iron Company (Delaware)

One CB&I Plaza

2103 Research Forest Drive

The Woodlands, Texas 77380

Attention: Michael S. Taff,

      Managing Director and Chief Financial Officer

Tel: (832) 513-1000

Fax: (832) 513-1092

With a copy to:

Chicago Bridge & Iron Company (Delaware)

One CB&I Plaza

2103 Research Forest Drive

The Woodlands, Texas 77380

Attention: Chief Legal Officer

Tel: (832) 513-1000

Fax: (832) 513-1092

With a second copy to:

K&L Gates LLP

State Street Financial Center, One Lincoln Street

Boston, Massachusetts 02111-2950

Attention Thomas F. Holt

Tel: (617) 261-3165

Fax: (617) 261-3175

Email: thomas.holt@klgates.com

and

K&L Gates LLP

Hearst Tower 47th Floor

214 N. Tryon Street

Charlotte, NC 28202

Attention: Christine Hoke and Benay Lizarazu

Tel: (704) 331-7495 / 704 331-7412

Fax: (704) 353-3195

Email: christine.hoke@klgates.com / benay.lizarazu@klgates.com or at such other address as the Company shall have specified to the holder of each Note in writing; or

(iv)    if to the Parent Guarantor, in care of the Company at:

Chicago Bridge & Iron Company N.V.

c/o Chicago Bridge & Iron Company (Delaware)

One CB&I Plaza

2103 Research Forest Drive

The Woodlands, Texas 77380

Attention: Michael S. Taff,

      Managing Director and Chief Financial Officer

Tel: (832) 513-1000

Fax: (832) 513-1092

With a copy to:

Chicago Bridge & Iron Company N.V.

c/o Chicago Bridge & Iron Company (Delaware)

One CB&I Plaza

2103 Research Forest Drive

The Woodlands, Texas 77380

Attention: Chief Legal Officer

Tel: (832) 513-1000

Fax: (832) 513-1092

With a copy to:

K&L Gates LLP

State Street Financial Center, One Lincoln Street

Boston, Massachusetts 02111-2950

Attention Thomas F. Holt

Tel: (617) 261-3165

Fax: (617) 261-3175

Email: thomas.holt@klgates.com

and

K&L Gates LLP

Hearst Tower 47th Floor

214 N. Tryon Street

Charlotte, NC 28202

Attention: Christine Hoke and Benay Lizarazu

Tel: (704) 331-7495 / 704 331-7412

Fax: (704) 353-3195

Email: christine.hoke@klgates.com / benay.lizarazu@klgates.com or at such other address as the Parent Guarantor shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received. Each document, instrument, financial statement, report, notice or other communication delivered in connection with the Financing Agreements shall be in English or accompanied by an English translation thereof.

SECTION 20. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. Each Obligor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit any Obligor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 21. CONFIDENTIAL INFORMATION.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of either Obligor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement or any other Financing Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Obligor or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser, on a nonconfidential basis from a source other than an Obligor, prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by either Obligor or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such

Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (on the confidential basis as provided for in this Section 21 and to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by either Obligor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with such Obligor embodying the provisions of this Section 21.

In the event that as a condition to receiving access to information relating to the Parent Guarantor or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 21, this Section 21 shall not be amended thereby and, as between such Purchaser or such holder and the Obligors, this Section 21 shall supersede any such other confidentiality undertaking.

SECTION 22. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such

Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 23. PARENT GUARANTEE.

Section 23.1.    Guarantee. The Parent Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to each holder and its successors and permitted assigns, the full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of and Make-Whole Amount and interest on (including, without limitation, interest, whether or not an allowable claim, accruing after the date of filing of any petition in bankruptcy, or the commencement of any bankruptcy, insolvency or similar proceeding relating to the Company) the Notes and all other amounts owed or to be owing by the Company which becomes due under the terms and provisions of the Financing Agreements, now or hereafter existing under the Financing Agreements whether for principal, Make-Whole Amount, interest (including, without limitation, interest, whether or not an allowable claim, accruing after the date of filing of any petition in bankruptcy, or the commencement of any bankruptcy, insolvency or similar proceeding relating to the Company), indemnification payments, expenses (including attorneys’ fees and expenses) or otherwise (all such obligations being the “Guaranteed Obligations”), and agrees to pay any and all fees and expenses incurred by each holder in enforcing this Parent Guarantee.

Notwithstanding any stay, injunction or other prohibition preventing such action against the Company, if for any reason whatsoever the Company shall fail or be unable to duly, punctually and fully (in the case of the payment of Guaranteed Obligations) pay such amounts as and when the same shall become due and (in the case of the payment of Guaranteed Obligations) payable, whether or not such failure or inability shall constitute an “Event of Default”, the Parent Guarantor will forthwith (in the case of the payment of Guaranteed Obligations) pay or cause to be paid such amounts to the holders, in lawful money of the United States of America, at the place specified in Section 15, or pay such Guaranteed Obligations or cause such Guaranteed Obligations to be paid, (in the case of the payment of Guaranteed Obligations) together with interest (in the amounts and to the extent required under such Notes) on any amount due and owing.

Section 23.2.    Parent Guarantor’s Obligations Unconditional. (a) The Guaranty by the Parent Guarantor in this Parent Guarantee shall constitute a guarantee of payment and not of collection, and the Parent Guarantor specifically agrees that it shall not be necessary, and that the Parent Guarantor shall not be entitled to require, before or as a condition of enforcing the liability of the Parent Guarantor under this Parent Guarantee or requiring payment or performance of the Guaranteed Obligations by the Parent Guarantor hereunder, or at any time thereafter, that any holder: (a) file suit or proceed to obtain or assert a claim for personal judgment against the Company or any other Person that may be liable for or with respect to any Guaranteed Obligation; (b) make any other effort to obtain payment or performance of any

Guaranteed Obligation from the Company or any other Person that may be liable for or with respect to such Guaranteed Obligation, except for the making of the demands, when appropriate, described in Section 23.1; (c) foreclose against, or seek to realize upon security now or hereafter existing for such Guaranteed Obligations; (d) except to the extent set forth in Section 23.1, exercise or assert any other right or remedy to which such holder is or may be entitled in connection with any Guaranteed Obligation or any security or other guaranty therefor; or (e) assert or file any claim against the assets of the Company or any other Person liable for any Guaranteed Obligation. The Parent Guarantor agrees that its Guaranty under this Parent Guarantee shall be continuing, and that the Guaranteed Obligations will be paid and performed in accordance with their terms and the terms of this Parent Guarantee, and are the primary, absolute and unconditional obligations of the Parent Guarantor, irrespective of the value, genuineness, validity, legality, regularity or enforceability or lack thereof of any part of the Guaranteed Obligations or any agreement or instrument relating to the Guaranteed Obligations or this Parent Guarantee, or the existence of any indemnities with respect to the existence of any other guarantee of or security for any of the Guaranteed Obligations, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than the full and indefeasible due payment and performance of the Guaranteed Obligations), it being the intent of this Section 23.2 that the obligations of the Parent Guarantor hereunder shall be irrevocable, primary, absolute and unconditional under any and all circumstances (other than the full and indefeasible due payment and performance of the Guaranteed Obligations).

(b)    The Parent Guarantor hereby expressly waives notice of acceptance of and reliance upon the Guaranty in this Parent Guarantee, diligence, presentment, demand of payment or performance, protest and all other notices (except as otherwise provided for in Section 23.1) whatsoever, any requirement that the holders exhaust any right, power or remedy or proceed against the Company or against any other Person under any other guarantee of, or security for, or any other agreement, regarding any of the Guaranteed Obligations. The Parent Guarantor further agrees that, subject solely to the requirement of making demands under Section 23.1, the occurrence of any event or other circumstance that might otherwise vary the risk of the Company or the Parent Guarantor or constitute a defense (legal or equitable) available to, or a discharge of, or a counterclaim or right of set-off by, the Company or the Parent Guarantor (other than the full and indefeasible due payment and performance of the Guaranteed Obligations), shall not affect the liability of the Parent Guarantor hereunder.

(c)    The obligations of the Parent Guarantor under this Parent Guarantee are not subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment or defense based upon any claim the Parent Guarantor or any other Person may have against the Company, any holder or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstances or condition whatsoever (whether or not the Parent Guarantor or the Company shall have any knowledge or notice thereof), including:

(i)    any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations or any instrument executed in connection therewith, or any contract or understanding with the Company, the holders, or any of them, or any other Person, pertaining to the Guaranteed Obligations;

(ii)    any adjustment, indulgence, forbearance or compromise that might be granted or given by any holder to the Company or any other Person liable on the Guaranteed Obligations, or the failure of any holder to assert any claim or demand or to exercise any right or remedy against the Company or any other Person under the provisions of the Financing Agreements or otherwise; or any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, the Financing Agreements, any guarantee or any other agreement;

(iii)    the insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Company or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of the Company or any other such Person, or any change, restructuring or termination of the structure or existence of the Company or any other such Person, or any sale, lease or transfer of any or all of the assets of the Company or any other such Person, or any change in the shareholders, partners, or members of the Company or any other such Person; or any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

(iv)    the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Guaranteed Obligations or any part is ultra vires, the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, the Guaranteed Obligations violate applicable usury laws, the Company or any other Person has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from the Company or any other Person, the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the documents or instruments pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;

(v)    any full or partial release of the liability of the Company on the Guaranteed Obligations or any part thereof, of any co-guarantors, or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed

Obligations or any part thereof, it being recognized, acknowledged and agreed by the Parent Guarantor that the Parent Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other Person, and the Parent Guarantor has not been induced to enter into this Parent Guarantee on the basis of a contemplation, belief, understanding or agreement that any parties other than the Company will be liable to perform the Guaranteed Obligations, or that the holders will look to other parties to perform the Guaranteed Obligations;

(vi)    the taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations;

(vii)    any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;

(viii)    the failure of any holder or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

(ix)    the fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by the Parent Guarantor that the Parent Guarantor is not entering into this Parent Guarantee in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral;

(x)    any payment by the Company to any holder being held to constitute a preference under any bankruptcy law or fraudulent conveyance law, or for any reason any holder being required to refund such payment or pay such amount to the Company or someone else;

(xi)    any other action taken or omitted to be taken with respect to the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices the Parent Guarantor or increases the likelihood that the Parent Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of the Parent Guarantor that it shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not contemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations in cash;

(xii)    the fact that all or any of the Guaranteed Obligations cease to exist by operation of law, including by way of a discharge, limitation or tolling thereof under applicable bankruptcy laws;

(xiii)    any default, failure or delay, willful or otherwise, in the performance by the Company, the Parent Guarantor or any other Person of any obligations of any kind or character whatsoever under the Financing Agreements or any other agreement;

(xiv)    any merger or consolidation of the Company or the Parent Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Company, the Parent Guarantor or any other Person to any other Person, any change in the ownership of any shares or partnership interests of the Company, the Parent Guarantor or any other Person, or any change in the relationship between the Company and the Parent Guarantor or any termination of any such relationship;

(xv)    in respect of the Company, the Parent Guarantor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company, the Parent Guarantor or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company, the Parent Guarantor or any other Person and whether or not of the kind hereinbefore specified; or

(xvi)    any other occurrence, circumstance, or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against the Parent Guarantor (other than the full and indefeasible due payment and performance of the Guaranteed Obligations);

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Parent Guarantee that the obligations of the Parent Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment and performance of all obligations of the Company under the Financing Agreements in accordance with their respective terms as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company or the Parent Guarantor shall default under or in respect of the terms of the Financing Agreements and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company or the Parent Guarantor under the Financing Agreements (including this Parent Guarantee), this Parent Guarantee shall remain in full force and effect and shall apply to each and every subsequent default. All waivers herein contained shall be without prejudice to the holders at their respective options to proceed against the Company, the Parent Guarantor or other Person, whether by separate action or by joinder.

(d)    The Parent Guarantor hereby consents and agrees that any holder or holders from time to time, with or without any further notice to or assent from the Parent Guarantor may, without in any manner affecting the liability of the Parent Guarantor under this Parent Guarantee, and upon such terms and conditions as any such holder or holders may deem advisable:

(i)    extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any debt, liability or obligation of the Company or the Parent Guarantor or of any other Person secondarily or otherwise liable for any debt, liability or obligations of the Company under the Financing Agreements, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of any other agreement or waive this Parent Guarantee; or

(ii)    sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such holder as direct or indirect security for the payment or performance of any debt, liability or obligation of the Company, the Parent Guarantor or of any other Person secondarily or otherwise liable for any debt, liability or obligation of the Company under the Financing Agreements; or

(iii)    settle, adjust or compromise any claim of the Company or the Parent Guarantor against any other Person secondarily or otherwise liable for any debt, liability or obligation of the Company under the Financing Agreements.

The Parent Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that the Parent Guarantor shall at all times be bound by this Parent Guarantee and remain liable hereunder.

(e)     All rights of any holder may be transferred or assigned at any time in accordance with this Agreement and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of such Note in accordance with the terms of this Agreement without the consent of or notice to the Parent Guarantor.

(f)    No holder shall be under any obligation: (i) to marshal any assets in favor of the Parent Guarantor or in payment of any or all of the liabilities of the Company or the Parent Guarantor under or in respect of the Notes or the obligations of the Company and the Parent Guarantor under the Financing Agreements or (ii) to pursue any other remedy that the Parent Guarantor may or may not be able to pursue itself and that may lighten the Parent Guarantor’s burden, any right to which the Parent Guarantor hereby expressly waives.

Section 23.3.    Full Recourse Obligations. The obligations of the Parent Guarantor set forth herein constitute the full recourse obligations of the Parent Guarantor enforceable against it to the full extent of all its assets and properties.

Section 23.4.    Waiver. The Parent Guarantor unconditionally waives, to the extent permitted by applicable law:

(a)    notice of any of the matters referred to in Section 23.2;

(b)    notice to the Parent Guarantor of the incurrence of any of the Guaranteed Obligations, notice to the Parent Guarantor of any breach or default by the Company or the Parent Guarantor with respect to any of the Guaranteed Obligations or any other notice that may be required, by statute, rule of law or otherwise, to preserve any rights of any holder against the Parent Guarantor;

(c)    presentment to the Company or the Parent Guarantor or of payment from the Company or the Parent Guarantor with respect to any Note or other Guaranteed Obligation or protest for nonpayment or dishonor;

(d)    any right to the enforcement, assertion, exercise or exhaustion by any holder of any right, power, privilege or remedy conferred in any Note, the other Financing Agreements or otherwise;

(e)    any requirement of diligence on the part of any holder;

(f)    any requirement to mitigate the damages resulting from any default under the Notes or the other Financing Agreements;

(g)    any notice of any sale, transfer or other disposition of any right, title to or interest in any Note or other Guaranteed Obligation by any holder, assignee or participant thereof, or in the other Financing Agreements;

(h)    any release of the Parent Guarantor from its obligations hereunder resulting from any loss by it of its rights of subrogation hereunder; and

(i)    any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against the Parent Guarantor.

Section 23.5. Waiver of Subrogation.

Notwithstanding any payment or payments made by the Parent Guarantor hereunder, or any application by any holder of any security or of any credits or claims, the Parent Guarantor will not exercise any rights of any holder or of the Parent Guarantor against the Company to recover the amount of any payment made by the Parent Guarantor to any holder hereunder by way of any claim, remedy or subrogation, reimbursement, exoneration, contribution, indemnity, participation or otherwise arising by contract, by statute, under common law or otherwise, and the Parent Guarantor shall not exercise any right of recourse to or any claim against assets or property of the Company, in each case unless and until the Guaranteed Obligations have been paid in full. Until such time (but not thereafter), the Parent Guarantor hereby expressly waives any right to exercise any claim, right or remedy which the Parent Guarantor may now have or hereafter acquire against the Company or any other Person that arises under the Notes, the other Financing Agreements or from the performance by the Parent Guarantor of the Guaranty hereunder including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of any holder against the Company or the Parent Guarantor, or any security that any holder now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. If any amount shall be paid to the Parent Guarantor by the Company after payment in full of the Guaranteed Obligations, and all or any portion of the Guaranteed Obligations shall thereafter be reinstated in whole or in part and any holder is required to repay any sums received by any of them in payment of the Guaranteed Obligations, this Parent Guarantee shall be automatically reinstated and such amount shall be held in trust for the benefit of the holders and shall forthwith be paid to the holders to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The provisions of this Section 23.5 shall survive the termination of this Parent Guarantee, and any satisfaction and discharge of the Company by virtue of any payment, court order or any federal, state or provincial law.

Section 23.6.    Subordination. If the Parent Guarantor becomes the holder of any indebtedness payable by the Company, the Parent Guarantor hereby subordinates all indebtedness owing to it from the Company to all indebtedness of the Company to the holders, and agrees that, during the continuance of any Event of Default, it shall not accept any payment on the same until payment in full of the Guaranteed Obligations and shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid in violation of the foregoing to the Parent Guarantor by the Company prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the holders and shall forthwith be paid to the holders to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, provided further, and notwithstanding this Section 23.6 to the contrary, and for the avoidance of doubt, amounts paid to and accepted by the Parent Guarantor on indebtedness payable by the Company to the Parent Guarantor during the non-existence of an Event of Default are permitted and may be retained by the Parent Guarantor.

Section 23.7.    Effect of Bankruptcy Proceedings, Etc. (a) If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of, the Guaranteed Obligations, any holder is for any reason compelled to surrender or voluntarily surrenders (under circumstances in which it believes it could reasonably be expected to be so compelled if it did not voluntarily surrender), such payment or proceeds to any Person (i) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds or (ii) for any other similar reason, including, without limitation, (x) any judgment, decree or order of any court or administrative body having jurisdiction over any holder or any of their respective properties or

(y) any settlement or compromise of any such claim effected by any holder with any such claimant (including the Company), then the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this Parent Guarantee shall continue in full force as if such payment or proceeds had not been received, notwithstanding any revocation thereof or the cancellation of any Note or any other instrument evidencing any Guaranteed Obligations or otherwise, and the Parent Guarantor shall be liable to pay the holders, and hereby does indemnify the holders and hold them harmless for, the amount of such payment or proceeds so surrendered and all expenses (including reasonable attorneys’ fees, court costs and expenses attributable thereto) incurred by any holder in defense of any claim made against any of them that any payment or proceeds received by any holder in respect of all or part of the Guaranteed Obligations must be surrendered. The provisions of this Section 23.7(a) shall survive the termination of this Parent Guarantee, and any satisfaction and discharge of the Company by virtue of any payment, court order or any federal or state law.

(b)    If an event permitting the acceleration of the maturity of any of the Guaranteed Obligations shall at any time have occurred and be continuing, and such acceleration shall at such time be prevented by reason of the pendency against the Company or any other Person of any case or proceeding contemplated by Section 23.7(a) hereof, then, for the purpose of defining the obligation of the Parent Guarantor under this Parent Guarantee, the maturity of the principal amount of the Guaranteed Obligations shall be deemed to have been accelerated with the same effect as if an acceleration had occurred in accordance with the terms of such Guaranteed Obligations, and the Parent Guarantor shall forthwith pay such principal amount, all accrued and unpaid interest thereon, and all other Guaranteed Obligations, due or that would have become due but for such case or proceeding, without further notice or demand.

Section 23.8.    Term of Guarantee. This Parent Guarantee and all guarantees, covenants and agreements of the Parent Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the principal of and interest on the Notes, the other Guaranteed Obligations and other independent payment obligations of the Parent Guarantor under this Parent Guarantee shall be indefeasibly paid in cash and performed in full.

SECTION 24. MISCELLANEOUS.

Section 24.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and permitted assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 24.2.    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 24.3.    Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP and all amounts shall be presented in Dollars. For purposes of determining compliance with the financial covenants contained in this Agreement, any election by any Obligor to measure any financial liability using fair value (as permitted by International Accounting Standard 39 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 24.4.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 24.5.    Construction, etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, (i) all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof, (ii) the term “or” is not exclusive, (iii) the term “including” means “including without limitation,” “including but not limited to” or words of similar import, (iv) words in the singular include the plural, and in the plural include the singular, (v) the word “will” shall be interpreted to express a command and (vi) all references to this Agreement and to the Notes contained in this Agreement and in each other Financing Agreement shall mean and include this Agreement and the Notes as amended from time to time.

Section 24.6.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 24.7.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 24.8.    Jurisdiction and Process; Waiver of Jury Trial. (a) Each Obligor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each Obligor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)    Each Obligor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 24.8(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)    Each Obligor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 24.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 19 or at such other address of which such holder shall then have been notified pursuant to said Section. Each Obligor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)    The Parent Guarantor hereby irrevocably appoints CT Corporation System to receive for it, and on its behalf, service of process in the United States in connection with this Agreement and the Notes. Service of process on CT Corporation System in connection with the foregoing appointment must be made at the following address: CT Corporation System, 111 Eight Avenue, 13th Floor, New York, New York 10011 (telephone number: 212-894-8800).

(e)    Nothing in this Section 24.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against any Obligor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(f)    THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 24.9.    Obligation to Make Payment in Dollars. (a) Any payment on account of an amount that is payable hereunder or under the Notes in Dollars which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of either Obligor, shall constitute a discharge of the obligation of each Obligor under this Agreement or the Notes only to the extent of the amount of Dollars which such holder could purchase in the foreign exchange markets in New York, New York, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the Business Day following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, each Obligor jointly and severally agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Obligors, whereupon this Agreement shall become a binding agreement between you and the Obligors.

Very truly yours,

CHICAGO BRIDGE & IRON COMPANY (DELAWARE), as the Company

By
Name:
Title:

CHICAGO BRIDGE & IRON COMPANY N.V., as the Parent Guarantor

By:	Chicago Bridge & Iron Company B.V., as its Managing Director

By
Name:
Title:

This Agreement is hereby

accepted and agreed to as

of the date thereof.

[VARIATION]

By
Name:
Title:

[SCHEDULE A NOT ATTACHED.]

SCHEDULE A

(to Note Purchase Agreement)

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“2013 Revolving Credit Agreement” means the Credit Agreement dated as of October 28, 2013 by and among the Parent Guarantor, the Company and certain other Subsidiaries of the Parent Guarantor party thereto, as designated borrowers, the lenders party thereto and Bank of America, N.A., as administrative agent, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

“2015 Notes” means the Company’s U.S. $200,000,000 7.53% Amended and Restated Senior Notes due July 30, 2025 issued under the 2015 NPA.

“2015 NPA” means the Note Purchase Agreement dated as of July 22, 2015 between the Company, the Parent Guarantor and the Purchasers named therein, as amended, restated, assumed, supplemented or otherwise modified from time to time.

“2015 Revolving Credit Agreement” means that certain Amended and Restated Revolving Credit Agreement dated as of July 8, 2015 by and among the Parent Guarantor, the Company and certain other Subsidiaries of the Parent Guarantor party thereto, as designated borrowers, the lenders party thereto and Bank of America, N.A., as administrative agent, in each case, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

“2015 Term Loan Agreement” means a senior term loan facility dated July 8, 2015, providing for term loans with Bank of America, N.A., as administrative agent, the Company, as borrower and the Parent Guarantor and certain of its Subsidiaries as guarantors, and the other financial institutions party thereto, amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Acceptable Jurisdiction” means The Netherlands, the United States of America, Canada and any country that on April 30, 2004 was a member of the European Union, including any state or political subdivision of any thereof, (including, in the case of the United States of America, the District of Columbia); provided, however, in no event shall Portugal, Italy, Ireland, Greece and Spain be an “Acceptable Jurisdiction” hereunder.

“Account Control Agreement” means, with respect to any deposit account, securities account, commodity account, securities entitlement or commodity contract in which the Escrowed Closing Proceeds shall be deposited, an agreement, in form and substance reasonably satisfactory to the Purchasers, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Company maintaining such account or owning such entitlement or contract, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to Escrow Agent, as amended and in effect.

EXHIBIT 1(a)

(to Note Purchase Agreement)

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Parent Guarantor or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any Person, firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding Equity Interests of another Person.

“Additional Covenant” shall mean any affirmative or negative covenant or similar restriction applicable to the Parent Guarantor or any Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (i) is similar to that of any covenant in Section 9 or 10 of this Agreement, or related definitions in Schedule B to this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the holder or holders of the Indebtedness created or evidenced by the document in which such covenant or similar restriction is contained (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial), or (ii) is different from the subject matter of any covenant in Section 9 or 10 of this Agreement, or related definitions in Schedule B to this Agreement.

“Additional Default” shall mean any provision contained in any document or instrument creating or evidencing Indebtedness of the Parent Guarantor or any Subsidiary which permits the holder or holders of Indebtedness to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise requires the Parent Guarantor or any Subsidiary to purchase such Indebtedness prior to the stated maturity thereof and which either (i) is similar to any Default or Event of Default contained in Section 11 of this Agreement, or related definitions in Schedule B to this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth herein or is more beneficial to the holders of such other Indebtedness (and such provision shall be deemed an Additional Default only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (ii) is different from the subject matter of any Default or Event of Default contained in Section 11 of this Agreement, or related definitions in Schedule B to this Agreement.

“Adjusted Indebtedness” of a Person means, without duplication, such Person’s Indebtedness but excluding obligations with respect to (i) the undrawn portion of any Performance Letters of Credit, bank guarantees supporting obligations comparable to those supported by Performance Letters of Credit and all reimbursement agreements related thereto and (ii) liabilities of such Person or any of its Subsidiaries under any sale and leaseback transaction which do not create a liability on the consolidated balance sheet of such Person.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to either Obligor, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of such Obligor or any Subsidiary or any corporation of which such Obligor and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of any Obligor.

“Agreed Collateral Principles” is defined in Section 9.15(a).

“Alternative Minimum Net Worth Amount” shall mean the sum of (a) $674,755,000 plus (b) fifty percent (50%) of the sum of Consolidated Net Income (if positive) earned in each fiscal quarter, commencing with the fiscal quarter ending on September 30, 2010, plus (c) 75% of the amount, if any, by which stockholders’ equity of the Parent Guarantor is, in accordance with GAAP, adjusted from time to time as a result of the issuance of any Equity Interests after June 30, 2010.

“AML/Terrorist Law Listed Person” is defined in Section 5.16(a).

“AML/Terrorist Laws” is defined in Section 5.16(c).

“Amendment No. 2 Effective Date” means June 30, 2015.

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Applicable Balances” means (a) with respect to this Agreement and the 2015 NPA, the outstanding principal balance of the Notes and the 2015 Notes as of the Relevant Completion Date, (b) with respect to the 2015 Term Loan Agreement, the outstanding principal balance of the term loans thereunder as of the Relevant Completion Date, (c) with respect to the 2013 Revolving Credit Agreement, the average daily Applicable Outstandings for the 90-day period ending as of the Relevant Completion Date, and (d) with respect to the 2015 Revolving Credit Agreement, the average daily Applicable Outstandings for the 90-day period ending as of the Relevant Completion Date.

“Applicable Outstandings” means, at any time, (a) with respect to the 2013 Revolving Credit Agreement, the Total Outstandings (as defined in the 2013 Revolving Credit Agreement as in effect on the Seventh Amendment Effective Date), less the amount of Cash Collateral (as defined in the 2013 Revolving Credit Agreement as in effect on the Seventh Amendment

Effective Date) held by the Administrative Agent under, and as defined in, the 2013 Revolving Credit Agreement at such time, and (b) with respect to the 2015 Revolving Credit Agreement, the Total Outstandings (as defined in the 2015 Revolving Credit Agreement as in effect on the Seventh Amendment Effective Date), less the amount of Cash Collateral (as defined in the 2015 Revolving Credit Agreement as in effect on the Seventh Amendment Effective Date) held by the Administrative Agent under, and as defined in, the 2015 Revolving Credit Agreement at such time.

“Asset Sale” means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction, and including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person, but not the Equity Interests of such Person) to any Person.

“Asset Sale Proceeds (Bank Debt) Cash” means the portion of any Net Cash Proceeds received from an Asset Sale or Disposition allocated towards financing a mandatory offer of prepayment to the lenders under the Transaction Facilities which are deposited into a blocked account opened with the Collateral Agent and held as Collateral pending any such prepayment of Indebtedness under the Transaction Facilities.

“Bilateral Revolving Credit Agreements” means the following revolving credit facilities (i) a revolving credit facility of up to $263,000,000 between the Parent Guarantor and Intesa San Paolo, (ii) a revolving credit facility of up to $100,000,000 between the Parent Guarantor and SunTrust Bank, (iii) a revolving credit facility of up to $50,000,000 between the Parent Guarantor and Santander and (iv) a revolving credit facility of up to $50,000,000 between the Parent Guarantor and National Bank of Kuwait.

“Blocked Person” is defined in Section 5.16(a).

“Bridge Facility” means bridge loans under a senior bridge facility with Bank of America, N.A. as administrative agent, the Company, as borrower and the Parent Guarantor and its Subsidiaries as guarantors, as amended and in effect.

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Houston, Texas are required or authorized to be closed.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (b) domestic and Eurodollar certificates of deposit and time deposits, bankers’ acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies, the long-term indebtedness of which institution at the time of acquisition is rated A- (or better) by S&P or A3 (or better) by Moody’s, and which certificates of deposit and time deposits are fully protected against currency fluctuations for any such deposits with a term of more than ninety (90) days; (c) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to (x) investment grade securities (i.e., securities rated at least Baa by Moody’s or at least BBB by S&P) and (y) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody’s (all such institutions being, “Qualified Institutions”); (d) commercial paper of Qualified Institutions; provided that the maturities of such Cash Equivalents shall not exceed three hundred sixty-five (365) days from the date of acquisition thereof; and (e) auction rate securities (long-term, variable rate bonds tied to short-term interest rates) that are rated Aaa by Moody’s or AAA by S&P.

“Cash Flow Forecast” is defined in Section 7.1(k).

“Change of Control” is defined in Section 8.7(g).

“CISADA” means the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, United States Public Law 111195, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means, with respect to any Note Party, all property of such Note Party (whether now owned or hereafter acquired) in which such Note Party is granting a Lien in favor of the Collateral Agent, for the benefit of the Secured Creditors, to secure the obligations and liabilities of the Note Parties under the Financing Agreements as described in the U.S. Security Instruments, the Dutch Security Instruments and the UK Security Instruments (as each such term is defined in the Seventh Amendment) or any other applicable Security Document to which such Note Party is a party and all proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

“Collateral Agent” is defined in Section 9.15.

“Collateral Effective Date” means, with respect to each Note Party, the first date on which the Liens and security interests in Collateral described in Section 9.15 are granted or purported to be granted by such Note Party to the Collateral Agent for the benefit of the holders of the Notes and the other creditors under the Transaction Facilities.

“Collateral Note Party” means any Person any of the assets of which are subject to a Lien under any Security Document as security for all or any portion of the obligations of each Obligor under this Agreement.

“Company” means Chicago Bridge & Iron Company (Delaware), a Delaware corporation or any successor that becomes such in the manner prescribed in Section 10.2.

“Confidential Information” is defined in Section 21.

“Consolidated Fixed Charges” means, for any period, the sum of (i) Consolidated Long-Term Lease Rentals for such period and (ii) consolidated Interest Expense of the Parent Guarantor and its Subsidiaries (including capitalized interest and the interest component of Capitalized Leases) for such period.

“Consolidated Long-Term Lease Rentals” means, for any period, the sum of the minimum amount of rental and other obligations of the Parent Guarantor and its Subsidiaries required to be paid during such period under all leases of real or personal property (other than Capitalized Leases) having a term (including any required renewals or extensions or any renewals or extensions at the option of the lessor or lessee) of one year or more after the commencement of the initial term, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (or deficit) of the Parent Guarantor and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, but excluding in any event, without duplication, (i) any extraordinary gain or loss (net of any tax effect), (ii) cash distributions received by the Parent Guarantor or any Subsidiary from any Eligible Joint Venture and (iii) net earnings of any Person (other than a Subsidiary) in which the Parent Guarantor or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Parent Guarantor or such Subsidiary in the form of cash distributions.

“Consolidated Net Income Available for Fixed Charges” means, for any period, Consolidated Net Income plus, without duplication, to the extent deducted in determining such Consolidated Net Income, (i) provisions for income taxes, (ii) Consolidated Fixed Charges, (iii) to the extent not already included in Consolidated Net Income, dividends and distributions actually received in cash during such period from Persons that are not Subsidiaries of the Parent Guarantor, (iv) up to $50,000,000, in the aggregate, of charges, expenses and losses incurred from restructuring and integration activities, including in connection with the Tech Business Sale, from the Seventh Amendment Effective Date through the last day of the fiscal quarter ending December 31, 2018, (v) the amount of any project charges (or Eligible Project Charges, as the case may be) incurred by the Parent Guarantor or its Subsidiaries up to a maximum of (A) $600,000,000 of project charges for the fiscal quarter ending June 30, 2017, (B) $105,000,000 of Eligible Project Charges for the fiscal quarter ending September 30, 2017, and (C) $100,000,000 of Eligible Project Charges for the fiscal quarter ending December 31, 2017; provided that unused add backs for project charges may not be rolled forward and used in a subsequent quarter, (vi) non-cash compensation expenses for management or employees to the extent deducted in computing Consolidated Net Income, and (vii) equity earnings booked or recognized by the Parent Guarantor or any of its Subsidiaries from Eligible Joint Ventures not to exceed 15% of EBITDA of the Parent Guarantor pursuant to clauses (i) through (vii) of the definition of EBITDA for such period.

“Consolidated Net Worth” means, at a particular date, all amounts which would be included under shareholders’ or members’ equity on the consolidated balance sheet for the Parent Guarantor and its consolidated Subsidiaries plus any preferred stock of the Parent Guarantor to the extent that it has not been redeemed for indebtedness, as determined in accordance with GAAP.

“Consolidated Total Assets” means, as of any date of determination, the total amount of all assets of the Parent Guarantor and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Contingent Obligation,” as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received. The amount of any Contingent Obligation shall be equal to the present value of the portion of the obligation so guaranteed or otherwise supported, in the case of known recurring obligations, and the maximum reasonably anticipated liability in respect of the portion of the obligation so guaranteed or otherwise supported assuming such Person is required to perform thereunder, in all other cases.

“Continuing Director” is defined in Section 8.7(g).

“Controlled Entity” means any of the Subsidiaries of any Obligor and any of their or any Obligor’s respective Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Contractual Obligation,” as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

“Credit Agreement” means, individually and collectively (as the context may require), (i) any credit or facility agreement of an Obligor or any Subsidiary or other agreement of an Obligor or a Subsidiary, in each case, either (a) providing for a committed facility (providing for either revolving loans or term loans or a combination of both) of Indebtedness in an aggregate principal amount of $100,000,000 or greater or (b) pursuant to which, and at the relevant time of determination, an aggregate principal amount of $100,000,000 or greater or Indebtedness is outstanding, (ii) the 2013 Revolving Credit Facility, (iii) the 2015 Revolving Credit Agreement, and (iv) the 2015 Term Loan Agreement, in each case as amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof.

“Customary Permitted Liens” means:

(a)     Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or any such proceeding after being commenced is stayed) which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

(b)     statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen, service providers or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

(c)     Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security benefits or to secure the appeal bonds; provided that (i) all such Liens do not in the aggregate materially detract from the value of the Company’s or its Subsidiary’s assets or property taken as a whole or materially impair the use thereof in the operation of the businesses taken as a whole, and (ii) all Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $5,000,000;

(d)     Liens arising with respect to zoning restrictions, easements, encroachments, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges, restrictions or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its respective Subsidiaries;

(e)     Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Company or any of its Subsidiaries which do not constitute a Default under Section 11(k) hereof; and

(f)     any interest or title of the lessor in the property subject to any operating lease entered into by the Company or any of its Subsidiaries in the ordinary course of business.

“DBRS” means DBRS, Inc. or its successors.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to the Notes of any series, that rate of interest that is the greater of (i) 2.0% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes of such series or (ii) 2.0% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its “base” or “prime” rate.

“Designated Rating Agency” means any of DBRS, S&P, Moody’s or Fitch.

“Direct Foreign Subsidiary” means a Subsidiary other than a Domestic Subsidiary a majority of whose Voting Securities, or a majority of whose Subsidiary Securities, are owned by a Domestic Subsidiary.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after maturity date of the Series D Notes.

“Dollars” or “U.S.$” means lawful money of the United States of America.

“Domestic Disregarded Subsidiary” is defined in Section 9.8.

“Domestic Subsidiary” means a Subsidiary of the Parent Guarantor organized under the laws of a jurisdiction located in the United States of America and substantially all of the operations of which are conducted within the United States.

“EBIT” means, for any period, on a consolidated basis for the Parent Guarantor and its Subsidiaries, the sum of the amounts for such period, without duplication, calculated in each case in accordance with GAAP, of (i) Consolidated Net Income, plus (ii) Interest Expense to the extent deducted in computing Consolidated Net Income, plus (iii) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Consolidated Net Income, plus (iv) any other non-recurring non-cash charges (excluding any such non-cash charges to the extent any such non-cash charge becomes, or is expected to become, a cash charge in a later period) to the extent deducted in computing Consolidated Net Income, plus (v) extraordinary losses incurred other than in the ordinary course of business to the extent deducted in computing Consolidated Net Income, minus (vi) any non-recurring non-cash credits to the extent added in computing Consolidated Net Income, minus (vii) extraordinary gains realized other than in the ordinary course of business to the extent added in computing Consolidated Net Income.

“EBITDA” means, for any period, on a consolidated basis for the Parent Guarantor and its Subsidiaries, the sum of the amounts for such period, without duplication, calculated in each case in accordance with GAAP, of (i) EBIT plus (ii) depreciation expense to the extent deducted in computing Consolidated Net Income, plus (iii) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Consolidated Net Income, plus (iv) non-cash compensation expenses for management or employees to the extent deducted in computing Consolidated Net Income, plus (v) to the extent not already included in Consolidated Net Income, dividends and distributions actually received in cash during such period from Persons that are not Subsidiaries of the Parent Guarantor, plus (vi) up to $50,000,000, in the aggregate, of charges, expenses and losses incurred from restructuring and integration activities, including in connection with the Tech Business Sale during the period from the Seventh Amendment Effective Date through the last day of the fiscal quarter ended December 31, 2018, plus (vii) the amount of any project charges (or Eligible Project Charges, as the case may be) incurred by the Parent Guarantor or its Subsidiaries up to a maximum of (A) $65,000,000 of project charges for the fiscal quarter ending March 31, 2017, (B) $600,000,000 of project charges for the fiscal quarter ending June 30, 2017, (C) $105,000,000 of Eligible Project Charges for the fiscal quarter ending September 30, 2017, and (D) $100,000,000 of Eligible Project Charges for the fiscal quarter ending December 31, 2017, provided that unused add backs for project charges may not be rolled forward and used in a subsequent quarter, and plus (viii) equity earnings booked or recognized by the Parent Guarantor or any of its Subsidiaries from Eligible Joint Ventures not to exceed 15% of EBITDA pursuant to clauses (i) through (vii) of this definition for such period.

“Electronic Delivery” is defined in Section 7.1(a).

“Eligible Joint Venture” means, at each time of determination, a joint venture of the Parent Guarantor or any of its Subsidiaries that has been designated as such to the holders of the Notes (i) for which annual unaudited financial statements and quarterly unaudited financial statements have been delivered to the holders of the Notes, in each case such financial statements prepared in accordance with GAAP, (ii) of which between a 20% and 50% interest in the profits or capital thereof is owned by the Parent Guarantor or one or more of its Subsidiaries, or the Parent Guarantor and one or more of its Subsidiaries, (iii) for which the Eligible Joint Venture Leverage Ratio of such joint venture is less than 1.00 to 1.00, and (iv) that is validly existing under the laws of its jurisdiction of organization or formation (or equivalent); provided, however, that there may not be more than ten (10) designated Eligible Joint Ventures at any time.

“Eligible Joint Venture Consolidated Net Income” means, for any period, the net income (or deficit) of any joint venture of the Parent Guarantor and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, but excluding in any event (i) any extraordinary gain or loss (net of any tax effect) and (ii) net earnings of any Person (other than a Subsidiary) in which such joint venture or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by such joint venture or such Subsidiary in the form of cash distributions.

“Eligible Joint Venture EBITDA” means, for any period, for any joint venture of the Parent Guarantor or any of its Subsidiaries, an amount equal to Eligible Joint Venture Consolidated Net Income for such period plus, without duplication, (i) the following to the extent deducted in calculating such Eligible Joint Venture Consolidated Net Income: (a) Eligible Joint Venture Interest Charges for such period, (b) the provision for federal, state, local and foreign income taxes payable by such joint venture for such period, (c) depreciation and amortization expense and (d) other non-recurring expenses of such joint venture reducing such Eligible Joint Venture Consolidated Net Income which do not represent a cash item in such period or any future period, and minus, without duplication, (ii) the following to the extent included in calculating such Eligible Joint Venture Consolidated Net Income: (a) federal, state, local and foreign income tax credits of such joint venture for such period and (b) all non-cash items increasing Eligible Joint Venture Consolidated Net Income for such period.

“Eligible Joint Venture Interest Charges” means, for any period, for any joint venture of the Parent Guarantor or any of its Subsidiaries, the sum of (i) all interest, premium payments, debt discount, fees, charges and related expenses of such joint venture in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (ii) the portion of rent expense of such joint venture with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Eligible Joint Venture Leverage Ratio” means, as of any date of determination, for any joint venture of the Parent Guarantor, the ratio of (i) Indebtedness for such joint venture of the Parent Guarantor or any of its Subsidiaries, on a consolidated basis, to (ii) Eligible Joint Venture EBITDA for the period of the four prior fiscal quarters ending on or most recently ended prior to such date.

“Eligible Project Charges” means project charges incurred on the Calpine York II Power Plant, IPL Eagle Valley CCGT Power Plant and Freeport LNG and Cameron LNG projects being undertaken by the Parent Guarantor and its Subsidiaries.

“Eligible Reinvestment Proceeds” is defined in Section 9.14(d).

“Employee Benefit Plan” means an employee benefit plan as defined in Section 3(3) of ERISA.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“Environmental Lien” means a lien in favor of any Governmental Authority for (a) any liability under any Environmental Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a release or threatened release of Hazardous Materials into the environment.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock). Equity Interests will not include any Incentive Arrangements or obligations or payments thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with any Obligor under section 414 of the Code.

“Escrow Agent” means Computershare Trust Company, N.A. and its permitted successors, as escrow agent under the terms of the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement dated December 27, 2012 among the Escrow Agent, the Company and the Purchasers, as amended and in effect.

“Escrow Agreement Default Event” shall have occurred if the Required Holders have given the Company and the Escrow Agent written notice of the existence of a Default or Event of Default in accordance with Section 4(f) of the Escrow Agreement.

“Escrowed Closing Proceeds” means the $800,000,000 proceeds from the issue and sale of the Notes that shall be funded by the Purchasers on the date of Closing and held in escrow by the Escrow Agent pursuant to the terms of the Escrow Agreement.

“Event of Default” is defined in Section 11.

“Excluded Foreign Subsidiary” means any Foreign Subsidiary other than those listed as Foreign Subsidiaries on Schedule 5.4.

“Excluded Joint Venture” means a Subsidiary that is a joint venture or an unincorporated association that is not required to become a Guarantor pursuant to Section 9.8.

“Existing Revolving Credit Agreement” means that certain Third Amended and Restated Credit Agreement dated as of July 23, 2010 by and among the Company and certain of the Subsidiaries of the Parent Guarantor parties thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended by Amendment No. 1 thereto dated as of October 14, 2011 and Amendment No. 2 thereto dated as of December 21, 2012, and as may be further amended, restated, supplemented or otherwise modified from time to time.

“Existing Term Facility” means that certain $125,000,00 Letter of Credit and Term Loan Agreement dated as of November 6, 2006, by and among the Parent Guarantor, the Company and certain of the Subsidiaries of the Parent Guarantor parties thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, as amended by First Amendment thereto dated November 9, 2007, Second Amendment thereto dated August 5, 2008 and Third Amendment thereto dated December 21, 2012, and as may be further amended, restated, supplemented or otherwise modified from time to time.

“FEMA” is defined in Section 9.2.

“Fifth Amendment Effective Date” means February 24, 2017.

“Financial Advisor” is defined in Section 9.16.

“Financial Letter of Credit” means any letter of credit issued or deemed issued under the Revolving Credit Agreement other than a Performance Letter of Credit.

“Financing Agreements” means, collectively, this Agreement, the Notes, the Escrow Agreement, the Account Control Agreement, the Security Documents, the Intercreditor Agreement and any other agreement or instrument executed and delivered from time to time in connection with any of the foregoing.

“Fitch” means Fitch IBCA, Inc. or its successors.

“Fixed Charge Coverage Ratio” is defined in Section 10.9.

“Foreign Subsidiary” means a Subsidiary of the Parent Guarantor which is not a Domestic Subsidiary.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“Fourth Amendment Effective Date” means December 29, 2016.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“FTI” is defined in Section 9.19.

“Fundamental Change” is defined in Section 10.2.

“GAAP” means generally accepted accounting principles (including, if applicable, International Financial Reporting Standards) as in effect from time to time in the United States of America; provided, however, with respect to the calculation of financial ratios and other financial tests, “GAAP” means generally accepted accounting principles (including, if applicable, International Financial Reporting Standards) as in effect on the date of this Agreement, applied in a manner consistent with that used in preparing the financial statements of the Parent Guarantor referred to in Section 5.5.

“Governmental Authority” means

(a)    the government of

(i)    the United States of America or any State or other political subdivision thereof, or

(ii)    any other jurisdiction in which any Obligor or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of any Obligor or any Subsidiary, or

(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means, with respect to any Person, any obligation of such Person guaranteeing, or in effect guaranteeing, any Indebtedness in any manner, whether directly or indirectly, including such obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)    to purchase such Indebtedness or any property constituting security therefor;

(b)    to advance or supply funds (i) for the purchase or payment of such Indebtedness, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness;

(c)    to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness the ability of any other Person to make payment of the Indebtedness; or

(d)    otherwise to assure the owner of such Indebtedness against loss in respect thereof.

In any computation of the Indebtedness of the obligor under any Guaranty, the Indebtedness that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that are regulated under laws relating to the environment, health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.1.

“Incentive Arrangements” means any stock ownership, restricted stock, stock option, stock appreciation rights, “phantom” stock plans, employment agreements, non competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with the retention of executives, officers or employees of the Parent Guarantor and its Subsidiaries.

“Indebtedness” of a Person means, without duplication, such Person’s (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property or services (other than (i) accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade, and (ii) purchase price adjustments, earnouts or other similar forms of contingent purchase prices), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property or assets now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances or other instruments, (e) Capitalized Lease Obligations, (f) Contingent Obligations, (g) obligations with respect to any letters of credit, bank guarantees and similar instruments, including, without limitation, Financial Letters of Credit and Performance Letters of Credit, and all reimbursement agreements related thereto, (h) Off-Balance Sheet Liabilities and (i) Disqualified Stock.

“Initial Material Domestic Subsidiary Guarantor” means each of (i) CB&I Inc., a Texas corporation, (ii) CBI Services, Inc., a Delaware corporation, and (iii) Chicago Bridge & Iron Company, a Delaware corporation.

“Initial Material Subsidiary Guarantor” means, as of the date of Closing (without duplication), any Subsidiary, other than the Company, (i) the consolidated net revenues of which for the most recent fiscal year of the Parent Guarantor for which audited financial statements have been provided were greater than 5% of the Parent Guarantor’s consolidated net revenues for such year, (ii) the consolidated tangible assets of which as of the end of such fiscal year were greater than 5% of the Parent Guarantor’s consolidated tangible assets as of such date or (iii) that is designated as a “borrower” under a Credit Agreement, and which Subsidiaries, collectively, constitute at least 80% of the Consolidated Total Assets at of such date and at least 80% of the consolidated net revenues of the Parent Guarantor and its Subsidiaries for such year. As of the date of the Closing, the Initial Subsidiary Guarantors (A) that satisfy either the preceding clause (i) or (ii) are (1) CB&I Inc., a Texas corporation, (2) Horton CBI Ltd. a corporation federally incorporated under the laws of Canada, (3) CBI Eastern Anstalt, a legal entity organized under the laws of Liechtenstein, (4) CB&I UK Limited, a private limited company incorporated under the Companies Act of 1985 of the United Kingdom, (5) CBI Constructors Pty Ltd, a company incorporated under the laws of Australia, and (6) CBI Colombiana S.A., a company duly organized in the Republic of Colombia, and (B) that satisfy the preceding clause (iii) are (1) CB&I Inc., a Texas corporation, (2) CBI Services, Inc., a Delaware corporation, (3) Chicago Bridge & Iron Company, B.V., a private company with limited liability incorporated under the laws of The Netherlands, and (4) Chicago Bridge & Iron Company, a Delaware corporation, in each case without regard to the respective 80% tests referred to in the first sentence of this definition. For purposes of making the determinations required by this definition, revenues and assets of Foreign Subsidiaries shall be converted to Dollars at the rates used in preparing the consolidated balance sheet of the Parent Guarantor included in the applicable financial statements.

“Initial Subsidiary Guarantor” means, as of the date of Closing, each Subsidiary that is either an Initial Material Subsidiary Guarantor or a “Subsidiary Guarantor” under any Credit Agreement.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Intercreditor Agreement” has the meaning set forth in the U.S. Security Agreement.

“Interest Expense” means, for any period, the total gross interest expense of the Parent Guarantor and its consolidated Subsidiaries, whether paid or accrued, including, without duplication, the interest component of Capitalized Leases, commitment and letter of credit fees, the discount or implied interest component of Off Balance Sheet Liabilities, capitalized interest expense, pay-in-kind interest expense, amortization of debt documents and net payments (if any) pursuant to Swap Contracts relating to interest rate protection, all as determined in conformity with GAAP.

“Investment” means, with respect to any Person, (a) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person; (b) any purchase by that Person of all or substantially all of the assets of a business (whether of a division, branch, unit operation, or otherwise) conducted by another Person; and (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution actually invested by that Person to any other Person (but excluding any subsequent passive increases or accretions to the value of such initial capital contribution), including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

“Investment Grade Rating” means a senior unsecured long term debt rating with respect to the Notes of (a) “BBB (low)” or better by DBRS, Inc., (b) “BBB-” or better by S&P, (c) “Baa3” or better by Moody’s, or (d) “BBB-” or better by Fitch (or an equivalent rating from any successor to any of the foregoing); provided that if at any time the Obligors hold ratings from (i) two (but only two) of the foregoing rating agencies, the lower of such ratings shall apply, and (ii) three or more of the foregoing rating agencies, the second lowest of such ratings shall apply.

“IRS” means the United States Internal Revenue Service.

“Joint Venture Indebtedness” shall mean unsecured Indebtedness of the Company or any Subsidiary Guarantor owing to a joint venture in which the Company or any Subsidiary Guarantor owns any interest and permitted under Section 10.10(b)(12).

“Leverage Ratio” is defined in Section 10.7.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capitalized Lease having substantially the same economic effect as any of the foregoing, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Listed Person” is defined in Section 5.16(a).

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Obligors and their Subsidiaries taken as a whole.

“Material Subsidiary” means any Subsidiary, (i) the consolidated net revenues of which for the most recent fiscal year of the Parent Guarantor were greater than 5% of the Parent Guarantor’s consolidated net revenues for such year or (ii) the consolidated tangible assets of which as of the end of such fiscal year were greater than 5% of the Parent Guarantor’s consolidated tangible assets as of such date; provided that, if at any time the aggregate amount of the consolidated net revenues or consolidated assets of all Subsidiaries that are not Material Subsidiaries exceeds 12.5% of the Parent Guarantor’s consolidated net revenues for any such fiscal year or 12.5% of the Parent Guarantor’s consolidated assets as of the end of any such fiscal year, the Parent Guarantor (or, in the event the Parent Guarantor has failed to do so within ten (10) days, the Required Holders) shall designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries. For purposes of making the determinations required by this definition, (x) revenues and assets of Foreign Subsidiaries shall be converted into Dollars at the rates used in preparing the consolidated balance sheet of the Parent Guarantor included in the applicable financial statements and (y) revenues and assets of Excluded Joint Ventures shall be disregarded. The Material Subsidiaries on the Seventh Amendment Effective Date are identified in Schedule C hereto.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Obligors and their Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under the Notes and the other Financing Agreements to which it is a party, (c) the ability of the Parent Guarantor to perform its obligations under the Financing Agreements to which it is a party, including the Parent Guarantee, (d) the ability of any ability of the Subsidiary Guarantors, as a whole, to perform their obligations under any Subsidiary Guarantee or (e) the validity or enforceability of the Financing Agreements (including the Parent Guarantee or the Notes) or any Subsidiary Guarantee of the Subsidiary Guarantors, as a whole.

“Maximum Senior Obligations” means the maximum amount of obligations which may from time to time be payable or arise under the Transaction Facilities (as in effect on the Fifth Amendment Effective Date) other than the Modified Make-Whole Amount due under Section 9.13 hereof and any Modified Make-Whole Amount due under Section 9.13 of the 2015 NPA (and as defined therein).

“Memorandum” is defined in Section 5.3.

“Minimum Availability” is defined in Section 10.22.

“Modified Make-Whole Amount” means the Make-Whole Amount calculated by (a) replacing the phrase “0.50% (i.e., 50 basis points)” appearing in the definition of “Reinvestment Yield” set forth in Section 8.6 with the phrase “1.50% (i.e., 150 basis points)”, (b) inserting “Section 9.13, Section 9.14(b) or Section 9.14(c)” in lieu of the phrase “Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1” appearing in the definitions of “Called Principal” and “Settlement Date” solely for purposes of making such calculation, and (c) inserting “Section 9.13, Section 9.14(b) or Section 9.14(c)” in lieu of the phrase “Section 8.2 or Section 12.1” appearing in the definition of “Remaining Scheduled Payments” solely for purposes of making such calculation

“Moody’s” means Moody’s Investors Service, Inc. or its successors.

“Mortgage” means any mortgage, deed of trust, trust deed or other equivalent document now or hereafter encumbering any fee-owned real property of any Domestic Subsidiary in favor of the Collateral Agent, on behalf of the Secured Creditors, as security for any of the obligations of the Obligors under this Agreement, each of which shall be in form and substance reasonably acceptable to the Collateral Agent.

“Mortgage Instruments” means such title reports, ALTA title insurance policies (with endorsements), evidence of zoning compliance, property insurance, flood certifications and flood insurance (and, if applicable FEMA form acknowledgements of insurance), opinions of counsel, ALTA surveys, appraisals, environmental assessments and reports, mortgage tax affidavits and declarations and other similar information and related certifications as are reasonably requested by, and in form and substance reasonably acceptable to, the Collateral Agent from time to time.

“Mortgaged Properties” means, collectively, the real properties owned by the Note Parties subject to a Mortgage, including, without limitation, all buildings, improvements, structures and fixtures now or subsequently located thereon and owned by any such Note Party, pursuant to which the Collateral Agent shall have received completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance) duly executed by each Note Party relating thereto.

“Most Favorable Covenant” is defined in Section 9.11(a).

“Most Favored Lender Notice” is defined in Section 9.11(c).

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NEH” means Nuclear Energy Holdings, L.L.C., a Delaware limited liability company and wholly owned subsidiary of the Parent Guarantor.

“NEH Bonds” means the 2.20% bonds and 2.398% bonds due March 15, 2013 issued by NEH.

“Net Cash Proceeds” means:

(a)    with respect to any Asset Sale, Disposition or Sale and Leaseback Transaction by any Person but excluding any Asset Sale or Disposition (including any taking) giving rise to Net Insurance/Condemnation Proceeds and any Asset Sale to the Parent Guarantor or any of its wholly-owned Subsidiaries, (i) cash or Cash Equivalents (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such Asset Sale, Disposition or Sale and Leaseback Transaction (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale,

Disposition or Sale and Leaseback Transaction), after (A) provision for all income or other Taxes measured by or resulting from such Asset Sale or Sale and Leaseback Transaction, (B) payment of all brokerage commissions and other fees and expenses and commissions related to such Asset Sale, Disposition or Sale and Leaseback Transaction, (C) all amounts used to make any mandatory prepayment of Indebtedness (and any premium or penalty thereon) secured by a Lien on any asset disposed of in such Asset Sale, Disposition or Sale and Leaseback Transaction as required by the express terms of the instrument governing such Indebtedness or by applicable law, and (D) the amount of any reasonable reserve established in accordance with GAAP against any working capital or other adjustments to the sale price, in each case, as described in the applicable definitive purchase agreement; provided that (x) a cash amount equal to any such reserve is held in a blocked account opened with the Collateral Agent and (y) the amount of any subsequent reduction of such reserve shall be deemed to be Net Cash Proceeds of such Asset Sale or Disposition received on the date of such reduction; and (ii) cash or Cash Equivalents payments in respect of any other consideration received by such Person or any Subsidiary of such Person from such Asset Sale, Disposition or Sale and Leaseback Transaction upon receipt of such cash payments by such Person or such Subsidiary; and

(b)    with respect to the sale or issuance of any Capital Stock by the Parent Guarantor or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by the Parent Guarantor or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, fees and other reasonable and customary out-of-pocket expenses, incurred by Parent Guarantor or such Subsidiary in connection therewith.

“Net Insurance/Condemnation Proceeds” means an amount equal to (a) any cash or Cash Equivalents received by the Parent Guarantor or any of its Subsidiaries (i) under any casualty insurance policy in respect of a covered loss thereunder of any assets of the Parent Guarantor or any of its Subsidiaries or (ii) as a result of the taking of any assets of the Parent Guarantor or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (b) (i) any actual out-of-pocket costs incurred by the Parent Guarantor or any of its Subsidiaries in connection with the adjustment, settlement or collection of any claims of the Parent Guarantor or such Subsidiary in respect thereof, (ii) all amounts used to make any mandatory prepayment of Indebtedness (and any premium or penalty thereon) secured by a Lien on any such assets referred to in clause (a) of this definition as required by the express terms of the instrument governing such Indebtedness or by applicable law, (iii) in the case of a taking, the reasonable out-of-pocket costs of putting any affected property in a safe and secure position, and (iv) any selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar Taxes and the Parent Guarantor’s good faith estimate of income Taxes paid or payable in connection with any sale or taking of such assets as referred to in clause (a) of this definition.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by any Obligor or any Subsidiary primarily for the benefit of employees of an Obligor or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Note Parties” means, collectively, the Parent Guarantor, the Company and each Subsidiary Guarantor.

“Notes” is defined in Section 1.

“Objecting Holder” means any holder that did not waive an Escrow Agreement Default Event or did not agree that such Escrow Agreement Default Event was cured, in either case, within fifteen (15) Business Days of delivering written notice of the existence of a Default or Event of Default in accordance with Section 4(f) of the Escrow Agreement.

“Obligors” is defined in the Preamble.

“OFAC” means the Office of Foreign Assets Control, U.S. Department of Treasury.

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means all laws, regulations, Executive Orders and any economic or trade sanction that OFAC is responsible for administering and enforcing, including, without limitation 31 CFR Subtitle B, Chapter V, as amended, along with any enabling legislation; the Bank Secrecy Act; Trading with the Enemy Act; and any similar laws, regulations or orders adopted by any State within the United States. A list of economic and trade sanctions administered by OFAC may be found at http://www.ustreas.gov/offices/enforcement/ofac/programs/.

“Off-Balance Sheet Liabilities” of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to Receivables sold by such Person or any of its Subsidiaries, (b) any liability of such Person or any of its Subsidiaries under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability of such Person or any of its Subsidiaries under any financing lease or so-called “synthetic lease” or “tax ownership operating lease” transaction, or (d) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of an Obligor whose responsibilities extend to the subject matter of such certificate or an authorized representative or signor of an Obligor.

“Parent Guarantee” means the Parent Guarantee contained in Section 23 of this Agreement.

“Parent Guarantor” means Chicago Bridge & Iron Company N.V., a corporation organized under the laws of The Netherlands.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Performance Letter of Credit” means any letter of credit issued or deemed issued to secure ordinary course performance obligations of the Parent Guarantor or a Subsidiary in connection with active construction projects (including projects about to be commenced) or bids for prospective construction projects.

“Permitted Acquisition” is defined in Section 10.13.

“Permitted Existing Contingent Obligations” means the Contingent Obligations of the Parent Guarantor and its Subsidiaries identified as such on Schedule 10.12 to this Agreement.

“Permitted Existing Indebtedness” means the Indebtedness of the Parent Guarantor and its Subsidiaries identified as such on Schedule 10.10(b) to this Agreement.

“Permitted Existing J/V Investments” means the Investments of the Parent Guarantor and its Subsidiaries identified as such on Schedule 10.11(b) to this Agreement.

“Permitted Refinancing” means, with respect to any Indebtedness (the “Refinanced Indebtedness”), any refinancings, refundings, renewals or extensions thereof (the “Refinancing Indebtedness” thereof); provided that (a) at the time of such refinancing, refunding, renewal or extension, no Default has occurred and is continuing, (b) the amount of such Refinancing Indebtedness does not exceed the amount of such Refinanced Indebtedness except by an amount equal to customary underwriting discounts, fees or commissions, expenses and prepayment premium (if any) incurred in connection with such refinancing, refunding, renewal or extension, plus any existing commitments unutilized under such Refinanced Indebtedness and (c) such Refinancing Indebtedness (i) has a weighted average maturity (measured as of the date of such refinancing, refunding, renewal or extension) and a maturity no shorter than that of such Refinanced Indebtedness, (ii) is not secured by any property or any Lien other than that (if any) securing such Refinanced Indebtedness, (iii) is not guaranteed by or secured by any property of any guarantor or other obligor which is not also a guarantor or obligor of such Refinanced Indebtedness, (iv) if such Refinanced Indebtedness is subordinated in right of payment to the Notes, is subordinated in right of payment to the Notes on terms no less favorable to the holders than those contained in the documentation governing such Refinanced Indebtedness, (v) does not have covenants, events of default or other material terms, taken as a whole, that are less favorable to the Obligors than those of the Refinanced Indebtedness and (vi) has an interest rate not exceeding the then-applicable market interest rate.

“Permitted Sale and Leaseback Transactions” means (a)(i) any Sale and Leaseback Transaction of the Parent Guarantor’s administrative headquarters facility in The Woodlands, Texas or (ii) any Sale and Leaseback Transaction (other than in connection with clause (a)(i)) of all or any portion of the Parent Guarantor’s other property, in each case on terms acceptable to the Required Holders and only to the extent that the aggregate amount of Net Cash Proceeds from all such Permitted Sale and Leaseback Transactions is less than or equal to $50,000,000 and (b) any Sale and Leaseback Transaction of the Parent Guarantor’s facility in Plainfield, Illinois.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an Employee Benefit Plan subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by an Obligor or any ERISA Affiliate or with respect to which an Obligor or any ERISA Affiliate may have any liability.

“Pledged Interests” means the Subsidiary Securities heretofore pledged to the Collateral Agent and the Subsidiary Securities required to be pledged as Collateral pursuant to this Agreement or the terms of any Security Document.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Prohibited Subsequent Actions” is defined in Section 10.5.

“Project Jazz” means, collectively, the Disposition by the Company of the Capital Services business.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Prepayment Date” is defined in Section 8.7(b).

“PTE” is defined in Section 6.2(a).

“Purchaser” is defined in the first paragraph of this Agreement.

“Put Option Agreements” is defined in Section 10.3.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Ratable Portion” means, with respect of any holder of any Note upon the sale, loss or other disposition pursuant to Section 10.3(a), an amount equal to the product of (x) the net proceeds being so applied to the prepayment of Senior Indebtedness in accordance with Section 10.3(a)(2), multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of Senior Indebtedness of the Company and its Subsidiaries being prepaid pursuant to Section 10.3(a)(2).

“Receivable(s)” means and includes all of the Parent Guarantor’s and its consolidated Subsidiaries’ presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Parent Guarantor or its Subsidiaries, as applicable, to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Release Date” is defined in Section 10.7 as in effect prior to the Fourth Amendment Effective Date.

“Relevant Completion Date” means (a) with respect to each event or transaction described in Section 9.14(a), 9.14(b) and 9.14(c), the date on which the Net Cash Proceeds arising from such event or transaction are received by the Parent Guarantor or any of its Subsidiaries and (b) with respect to each event described in Section 9.14(e), the date on which the relevant Net Insurance/Condemnation Proceeds are required to be applied in prepayment under the 2013 Revolving Credit Agreement, the 2015 Revolving Credit Agreement and the 2015 Term Loan Agreement.

“Required Holders” means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Obligors or any of their respective Affiliates). Notwithstanding the foregoing, to the extent any holder of Notes or any of its controlled Affiliates is participating in the bidding process in connection with any Tech Business Sale, the Notes held by such holder (or its controlled Affiliates) shall be excluded from any determination of the “Required Holders” for purposes of Section 10.3(a)(7), Section 10.3(b) or Section 11(n) hereof.

“Requirements of Law” means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company or the Parent Guarantor, as applicable, with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Cash” means the amount of unrestricted cash and Cash Equivalents of the Parent Guarantor and its Subsidiaries calculated on a consolidated basis in the aggregate at any time (excluding cash earmarked to pay unaffiliated third party obligations for which checks have been issued or wires or ACH have been initiated) which: (i) is held in a bank account located outside the United States; and (ii) if transferred to a bank account located within the United States, would: (a) cause the Parent Guarantor or the relevant Subsidiary to incur a material Tax liability (despite that person using all reasonable efforts to avoid the relevant Tax liability); or (b) would breach any applicable law or result in personal liability for the Parent Guarantor or the relevant Subsidiary or any of such person’s directors or management (despite using all reasonable efforts to avoid the breach or result), in each case, excluding Restricted Joint Venture Cash.

“Restricted Country” is defined in Section 5.16(a).

“Restricted Joint Venture Cash” means the amount of cash and Cash Equivalents of the Parent Guarantor and its Subsidiaries with respect to joint ventures and in respect of which the Parent Guarantor or relevant Subsidiary is restricted from exercising control under the applicable joint venture documentation or pursuant to a written resolution by the joint venture board steering committee or similar governing body of each applicable joint venture.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interests of the Parent Guarantor or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in such Person’s Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, (b) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Parent Guarantor or any of its Subsidiaries now or hereafter outstanding, other than in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Parent Guarantor) of other Equity Interests of the Parent Guarantor or any of its Subsidiaries (other than Disqualified Stock), (c) any payment or prepayment of principal of, or interest (whether in cash or as payment-in-kind), premium, if any, fees or other charges with respect to, any Indebtedness subordinated to the obligations under the Notes and this Agreement, or any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Indebtedness other than (i) the obligations under the Notes and this Agreement and (ii) any scheduled payments of principal of or interest with respect to Parent Guarantor’s Indebtedness issued pursuant to the Transaction Facilities, (d) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Indebtedness (other than the obligations under the Notes and this Agreement) or any Equity Interests of the Parent Guarantor or any of its Subsidiaries, or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission and (e) any payment in respect of a purchase price adjustment, earn-out or other similar form of contingent purchase price.

“Revolving Credit Facility” means the Revolving Credit Agreement dated as of December 21, 2012, among the Parent Guarantor, the Company, certain Subsidiaries of the Parent Guarantor, as Guarantors and as Subsidiary Borrowers, Bank of America, N.A., as Administrative Agent, and the other financial institutions party thereto, as amended, replaced or otherwise modified and in effect.

“Sale and Leaseback Transaction” means any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed), (a) which the Parent Guarantor or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (b) which the Parent Guarantor or one of its Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Parent Guarantor or one of its Subsidiaries to any other Person in connection with such lease.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Company, or its successors.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Secured Creditors” shall have the meaning specified in the Intercreditor Agreement.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Security Documents” is defined in Section 9.15 hereof and includes, without limitation, all security agreements, pledge agreements, account control agreements and all other security documents hereafter delivered granting or perfecting (or purporting to grant or perfect) a Lien on any property of any Person to secure the obligations and liabilities of the Obligors or Subsidiary Guarantors under any Financing Agreement.

“Security Joinder Agreement” means a joinder agreement to any Security Document, in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by a Subsidiary Guarantor or any other Person to the Collateral Agent pursuant to Section 9.8.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company or the Parent Guarantor, as applicable.

“Senior Indebtedness” means, as of the date of any determination thereof, Indebtedness determined on a consolidated basis of an Obligor and its Subsidiaries, other than Subordinated Indebtedness.

“Senior Secured Indebtedness” of a Person means, without duplication, such Person’s Adjusted Indebtedness outstanding under this Agreement, the Notes and each other Transaction Facility.

“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (i) all Senior Secured Indebtedness of the Parent Guarantor and its Subsidiaries as of such date to (ii) EBITDA for the most recently-ended period of four-fiscal quarters for which financial statements were required to have been delivered.

“Separate Account” is defined in Section 6.2(a).

“series” means any series of Notes issued pursuant to this Agreement.

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

“Series C Notes” is defined in Section 1.

“Series D Notes” is defined in Section 1.

“Seventh Amendment” means the Seventh Amendment and Waiver to this Agreement dated the Seventh Amendment Effective Date.

“Seventh Amendment Effective Date” means August 9, 2017.

“Shaw Acquisition” means the acquisition of The Shaw Group Inc. by the Parent Guarantor (by means of a merger of a Subsidiary thereof with and into The Shaw Group Inc.) pursuant to the Transaction Agreement as in effect on the date hereof.

“Sixth Amendment” means the Sixth Amendment to this Agreement dated the Sixth Amendment Effective Date.

“Sixth Amendment Effective Date” means May 8, 2017.

“Subordinated Indebtedness” means (a) all unsecured Indebtedness of the Parent Guarantor that does not have the benefit of any guaranties or other credit support by Subsidiaries of the Parent Guarantor, and which shall contain or have applicable thereto subordination provisions (x) providing for the subordination thereof to other Indebtedness of the Parent Guarantor (including, without limitation, the obligations of the Parent Guarantor under the Parent Guarantee and all other obligations owed to the holders under the Financing Agreements), and (y) prohibiting all payments on such Indebtedness at any time a Default or Event of Default has occurred and is continuing hereunder, and (b) all unsecured Indebtedness of any Subsidiary of the Parent Guarantor which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Indebtedness of such Subsidiary (including, without limitation, the obligations of the Company under this Agreement or the Notes, or of a

Subsidiary Guarantor under the Subsidiary Guarantee), which subordination provisions shall prohibit all payments on such Indebtedness at any time a Default or Event of Default has occurred and is continuing hereunder and shall otherwise be reasonably acceptable to the Required Holders.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, limited liability company or joint venture if more than 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Parent Guarantor (excluding NEH).

“Subsidiary Borrower” is defined in Section 8.7(g).

“Subsidiary Guarantor” means any Subsidiary that executes and delivers a Subsidiary Guarantee on the date of Closing and, thereafter, in accordance with Section 9.8 hereof; provided that any Person constituting a Subsidiary Guarantor as defined in the preceding clause will cease to constitute a Subsidiary Guarantor when, in accordance with the terms hereof, it is released from its Subsidiary Guarantee.

“Subsidiary Guarantee” is defined in Section 2.3.

“Subsidiary Securities” means the Equity Interests issued by or equity participations in any Subsidiary, whether or not constituting a “security” under Article 8 of the Uniform Commercial Code as in effect in any jurisdiction.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement,

or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Tax” means any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, assessment, levy, impost, fee, compulsory loan, charge or withholding imposed by any Governmental Authority or any taxing authority thereof.

“Taxing Jurisdiction” is defined in Section 13.

“Tech Business” means, collectively, (a) the Technology business segment operated by the Parent Guarantor and its Subsidiaries which provides proprietary technology licenses and associated engineering services and catalysts, primarily for the petrochemical and refining industries, and (b) the engineered products business unit residing in the Fabrication Services business segment operated by the Parent Guarantor and its Subsidiaries which provides engineered products for the oil and gas, petrochemical, power generation, water and wastewater, mining and mineral processing industries.

“Tech Business Sale” means the sale by the Parent Guarantor of all or substantially all of its Tech Business (whether by a sale of assets constituting the Tech Business or Equity Interests of the Subsidiaries operating the Tech Business).

“Tech Sale Marketing Materials” is defined in Section 10.3(b).

“Term Facility” means a senior term loan facility dated as of December 21, 2012, initially providing for term loans in an aggregate principal amount of up to $1.0 billion (as may be increased pursuant to the accordion feature) with Bank of America, N.A. as administrative agent, the Company, as borrower and the Parent Guarantor and certain of its Subsidiaries as guarantors, and other financial institutions party thereto as amended, replaced, or otherwise modified and in effect from time to time.

“Termination Event” is defined in Section 8.8(a).

“Termination Event Prepayment Date” is defined in Section 8.8(b).

“Termination Event Prepayment Notice” is defined in Section 8.8(b).

“Termination Event Purchase Date” is defined in Section 8.8(c).

“Termination Event Purchase Request” is defined in Section 8.8(c).

“Termination Price” shall mean 100.5% of the principal amount of any Note being prepaid or purchased by the Company pursuant to and in accordance with Section 8.8.

“Threshold Amount” means an amount equal to the lesser of (a) $75,000,000 (or its equivalent in the relevant currency of payment), provided that, with respect to any Bilateral Revolving Credit Agreement or any other bilateral letter of credit facility, such Threshold Amount shall be $50,000,000, and (b) the equivalent threshold amount set forth in any other Transaction Facility (or any document related thereto).

“Transaction” means the Shaw Acquisition, the payment of fees and expenses in connection therewith, any issuance by the Parent Guarantor of its common equity to consummate the Transaction or refinance any debt issued to consummate the Transaction, and any combination of the entering into and funding of the Term Facility, the issuance and placement of the Notes, the entering into and funding of the Bridge Facility, the amendment of the Existing Revolving Credit Agreement pursuant to Amendment No. 2 thereto dated as of December 21, 2012, the amendment of the Existing Term Facility pursuant to Third Amendment thereto dated December 21, 2012, and the entering into and funding under the Revolving Credit Facility.

“Transaction Agreement” means that certain transaction agreement dated as of July 30, 2012 by and among the Company, Crystal Merger Subsidiary Inc. and The Shaw Group Inc., as amended an in effect.

“Transaction Facilities” means this Agreement, the 2015 NPA, the 2013 Revolving Credit Agreement, the 2015 Revolving Credit Agreement and the 2015 Term Loan Agreement.

“Transaction Closing Date” means the date of consummation of the Shaw Acquisition, which date shall be no later than April 30, 2013 (or June 30, 2013 if the Outside Date (as defined in the Transaction Agreement) shall have been extended to June 30, 2013 pursuant to Section 8.1(b)(i) of the Transaction Agreement as in effect on July 30, 2012).

“Unrestricted Cash” means the amount of cash and Cash Equivalents of the Parent Guarantor and its Subsidiaries calculated on a consolidated basis in the aggregate at any time (excluding cash earmarked to pay unaffiliated third party obligations for which checks have been issued or wires or ACH have been initiated), together with any Unrestricted Joint Venture Cash, but excluding any Restricted Cash, Asset Sales Proceeds (Bank Debt) Cash and Restricted Joint Venture Cash.

“Unrestricted Joint Venture Cash” means the amount of cash and Cash Equivalents of the Parent Guarantor and its Subsidiaries with respect to joint ventures that is not Restricted Joint Venture Cash.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Loan Party” shall mean each Obligor and each Subsidiary Guarantor that is a Domestic Subsidiary.

“US CFC HoldCo” is defined as Section 9.8.

“U.S. Security Agreement” means that certain Amended and Restated Pledge and Security Agreement dated as of August 4, 2017, among the U.S. Loan Parties and the Collateral Agent, as supplemented from time to time by the execution and delivery of Security Joinder Agreements pursuant to Section 9.8, and as further modified, amended, amended and restated or further supplemented from time to time.

“Voting Securities” means shares of Capital Stock the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares or shares required by applicable law to be owned by another Person) and voting interests of which are owned by any one or more of either Obligor and such Obligor’s other Wholly-Owned Subsidiaries at such time.

ANNEX II-A

EXHIBIT 1(a)

FORM OF AMENDED AND RESTATED SERIES A NOTE

(see attached)

EXHIBIT 1(a)

(to Note Purchase and Guarantee Agreement)

[FORM OF SERIES A NOTE]

CHICAGO BRIDGE & IRON COMPANY (DELAWARE)

7.15% AMENDED AND RESTATED SENIOR NOTE, SERIES A, DUE DECEMBER 27, 2017

No. [ ]	[Date]
$[ ]	PPN [ ]

FOR VALUE RECEIVED, the undersigned, CHICAGO BRIDGE & IRON COMPANY (DELAWARE) (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                                        ] DOLLARS (or so much thereof as shall not have been prepaid) on December 27, 2017, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 7.15% per annum from the date hereof, payable semiannually, on the 27th day of June and December in each year, commencing on June 27, 2013, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 9.15% or (ii) 2.0% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase and Guarantee Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of December 27, 2012 (as from time to time amended, the “Note Purchase and Guarantee Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase and Guarantee Agreement and (ii) made the representations set forth in Section 6.2 of the Note Purchase and Guarantee Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase and Guarantee Agreement.

This Note amends and restates and is given in substitution for, but not in satisfaction of, that certain 4.15% Senior Note Due December 27, 2017, originally issued by the Company in favor of [                    ] in the original principal amount of $[                    ], as amended from time to time prior to the date hereof.

EXHIBIT 1(a)

(to Note Purchase and Guarantee Agreement)

This Note is a registered Note and, as provided in the Note Purchase and Guarantee Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase and Guarantee Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase and Guarantee Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase and Guarantee Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CHICAGO BRIDGE & IRON COMPANY (DELAWARE)

By
[Title]

1(a)-2

ANNEX II-B

EXHIBIT 1(b)

FORM OF AMENDED AND RESTATED SERIES B NOTE

(see attached)

EXHIBIT 1(b)

(to Note Purchase and Guarantee Agreement)

[FORM OF SERIES B NOTE]

CHICAGO BRIDGE & IRON COMPANY (DELAWARE)

7.57% AMENDED AND RESTATED SENIOR NOTE, SERIES B, DUE DECEMBER 27, 2019

No. [ ]	[Date]
$[ ]	PPN [ ]

FOR VALUE RECEIVED, the undersigned, CHICAGO BRIDGE & IRON COMPANY (DELAWARE) (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS (or so much thereof as shall not have been prepaid) on December 27, 2019, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 7.57% per annum from the date hereof, payable semiannually, on the 27th day of June and December in each year, commencing on June 27, 2013, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 9.57% or (ii) 2.0% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase and Guarantee Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of December 27, 2012 (as from time to time amended, the “Note Purchase and Guarantee Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase and Guarantee Agreement and (ii) made the representations set forth in Section 6.2 of the Note Purchase and Guarantee Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase and Guarantee Agreement.

This Note amends and restates and is given in substitution for, but not in satisfaction of, that certain 4.57% Senior Note Due December 27, 2019, originally issued by the Company in favor of [                    ] in the original principal amount of $[                    ], as amended from time to time prior to the date hereof.

EXHIBIT 1(b)

(to Note Purchase and Guarantee Agreement)

This Note is a registered Note and, as provided in the Note Purchase and Guarantee Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase and Guarantee Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase and Guarantee Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase and Guarantee Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CHICAGO BRIDGE & IRON COMPANY (DELAWARE)

By
[Title]

1(b)-2

ANNEX II-C

EXHIBIT 1(c)

FORM OF AMENDED AND RESTATED SERIES C NOTE

(see attached)

EXHIBIT 1(c)

(to Note Purchase and Guarantee Agreement)

[FORM OF SERIES C NOTE]

CHICAGO BRIDGE & IRON COMPANY (DELAWARE)

8.15% AMENDED AND RESTATED SENIOR NOTE, SERIES C, DUE DECEMBER 27, 2022

No. [ ]	[Date]
$[ ]	PPN [ ]

FOR VALUE RECEIVED, the undersigned, CHICAGO BRIDGE & IRON COMPANY (DELAWARE) (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS (or so much thereof as shall not have been prepaid) on December 27, 2022, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 8.15% per annum from the date hereof, payable semiannually, on the 27th day of June and December in each year, commencing on June 27, 2013, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 10.15% or (ii) 2.0% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase and Guarantee Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of December 27, 2012 (as from time to time amended, the “Note Purchase and Guarantee Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase and Guarantee Agreement and (ii) made the representations set forth in Section 6.2 of the Note Purchase and Guarantee Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase and Guarantee Agreement.

This Note amends and restates and is given in substitution for, but not in satisfaction of, that certain 5.15% Senior Note Due December 27, 2022, originally issued by the Company in favor of [                    ] in the original principal amount of $[                    ], as amended from time to time prior to the date hereof.

EXHIBIT 1(c)

(to Note Purchase and Guarantee Agreement)

This Note is a registered Note and, as provided in the Note Purchase and Guarantee Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase and Guarantee Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase and Guarantee Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase and Guarantee Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CHICAGO BRIDGE & IRON COMPANY (DELAWARE)

By
[Title]

1(c)-2

ANNEX II-D

EXHIBIT 1(d)

FORM OF AMENDED AND RESTATED SERIES D NOTE

(see attached)

EXHIBIT 1(d)

(to Note Purchase and Guarantee Agreement)

[FORM OF SERIES D NOTE]

CHICAGO BRIDGE & IRON COMPANY (DELAWARE)

8.30% AMENDED AND RESTATED SENIOR NOTE, SERIES D, DUE DECEMBER 27, 2024

No. [ ]	[Date]
$[ ]	PPN [ ]

FOR VALUE RECEIVED, the undersigned, CHICAGO BRIDGE & IRON COMPANY (DELAWARE) (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS (or so much thereof as shall not have been prepaid) on December 27, 2024, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 8.30% per annum from the date hereof, payable semiannually, on the 27th day of June and December in each year, commencing on June 27, 2013, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 10.30% or (ii) 2.0% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase and Guarantee Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of December 27, 2012 (as from time to time amended, the “Note Purchase and Guarantee Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase and Guarantee Agreement and (ii) made the representations set forth in Section 6.2 of the Note Purchase and Guarantee Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase and Guarantee Agreement.

This Note amends and restates and is given in substitution for, but not in satisfaction of, that certain 5.30% Senior Note Due December 27, 2024, originally issued by the Company in favor of [                    ] in the original principal amount of $[                    ], as amended from time to time prior to the date hereof.

EXHIBIT 1(d)

(to Note Purchase and Guarantee Agreement)

This Note is a registered Note and, as provided in the Note Purchase and Guarantee Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase and Guarantee Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase and Guarantee Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase and Guarantee Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CHICAGO BRIDGE & IRON COMPANY (DELAWARE)

By
[Title]

1(d)-2

ANNEX III

SCHEDULE 10.10(b)

PERMITTED EXISTING INDEBTEDNESS

Section (a) - Borrowed Money

Company	Party	Amount (in $000s)
Chicago Bridge & Iron Company	2015 Term Loan Agreement	$481,300
Chicago Bridge & Iron Company	NPA Notes	$731,000
Chicago Bridge & Iron Company	2013 Revolving Credit Agreement ($1.35B)	$204,000
Chicago Bridge & Iron Company	2015 Revolving Credit Agreement ($800M)	$170,000
Section (b) - Deferred Purchase Price		$—
Section (c) - Lien Obligations		$0
Section (d) - Notes		$—
Section (e) - Capitalized Leases		$0
Section (f) - Contingent Obligations		Refer to Schedule 10.12
Section (g) - Letters of Credit		$1,600,000 Bilateral $139,600 Revolvers
Section (h) - Off-Balance Sheet Liabilities
Sale and Leaseback of Plainfield Facility		$0
Section (i) - Disqualified Stock		$—

ANNEX IV

SCHEDULE 10.10(b)

PERMITTED EXISTING INDEBTEDNESS

The Parent Guarantor has investments in the following list of entities:

1.	CBI (Malaysia) Sdn. Bhd.

2.	Chicago Bridge & Iron Company (Egypt) LLC

3.	Horton CBI, Limited

4.	CBI (Philippines) Inc.

5.	CBI (Thailand) Limited

6.	Chicago Bridge & Iron Company LLC

7.	CBI Clough JV Pte. Ltd

8.	Shaw Nass Middle East, W.L.L.

9.	Shaw Emirates Pipes Manufacturing LLC

ANNEX V

SCHEDULE 10.11(g)

PERMITTED EXISTING J/V INVESTMENTS

The Parent Guarantor and its subsidiaries have continuing investment obligations in the following joint ventures and nonconsolidated subsidiaries:

1.	Chevron Lummus Global (CLG) - JV

2.	Net Power LLC

3.	CBI Kentz JV

4.	CB&I Areva MOX Services, LLC

5.	Shaw Nass Middle East, W.L.L.

6.	Shaw SKE&C Middle East Ltd.

7.	Shaw Emirates Pipes Manufacturing LLC

8.	CC JV

9.	CCZ JV

10.	CZJV

11.	Lummus JV

12.	CB&I/Murray and Roberts Projects Joint Venture

13.	Pretrofac-Sumsung-CB&I CFP Joint Operation

14.	ES3 - EBSE Shaw Spool Solutions Fabricação de Sistema de Tubulação Ltda.

15.	CB&I-CTCI B.V.

ANNEX VI

SCHEDULE 10.2

PERMITTED EXISTING CONTINGENT OBLIGATIONS

Contingent Obligations in connection with Project Jazz.

Contingent Obligations in connection with uncommitted bilateral letter of credit facilities.

ANNEX VII

UNDELIVERED ITEMS FROM FOURTH AMENDMENT

The waiver under Section 3(d) of this Amendment will remain effective only if the Note Parties deliver to the Collateral Agent the items listed in this Annex VII by the respective dates specified below (which dates may be extended at the sole discretion of the Collateral Agent):

Item	Description	Deadline
1.	For each Mortgaged Property (other than the Parent Guarantor’s administrative headquarters facility in The Woodlands, Texas), each Mortgage and related Mortgage Instrument, in form and substance reasonably satisfactory to the Required Holders.	30 days after the date requested by the Collateral Agent

2.	With respect to each Curacao Loan Party and Liechtenstein Loan Party, each item listed in paragraph (2) of Annex VIII to this Amendment	September 5, 2017

ANNEX VIII

POST-CLOSING MATTERS

By the respective deadlines specified below (which such dates may be extended at the sole discretion of the Collateral Agent), delivery of the following items:

Item	Description	Deadline
1.	For each Mortgaged Property (other than the Parent Guarantor’s administrative headquarters facility in The Woodlands, Texas), each Mortgage and related Mortgage Instrument, in form and substance reasonably satisfactory to the Required Holders.	30 days after the date requested by the Collateral Agent

2.

The following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by an authorized officer of the applicable signing Curaçao Note Party, Liechtenstein Note Party or Note Party organized in Canada or Australia (collectively, the “Foreign Note Parties”, and individually, each a “Foreign Note Party”) where applicable, and each in form and substance reasonably satisfactory to the Required Holders and the Collateral Agent:

(i) such certificates of resolutions or other action, incumbency certificates and/or other certificates of authorized officers of each Foreign Note Party as the Required Holders may require evidencing the identity, authority and capacity of each authorized officer thereof authorized to act as an authorized officer in connection with the Foreign Security Instruments to which such Foreign Note Party is a party;

(ii) such documents and certifications as the Required Holders may reasonably require to evidence that each Foreign Note Party is duly organized or formed, is validly existing and in good standing and qualified in its jurisdiction of organization or maintains its principal place of business;

(iii) written opinions of counsel to the Foreign Note Parties (or the Secured Creditors, as is customary in such foreign jurisdictions), addressed to the Collateral Agent and the holders of the Notes, in form and substance reasonably satisfactory to the Collateral Agent; and

(iv) each applicable Curaçao Security Instrument, Liechtenstein Security Instrument or Security Instrument with respect to Canada or Australia (collectively, the “Foreign Security Instruments”, and individually, each a “Foreign Security Instrument”), in form and substance reasonably satisfactory to the Collateral Agent, duly executed by each Foreign Note Party, together with:

(A) to the extent applicable, filings in form appropriate for filing in all jurisdictions that the Collateral Agent may deem necessary or desirable in order to perfect the Liens created under the Foreign Security Instruments, covering the Collateral described in the Foreign Security Instruments;

September 5, 2017

(B) except with respect to the Curaçao Note Parties (and, if applicable the Liechtenstein Note Parties), copies of applicable lien searches or equivalent reports, each of a recent date listing all effective lien notices or comparable documents (together with copies of such documents) that name any Foreign Note Party as debtor and that are filed in those jurisdictions in which any Foreign Note Party is organized or maintains its principal place of business; and

(C) except with respect to the Curaçao Note Parties (and, if applicable the Liechtenstein Note Parties), certificates and instruments representing the Pledged Interests referred to in the Foreign Security Instruments accompanied by undated stock powers or instruments of transfer executed in blank.

3.

English law governed charges in favor of and in form and substance reasonably acceptable to the Collateral Agent with respect to the following:

•    Shares in the capital of CB&I UK Limited owned by Chicago Bridge & Iron Company (Netherlands) LLC (see Section 2.3(b) of U.S. Security Agreement)

•    Shares in the capital of CB&I Holdings (UK) Limited owned by Chicago Bridge & Iron Company B.V. (see Clause 12a. of the Omnibus Deed of Pledge dated August 4, 2017 (the “Dutch Omnibus Pledge”) among the Parent Guarantor and the other Pledgors named therein and the Collateral Agent as Pledgee)

•    Shares in the capital of Lutech Resources Limited owned by CB&I Oil and Gas Europe BV (see Clause 12b. of Dutch Omnibus Pledge)

September 5, 2017

4.	Each Grantor under the U.S. Security Agreement that maintains one or more BMG Accounts (as defined in the U.S. Security Agreement) shall use its best efforts to obtain consent from Bank Mendes Gans N.V. (“BMG”) for the grant by such Grantor of (i) a security interest under the U.S. Security Agreement and (ii) a Dutch law-governed pledge, in each case in favor of the Collateral Agent, over such BMG Account (see Section 2.3(c) of U.S. Security Agreement).	September 5, 2017

5.	Each Pledgor under the Dutch Omnibus Pledge that maintains one or more bank accounts with BMG shall use its reasonable endeavors to obtain consent from BMG for the grant by such Pledgor of a pledge in favor of the Collateral Agent over such bank accounts, subject to the Prior Account Bank Pledge (as defined in the Dutch Omnibus Pledge) in favor of BMG and (ii) the Prior BMG Account Bank Pledge (as defined in the Dutch Omnibus Pledge) (see Clause 4.4 of Dutch Omnibus Pledge).	October 3, 2017

6.	Each Chargor under the Composite Debenture dated August 4, 2017 (the “UK Debenture”) among CB&I UK Limited and the other Chargors named therein and the Collateral Agent, which maintain a bank account with BMG shall use reasonable endeavours to obtain consent from BMG to the grant by such Chargor to the Collateral Agent for a third ranking pledge over any such accounts and, if such consent is granted, each such Chargor shall enter into such a pledge to be governed by the laws of the Netherlands and to be in form and substance satisfactory to the Collateral Agent (who shall act reasonably) (see Clause 7.6 of UK Debenture).	October 3, 2017

7.	Each Material Subsidiary shall do or cause to be done all things as required in Section 9.15 of the Note Purchase Agreement.	September 5, 2017

8.

Executed counterparts of re-executed Guarantor Supplements in substantially the form attached as Exhibit A to the Subsidiary Guarantee from each of the following Subsidiary Guarantors (copies of which were previously delivered by each such Subsidiary Guarantor to the Noteholders, but cannot be located):

1. Lummus Gasification Technology Licensing Company - 2012 NPA

2. Chicago Bridge & Iron Company (Netherlands), LLC - 2012 and 2015 NPA

3. CBI US Holding Company, Inc - 2012 and 2015 NPA

4. CBI Holdco Two, Inc - 2012 and 2015 NPA

5. CB&I Laurens, Inc. - 2012 NPA

6. CBI Company BV - 2012 and 2015 NPA

7. CBI Constructors PTY LTD - 2015 NPA

August 16, 2017

9.	Each of the following Material Subsidiaries shall have executed a Guarantor Supplement in substantially the form attached as Exhibit A to the Subsidiary Guarantee and shall do or cause to be done all such things, and delivered all such documents, instruments and agreements as required by Section 9.8 of the Note Purchase Agreement:	September 5, 2017

1. New BV2

2. CBI UK Cayman Acquisition Ltd.

3. CB&I International, Inc.

4. CB&I Fabrication, LLC

5. Arabian CBI Ltd

6. Arabian CBI Tank Manufacturing Company Inc.

7. CB&I Clearfield, Inc.

8. CB&I El Dorado, Inc.

9. CB&I Lake Charles, LLC

Netherlands United Kingdom Louisiana Louisiana Saudi Arabia Saudi Arabia Delaware Arkansas Louisiana

ANNEX IX

SCHEDULE C

MATERIAL SUBSIDIARIES

1. Chicago Bridge & Iron Company	Delaware
2. CB&I LLC	Texas
3. CBI Services, LLC	Delaware
4. Chicago Bridge & Iron Company (Delaware)	Delaware
5. Chicago Bridge & Iron Company B.V.	Netherlands
6. CBI Americas Ltd.	Delaware
7. CB&I Woodlands LLC	Delaware
8. Chicago Bridge & Iron Company	Illinois
9. Asia Pacific Supply Co.	Delaware
10. CBI Company Ltd.	Delaware
11. Central Trading Company Ltd.	Delaware
12. CSA Trading Company Ltd.	Delaware
13. CB&I Technology Inc.	Delaware
14. CBI Overseas, LLC	Delaware
15. A & B Builders, Ltd.	Texas
16. Constructors International, L.L.C.	Delaware
17. HBI Holdings, LLC	Delaware
18. Howe-Baker International, L.L.C.	Delaware
19. Howe-Baker Engineers, Ltd.	Texas
20. Howe-Baker Holdings, L.L.C.	Delaware
21. Howe-Baker Management, L.L.C.	Delaware
22. Howe-Baker International Management, LLC	Delaware
23. Matrix Engineering, Ltd.	Texas
24. Matrix Management Services, LLC	Delaware
25. Oceanic Contractors, Inc.	Delaware
26. CBI Venezolana, S.A.	Venezuela
27. CBI Montajes de Chile Limitada	Chile
28. Horton CBI, Limited	Canada
29. CB&I Europe B.V.	Netherlands
30. CBI Eastern Anstalt	Liechtenstein
31. CB&I Power Company B.V.	Netherlands
32. CBI Constructors Pty Ltd	Australia
33. CBI Engineering and Construction Consultant (Shanghai) Co. Ltd.	Shanghai
34. CBI (Philippines), Inc.	Philippines
35. CBI Nederland B.V.	Netherlands
36. CB&I Constructors Limited	United Kingdom
37. CB&I Holdings (U.K.) Limited	United Kingdom
38. CB&I UK Limited	United Kingdom
39. Arabian Gulf Material Supply Company, Ltd.	Cayman Islands
40. CB&I (Nigeria) Limited	Nigeria

41. Pacific Rim Material Supply Company, Ltd.	Cayman Islands
42. Southern Tropic Material Supply Company, Ltd.	Cayman Islands
43. Lummus Technology Heat Transfer B.V.	Netherlands
44. Lealand Finance Company B.V.	Netherlands
45. CB&I Singapore PTE Ltd.	Singapore
46. CB&I Oil & Gas Europe B.V.	Netherlands
47. CBI Colombiana S.A.	Colombia
48. Chicago Bridge & Iron (Antilles) N.V.	Curaçao
49. Woodlands International Insurance Company	Ireland
50. Lummus Novolen Technology GmbH	Germany
51. CB&I Lummus GmbH	Germany
52. CB&I Technology International Corporation	Delaware
53. CB&I Technology Ventures, Inc.	Delaware
54. CB&I Technology Overseas Corporation	Delaware
55. CB&I Malta Limited	Malta
56. Lutech Resources Limited	United Kingdom
57. Netherlands Operating Company B.V.	Netherlands
58. CB&I s.r.o.	Czech Republic
59. CBI Peruana S.A.C.	Peru
60. CBI Hungary Holding Limited Liability Company	Hungary
61. Catalytic Distillation Technologies	Texas
62. CB&I Tyler Company	Delaware
63. CB&I Finance Company Limited	Ireland
64. Shaw Alloy Piping Products, LLC	Louisiana
65. CB&I Walker LA, L.L.C.	Louisiana
66. The Shaw Group Inc.	Louisiana
67. CBI Overseas (Far East) Inc.	Delaware
68. CB&I North Carolina, Inc.	North Carolina
69. Lummus Gasification Technology Licensing Company	Delaware
70. CB&I Laurens, Inc.	South Carolina
71. Shaw SSS Fabricators, Inc.	Louisiana
72. Chicago Bridge & Iron Company (Netherlands), LLC	Delaware
73. CBI US Holding Company Inc.	Delaware
74. CBI HoldCo Two Inc.	Delaware
75. CBI Company BV	Netherlands
76. CB&I Holdco, LLC	Louisiana
77. New BV2*	Netherlands
78. CBI UK Cayman Acquisition Ltd.*	United Kingdom
79. CB&I International, Inc.*	Louisiana
80. CB&I Fabrication, LLC*	Louisiana
81. Arabian CBI Ltd*	Saudi Arabia
82. Arabian CBI Tank Manufacturing Company Inc.*	Saudi Arabia

83. CB&I Clearfield, Inc.*	Delaware
84. CB&I El Dorado, Inc.*	Arkansas
85. CB&I Lake Charles, LLC*	Louisiana

*	To be added as a Subsidiary Guarantor thirty (30) days post-closing.

ANNEX X

SUBSIDIARY GUARANTORS

1. Chicago Bridge & Iron Company	Delaware
2. CB&I LLC	Texas
3. CBI Services, LLC	Delaware
4. Chicago Bridge & Iron Company (Delaware)	Delaware
5. Chicago Bridge & Iron Company B.V.	Netherlands
6. CBI Americas Ltd.	Delaware
7. CB&I Woodlands LLC	Delaware
8. Chicago Bridge & Iron Company	Illinois
9. Asia Pacific Supply Co.	Delaware
10. CBI Company Ltd.	Delaware
11. Central Trading Company Ltd.	Delaware
12. CSA Trading Company Ltd.	Delaware
13. CB&I Technology Inc.	Delaware
14. CBI Overseas, LLC	Delaware
15. A & B Builders, Ltd.	Texas
16. Constructors International, L.L.C.	Delaware
17. HBI Holdings, LLC	Delaware
18. Howe-Baker International, L.L.C.	Delaware
19. Howe-Baker Engineers, Ltd.	Texas
20. Howe-Baker Holdings, L.L.C.	Delaware
21. Howe-Baker Management, L.L.C.	Delaware
22. Howe-Baker International Management, LLC	Delaware
23. Matrix Engineering, Ltd.	Texas
24. Matrix Management Services, LLC	Delaware
25. Oceanic Contractors, Inc.	Delaware
26. CBI Venezolana, S.A.	Venezuela
27. CBI Montajes de Chile Limitada	Chile
28. Horton CBI, Limited	Canada
29. CB&I Europe B.V.	Netherlands
30. CBI Eastern Anstalt	Liechtenstein
31. CB&I Power Company B.V.	Netherlands
32. CBI Constructors Pty Ltd	Australia
33. CBI Engineering and Construction Consultant (Shanghai) Co. Ltd.	Shanghai
34. CBI (Philippines), Inc.	Philippines
35. CBI Nederland B.V.	Netherlands
36. CB&I Constructors Limited	United Kingdom
37. CB&I Holdings (U.K.) Limited	United Kingdom
38. CB&I UK Limited	United Kingdom
39. Arabian Gulf Material Supply Company, Ltd.	Cayman Islands
40. CB&I (Nigeria) Limited	Nigeria
41. Pacific Rim Material Supply Company, Ltd.	Cayman Islands

42. Southern Tropic Material Supply Company, Ltd.	Cayman Islands
43. Lummus Technology Heat Transfer B.V.	Netherlands
44. Lealand Finance Company B.V.	Netherlands
45. CB&I Singapore PTE Ltd.	Singapore
46. CB&I Oil & Gas Europe B.V.	Netherlands
47. CBI Colombiana S.A.	Colombia
48. Chicago Bridge & Iron (Antilles) N.V.	Curaçao
49. Woodlands International Insurance Company	Ireland
50. Lummus Novolen Technology GmbH	Germany
51. CB&I Lummus GmbH	Germany
52. CB&I Technology International Corporation	Delaware
53. CB&I Technology Ventures, Inc.	Delaware
54. CB&I Technology Overseas Corporation	Delaware
55. CB&I Malta Limited	Malta
56. Lutech Resources Limited	United Kingdom
57. Netherlands Operating Company B.V.	Netherlands
58. CB&I s.r.o.	Czech Republic
59. CBI Peruana S.A.C.	Peru
60. CBI Hungary Holding Limited Liability Company	Hungary
61. Catalytic Distillation Technologies	Texas
62. CB&I Tyler Company	Delaware
63. CB&I Finance Company Limited	Ireland
64. Shaw Alloy Piping Products, LLC	Louisiana
65. CB&I Walker LA, L.L.C.	Louisiana
66. The Shaw Group Inc.	Louisiana
67. CBI Overseas (Far East) Inc.	Delaware
68. CB&I North Carolina, Inc.	North Carolina
69. Lummus Gasification Technology Licensing Company	Delaware
70. CB&I Laurens, Inc.	South Carolina
71. Shaw SSS Fabricators, Inc.	Louisiana
72. Chicago Bridge & Iron Company (Netherlands), LLC	Delaware
73. CBI US Holding Company Inc.	Delaware
74. CBI HoldCo Two Inc.	Delaware
75. CBI Company BV	Netherlands
76. CB&I Holdco, LLC	Louisiana
77. New BV2*	Netherlands
78. CBI UK Cayman Acquisition Ltd.*	United Kingdom
79. CB&I International, Inc.*	Louisiana
80. CB&I Fabrication, LLC*	Louisiana
81. Arabian CBI Ltd*	Saudi Arabia
82. Arabian CBI Tank Manufacturing Company Inc.*	Saudi Arabia
83. CB&I Clearfield, Inc.*	Delaware
84. CB&I El Dorado, Inc.*	Arkansas
85. CB&I Lake Charles, LLC*	Louisiana

*	To be added as a Subsidiary Guarantor thirty (30) days post-closing.